Exhibit 4.6

EXECUTION VERSION

SMART ABS SERIES 2013-2US TRUST

SERIES SUPPLEMENT

MACQUARIE LEASING PTY LIMITED

ABN 38 002 674 982

MACQUARIE BANK LIMITED

ABN 46 008 583 542

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

THIS SERIES SUPPLEMENT is made at Sydney on 6 May 2013

PARTIES:

(1)	MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982 of Level 1, 1 Martin Place, Sydney, NSW 2000 (MLPL, the Seller and hereinafter included in the expression the Servicer).

(2)	MACQUARIE BANK LIMITED ABN 46 008 583 542 of Level 1, 1 Martin Place, Sydney, NSW 2000 (MBL).

(3)	MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443 of Level 1, 1 Martin Place, Sydney, NSW 2000 (hereinafter included in the expression the Manager).

(4)

PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 in its capacity as trustee of the Series Trust of Level 12, Angel Place, 123 Pitt Street, Sydney, NSW 2000 (hereinafter included in the expression the Trustee).

BACKGROUND:

(A)	This Deed relates to the SMART ABS Series 2013-2US Trust constituted pursuant to the Master Trust Deed and the Trust Creation Deed.

(B)	In accordance with the Master Trust Deed, this Deed includes, amongst other things, the terms upon which:

(a)	the Trustee may purchase SMART Receivable Rights from the Seller and/or from the Trustee as trustee of a Disposing Trust; and

(b)	the Trustee may issue Notes to fund such purchase.

(C)	The Trustee has agreed to act as trustee of the Series Trust and the Seller Trust on the terms and conditions of this Deed, the Trust Creation Deed and the Master Trust Deed.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the contrary intention appears:

A$ and Australian dollars means the lawful currency for the time being of the Commonwealth of Australia.

A$ Class A-1 Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA1FA	=	the A$ Class A-1 Floating Amount for the Interest Period;

CAPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-1 Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-1 Notes on that day);

CAR	=	the A$ Class A-1 Rate for the Interest Period; and

N	=	the number of days in the Interest Period.

A$ Class A-1 Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-1 Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-1 Notes.

A$ Class A-1 Principal in relation to a Distribution Date means the aggregate of the amounts allocated pursuant to Clauses 9.2(a) and 9.3(a)(i)(A) on that Distribution Date.

A$ Class A-1 Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-1 Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-1 Margin.

A$ Class A-2a Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA2aFA	=	the A$ Class A-2a Floating Amount for the Interest Period;

CA2aPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-2a Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-2a Notes on that day);

CA2aR	=	the A$ Class A-2a Rate for the Interest Period; and

N	=	the number of days in the Interest Period.

A$ Class A-2a Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-2a Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-2a Notes.

A$ Class A-2a Principal in relation to a Distribution Date means the aggregate of the amounts allocated to the Class A-2a Notes pursuant to Clauses 9.2(b)(i) and 9.3(a)(i)(B) on that Distribution Date.

A$ Class A-2a Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-2a Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-2a Margin.

A$ Class A-2b Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA2bFA	=	the A$ Class A-2b Floating Amount for the Interest Period;

CA2bPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-2b Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-2b Notes on that day);

CA2bR	=	the A$ Class A-2b Rate for the Interest Period; and

N	=	the number of days in the Interest Period.

A$ Class A-2b Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-2b Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-2b Notes.

A$ Class A-2b Principal in relation to a Distribution Date means the aggregate of the amounts allocated to the Class A-2b Notes pursuant to Clauses 9.2(b)(ii) and 9.3(a)(i)(B) on that Distribution Date.

A$ Class A-2b Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-2b Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-2b Margin.

A$ Class A-3a Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA3aFA	=	the A$ Class A-3a Floating Amount for the Interest Period;

CA3aPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-3a Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-3a Notes on that day);

CA3aR	=	the A$ Class A-3a Rate for the Interest Period; and

N	=	the number of days in the Interest Period.

A$ Class A-3a Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-3a Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-3a Notes.

A$ Class A-3a Principal in relation to a Distribution Date means the aggregate of the amounts allocated to the Class A-3a Notes pursuant to Clauses 9.2(c)(i) and 9.3(a)(i)(C) on that Distribution Date.

A$ Class A-3a Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-3a Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-3a Margin.

A$ Class A-3b Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA3bFA	=	the A$ Class A-3b Floating Amount for the Interest Period;

CA3bPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-3b Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-3b Notes on that day);

CA3bR	=	the A$ Class A-3b Rate for the Interest Period; and

N	=	the number of days in the Interest Period.

A$ Class A-3b Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-3b Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-3b Notes.

A$ Class A-3b Principal in relation to a Distribution Date means the aggregate of the amounts allocated to the Class A-3b Notes pursuant to Clauses 9.2(c)(ii) and 9.3(a)(i)(C) on that Distribution Date.

A$ Class A-3b Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-3b Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-3b Margin.

A$ Class A-4a Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA4aFA	=	the A$ Class A-4a Floating Amount for the Interest Period;

CA4aPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-4a Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-4a Notes on that day);

CA4aR	=	the A$ Class A-4a Rate for the Interest Period; and

N	=	the actual number of days in the Interest Period.

A$ Class A-4a Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-4a Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-4a Notes.

A$ Class A-4a Principal in relation to a Distribution Date means the aggregate of the amounts allocated to the Class A-4a Notes pursuant to Clauses 9.2(d)(i) and 9.3(a)(i)(D) on that Distribution Date.

A$ Class A-4a Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-4a Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-4a Margin.

A$ Class A-4b Floating Amount in relation to a Distribution Date and the Interest Period ending on that Distribution Date means an amount calculated as follows:

where:

CA4bFA	=	the A$ Class A-4b Floating Amount for the Interest Period;

CA4bPA	=

the A$ Equivalent of the aggregate Invested Amounts of the Class A-4b Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of the Class A-4b Notes on that day);

CA4bR	=	the A$ Class A-4b Rate for the Interest Period; and

N	=	the number of days in the Interest Period.

A$ Class A-4b Margin has the same meaning as the “Spread” specified in the Currency Swap in relation to the Class A-4b Notes for the purposes of calculating the A$ floating amounts payable by the Trustee under the Currency Swap in relation to the Class A-4b Notes.

A$ Class A-4b Principal in relation to a Distribution Date means the aggregate of the amounts allocated to the Class A-4b Notes pursuant to Clauses 9.2(d)(ii) and 9.3(a)(i)(D) on that Distribution Date.

A$ Class A-4b Rate in relation to an Interest Period means the aggregate of:

(a)

the “Floating Rate Option” specified in the Currency Swap in relation to the Class A-4b Notes for the purposes of calculating A$ floating amounts payable by the Trustee on the Distribution Date at the end of that Interest Period; and

(b)	the A$ Class A-4b Margin.

A$ Equivalent means in relation to an amount which is calculated, determined or expressed in a Foreign Currency or which includes a component determined or expressed in a Foreign Currency, that Foreign Currency amount or Foreign Currency component (as the case may be) multiplied by the relevant A$ Exchange Rate.

A$ Exchange Rate in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes or the Class A-4b Notes, means the “A$ Exchange Rate” specified in the confirmation for the Currency Swap in relation to that Sub-Class of Notes.

A$ Note means a Note issued as a registered debt security denominated in A$ in accordance with Clause 4 of this Deed and includes the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes.

A$ Noteholder means a Noteholder of an A$ Note.

A$ Note Interest Rate in relation to an A$ Note and an Interest Period in relation to that A$ Note means the aggregate of:

(a)	BBSW for that Interest Period; and

(b)	the Margin for that A$ Note.

Adjusted Collateralised Amount in relation to:

(a)	the Class A-1 Notes or a Class A-1 Note means, at any given time, the A$ Equivalent of the Collateralised Amount of those Class A-1 Notes or that Class A-1 Note at that time;

(b)

the Class A-2 Notes, a Sub-Class of the Class A-2 Notes or a Class A-2 Note means, at any given time, the A$ Equivalent of the Collateralised Amount of those Class A-2 Notes, that Sub-Class of Class A-2 Notes or that Class A-2 Note at that time;

(c)

the Class A-3 Notes, a Sub-Class of the Class A-3 Notes or a Class A-3 Note means, at any given time, the A$ Equivalent of the Collateralised Amount of those Class A-3 Notes, that Sub-Class of Class A-3 Notes or that Class A-3 Note at that time; and

(d)

the Class A-4 Notes, a Sub-Class of Class A-4 Notes or a Class A-4 Note means, at any given time, the A$ Equivalent of the Collateralised Amount of those Class A-4 Notes, that Sub-Class of Class A-4 Notes or that Class A-4 Note at that time.

Adjusted Invested Amount in relation to:

(a)	the Class A-1 Notes or a Class A-1 Note means, at any given time, the A$ Equivalent of the Invested Amount of those Class A-1 Notes or that Class A-1 Note at that time;

(b)

the Class A-2 Notes, a Sub-Class of the Class A-2 Notes or a Class A-2 Note means, at any given time, the A$ Equivalent of the Invested Amount of those Class A-2 Notes, that Sub-Class of Class A-2 Notes or that Class A-2 Note at that time;

(c)

the Class A-3 Notes, a Sub-Class of the Class A-3 Notes or a Class A-3 Note means, at any given time, the A$ Equivalent of the Invested Amount of those Class A-3 Notes, that Sub-Class of Class A-3 Notes or that Class A-3 Note at that time; and

(d)

the Class A-4 Notes, a Sub-Class of Class A-4 Notes or a Class A-4 Note means, at any given time, the A$ Equivalent of the Invested Amount of those Class A-4 Notes, that Sub-Class of Class A-4 Notes or that Class A-4 Note at that time.

Adverse Effect means an event which materially and adversely affects the amount of any payment to be made to any Investor (to the extent that it affects any Investor other than the Seller and any Related Body Corporate of the Seller) or materially and adversely affects the timing of such payment.

Agency Agreement means the Agency Agreement dated on or after the date of this Deed between the Trustee, the Manager, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank.

Agent has the same meaning as in the Agency Agreement.

Agent Bank means the Bank of New York Mellon, or any replacement Agent Bank appointed under the Agency Agreement.

Arranger means J.P. Morgan Securities LLC.

Arrears Days in relation to a SMART Receivable means the number of days that the SMART Receivable is in arrears (if any) calculated in accordance with the Operations Manual.

Authorised Short-Term Investments means:

(a)	bonds, debentures or treasury bills issued by or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth of Australia;

(b)	deposits with, or certificates of deposit issued by, a bank;

(c)

bills of exchange, which at the time of acquisition have a maturity date of not more than 200 days and which have been accepted, drawn on or endorsed by a bank and provide a right of recourse against that bank by a holder in due course who purchases them for value; or

(d)

debentures of any public statutory body constituted under the laws of the Commonwealth of Australia or any State of the Commonwealth where the repayment of the principal secured and the interest payable on that principal is guaranteed by the Commonwealth or the State, in each case held at or through an Eligible Depository, in the name of the Trustee or its nominee and denominated in Australian dollars.

Available Income in relation to a Monthly Period means the aggregate of:

(a)	the Income Collections in relation to that Monthly Period;

(b)	the Principal Draw in relation to the Determination Date immediately following the end of that Monthly Period;

(c)	the Liquidity Reserve Draw in relation to the Determination Date immediately following the end of that Monthly Period; and

(d)	the Liquidity Reserve Balance Excess (if any) in relation to the Distribution Date immediately following the end of that Monthly Period.

BBSW in relation to an Interest Period for a Class of A$ Notes means the rate determined by the Calculation Agent (as defined in the Fixed Rate Swap Agreement) to be the AUD-BBR-BBSW applicable under the Fixed Rate Swap to the Calculation Period (as defined in the Fixed Rate Swap Agreement) corresponding to that Interest Period.

Business Day means (except where expressly provided otherwise) any day on which banks are open for business in Sydney, Melbourne, New York City and London, other than a Saturday, a Sunday or a public holiday in Sydney, Melbourne, New York City or London.

Capital Unit has the same meaning as in the Trust Creation Deed.

Capital Unitholder has the same meaning as in the Trust Creation Deed.

Charge-Off means a Class A Charge-Off, a Class B Charge-Off, a Class C Charge-Off, a Class D Charge-Off, a Class E Charge-Off or a Seller Charge-Off.

Class means depending upon the context the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and/or the Seller Notes.

Class A Charge-Off in relation to the Class A Notes, a Sub-Class of the Class A Notes or a Class A Note means all amounts charged off against the Collateralised Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes pursuant to Clause 11.1(f).

Class A Note means a Note forming part of the Class of Notes described in Clause 4.2 as a Class A Note and issued pursuant to Clause 4.1.

Class A Noteholder means a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder and a Class A-4 Noteholder.

Class A-1 Note means a Note forming part of the Sub-Class of Notes described in Clause 4.2 as a Class A-1 Note and issued pursuant to Clause 4.1.

Class A-1 Noteholder has the same meaning as in the US$ Note Trust Deed.

Class A-2 Note means a Note forming part of the Sub-Class of Notes described in Clause 4.2 as a Class A-2 Note and issued pursuant to Clause 4.1.

Class A-2 Noteholder has the same meaning as in the US$ Note Trust Deed.

Class A-3 Note means a Note forming part of the Sub-Class of Notes described in Clause 4.2 as a Class A-3 Note and issued pursuant to Clause 4.1.

Class A-3 Noteholder has the same meaning as in the US$ Note Trust Deed.

Class A-4 Note means a Note forming part of the Sub-Class of Notes described in Clause 4.2 as a Class A-4 Note and issued pursuant to Clause 4.1.

Class A-4 Noteholder has the same meaning as in the US$ Note Trust Deed.

Class B Charge-Off in relation to the Class B Notes means any amount charged off against the Collateralised Amount of the Class B Notes pursuant to Clause 11.1(e).

Class B Interest in relation to a Distribution Date means the aggregate of the interest payments to be made in respect of the Class B Notes on that Distribution Date in accordance with Clause 4.4.

Class B Note means a Note forming part of the Class of Notes described in Clause 4.2 as a Class B Note and issued pursuant to Clause 4.1.

Class B Noteholder means a Noteholder of a Class B Note.

Class C Charge-Off in relation to the Class C Notes means any amount charged off against the Collateralised Amount of the Class C Notes pursuant to Clause 11.1(d).

Class C Interest in relation to a Distribution Date means the aggregate of the interest payments to be made in respect of the Class C Notes on that Distribution Date in accordance with Clause 4.4.

Class C Note means a Note forming part of the Class of Notes described in Clause 4.2 as a Class C Note and issued pursuant to Clause 4.1.

Class C Noteholder means a Noteholder of a Class C Note.

Class D Charge-Off in relation to the Class D Notes means any amount charged off against the Collateralised Amount of the Class D Notes pursuant to Clause 11.1(c).

Class D Interest in relation to a Distribution Date means the aggregate of the interest payments to be made in respect of the Class D Notes on that Distribution Date in accordance with Clause 4.4.

Class D Note means a Note forming part of the Class of Notes described in Clause 4.2 as a Class D Note and issued pursuant to Clause 4.1.

Class D Noteholder means a Noteholder of a Class D Note.

Class E Charge-Off in relation to the Class E Notes means any amount charged off against the Collateralised Amount of the Class E Notes pursuant to Clause 11.1(b).

Class E Interest in relation to a Distribution Date means the aggregate of the interest payments to be made in respect of the Class E Notes on that Distribution Date in accordance with Clause 4.4.

Class E Note means a Note forming part of the Class of Notes described in Clause 4.2 as a Class E Note and issued pursuant to Clause 4.1.

Class E Noteholder means a Noteholder of a Class E Note.

Clean-Up Offer means the offer by the Trustee to extinguish in favour of the Seller its entire right, title and interest in the SMART Receivables in return for the payment by the Seller of the Clean-Up Settlement Price in accordance with Clause 14.

Clean-Up Percentage means 10%.

Clean-Up Settlement Date means the Distribution Date nominated by the Seller pursuant to Clause 14.3.

Clean-Up Settlement Price means the amount calculated in accordance with Clause 14.4.

Closing Date means in relation to a Letter of Offer (if any) in the form of:

(a)	Schedule 1 of the Master Sale and Servicing Deed, the date specified in that Letter of Offer to be the Closing Date; or

(b)	a Transfer Proposal, the date specified in that Letter of Offer to be the Assignment Date,

or in each case such other date as the Manager may notify the Trustee, the Seller and Arranger (if applicable) in accordance with that Letter of Offer.

Collateral Security means in respect of a SMART Receivable:

(a)	any:

(i)	Security Interest; or

(ii)	guarantee, indemnity or other assurance,

which secures or otherwise provides for the repayment or payment of that SMART Receivable but does not include a Mortgage relating to that SMART Receivable; and

(b)	any Insurance Policy (both present and future) in respect of any Mortgage, Collateral Security or Retained Title Rights in relation to that SMART Receivable.

A Collateral Security referred to in paragraph (a) may be given under the same document that evidences the SMART Receivable to which that Collateral Security relates.

Collateralised Amount means:

(a)

in relation to a Note, Class of Notes or Sub-Class of Notes at any given time which is not on a Determination Date, the then aggregate Invested Amount for that Note, Class of Notes or Sub-Class of Notes (as the case may be) less the aggregate amount of Charge-Offs in respect of that Note, Class of Notes or Sub-Class of Notes (as the case may be and, in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the US$ Equivalent of the amount of such Charge-Off) pursuant to this Deed or, in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the US$ Note Conditions, made on prior Distribution Dates and remaining unreimbursed; and

(b)	in relation to a Note, Class of Notes or Sub-Class of Notes (as the case may be) on a Determination Date, the amount calculated below:

SA = A + B - C

Where:

SA = the Collateralised Amount of that Note, Class of Notes or Sub-Class of Notes (as the case may be) on that Determination Date;

A = the amount calculated pursuant to paragraph (a) in respect of that Note, Class of Notes or Sub-Class of Notes (assuming the reference to “which is not a Determination Date” does not apply);

B = the amount determined by the Manager on that Determination Date to be allocated from Available Income in accordance with Clauses 10.1(l) and (p) and Clauses 10.2(c) and (d) on the next following Distribution Date to reimburse any unreimbursed Charge-Offs in respect of that Note, Class of Notes or Sub-Class of Notes (and, in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the US$ Equivalent of such amounts); and

C = the amount determined by the Manager on that Determination Date to be charged-off in respect of that Note, Class of Notes or Sub-Class of Notes in accordance with Clause 11.1 on the next following Distribution Date (and, in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the US$ Equivalent of such amounts).

Collections in relation to a given period means the aggregate of the following amounts (without double counting) in respect of the SMART Receivables then forming part of the Assets of the Series Trust:

(a)	A less the sum of (B + C) where:

A =

the sum of amounts for which a credit entry is made during the period to the accounts established in the Servicer’s records for those SMART Receivables (but excluding any Adjustment Advances to be paid to a Disposing Trust on the Closing Date);

B =

amounts for which a credit entry is made to the accounts established in the Servicer’s records for those SMART Receivables which relates to any Defaulted Amount on those SMART Receivables during the period; and

C =

reversals made during the period to the accounts established in the Servicer’s records in respect of those SMART Receivables where the original credit entry (or part thereof) was made in error or was made but subsequently reversed due to funds not being cleared;

(b)	any Recoveries received by the Servicer in relation to those SMART Receivables during the period (less any reversals made during the period in respect of Recoveries where the original credit entry (or part thereof) was in error or was made but subsequently reversed due to funds not being cleared);

(c)	any amounts received by the Trustee pursuant to clause 6.6 of the Master Sale and Servicing Deed in respect of the period;

(d)	any amounts reasonably expected by the Manager to be received by the Trustee pursuant to Clause 14.5 on the Distribution Date immediately following that period;

(e)	any amounts received by the Trustee pursuant to clauses 3.10(b), 3.16(b) or 6.10 of the Master Sale and Servicing Deed in respect of the period;

(f)	any damages received by the Trustee in the period other than as described in paragraphs (c) and (e) above;

(g)	any amounts received by the Trustee in the period pursuant to Clause 15.9(c);

(h)

in respect of the first Monthly Period only, the A$ Equivalent of any note proceeds in respect of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and any note proceeds in relation to the A$ Notes received by the Trustee during the period which are not used on the Closing Date to acquire SMART Receivable Rights;

(i)	any insurance proceeds received during the period by the Servicer or the Trustee in accordance with any Insurance Policy;

(j)	any Transfer Amount (or part thereof) received by the Trustee pursuant to clause 16 of the Master Sale and Servicing Deed and Clause 14.10 of this Deed where the Series Trust is a Disposing Trust; and

(k)

any other amount received by the Trustee in the period (excluding any Collections referred to in the preceding paragraphs, any amount drawn from the Liquidity Reserve Balance pursuant to Clause 10.4(e), any collateral or prepayment under any Fixed Rate Swap Agreement or Currency Swap Agreement and any US$ amount received by the Trustee from the Currency Swap Provider under a Currency Swap where such amount has been or is to be paid directly by the Currency Swap Provider to the Principal Paying Agent for the US$ Notes),

less any amount debited during the period to the accounts established in the Servicer’s records for those SMART Receivables representing fees or charges imposed by any Governmental Agency, bank accounts debits tax or similar tax or duty imposed by any Governmental Agency (including any tax or duty in respect of payments or receipts to or from bank or other accounts), insurance premiums paid by the Servicer or any Obligor Taxes.

Collections Account means:

(a)	the account established and maintained pursuant to Clause 13.1 or any new account established as the Collections Account under Clause 13.3; and

(b)	any other account opened by the Trustee pursuant to Clause 13.7.

Credit Support Percentage in relation to a Class of Notes on any date means the proportion of the aggregate Collateralised Amount of all Classes of Notes which rank below that Class of Notes (determined by reference to the order of priority of enforcement as set out in the General Security Deed) to the Total Collateralised Amount of the Notes as at that date, expressed as a percentage.

Currency Swap means the currency swap entered into:

(a)

in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes, substantially on the terms of Annexure 1 of the Currency Swap Agreement (within the meaning of paragraph (a) of the definition of that term); and

(b)

in relation to the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes, substantially on the terms of Annexure 2 of the Currency Swap Agreement (within the meaning of paragraph (a) of the definition of that term), or, in relation to any Class A Note, on the terms of any other Currency Swap Agreement (within the meaning of paragraph (b) of the definition of that term) provided the Manager has issued a Rating Notification in relation to the entering into of that other Currency Swap Agreement.

Currency Swap Agreement means:

(a)

the ISDA Master Agreement dated on or about the date of this Deed to which the Trustee, the Manager and Australia and New Zealand Banking Group Limited ABN 11 005 357 522 are a party and which sets out the terms and conditions for each Currency Swap, as amended and supplemented from time to time; and/or

(b)

any agreement in the form (with agreed amendments) of an ISDA Master Agreement to which the Trustee and the Manager are a party where such agreement is in substitution (in whole or part) of an existing Currency Swap Agreement, which, in each case, is satisfactory to the Manager and to the Trustee and where, in relation to the entering into of the agreement referred to in paragraph (b), the Manager has issued a Rating Notification.

Currency Swap Provider at any time means the person specified as “Party A” under the Currency Swaps at that time which will, initially, be Australia and New Zealand Banking Group Limited ABN 11 005 357 522.

Currency Swap Provider Event of Default means an Event of Default or a Termination Event (in either case, as defined in the relevant Currency Swap Agreement) in relation to the Currency Swap Provider under a Currency Swap Agreement.

Custodian Fee means the fee agreed by MLPL, the Manager and the Trustee in accordance with Clause 6.5.

Deed of Assumption means the Deed of Assumption dated 27 February 2007 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ACN 000 001 007.

Defaulted Amount in relation to a Monthly Period means the aggregate amount of any SMART Receivables which have been written off by the Servicer as uncollectible in accordance with clause 3.12 of the Master Sale and Servicing Deed during that Monthly Period.

Defaulted Amount Insufficiency has the meaning ascribed to it in Clause 11.1.

Determination Date means the day which is three Business Days before each Distribution Date.

Distribution Date means the 14th day of each month (or if such a day is not a Business Day, the next Business Day). The first Distribution Date is 14 June 2013 (or if that is not a Business Day, the next Business Day).

DTC means The Depository Trust Company.

Eligibility Criteria has the meaning set out in Schedule 1.

Eligible Depository means:

(a)

for the purposes of determining the entity with which the Collections Account may be established and maintained under Clause 13, a financial institution which has been assigned to it a short term credit rating equal to or higher than F1 by Fitch Ratings and P-1 by Moody’s and a long term credit rating equal to or higher than A by Fitch Ratings and includes MBL to the extent that it is rated in this manner; and

(b)

otherwise, a financial institution which has assigned to it a short term credit rating equal to or higher than F1 by Fitch Ratings and P-1 by Moody’s and a long term credit rating equal to or higher than A by Fitch Ratings and includes MBL to the extent that it is rated in this manner.

Exchange Act means the Securities Exchange Act of 1934 of the United States of America, as amended.

Extraordinary Expenses in relation to a Monthly Period means any out-of-pocket expenses incurred by the Trustee in respect of that Monthly Period which are not Required Payment Amounts for that Monthly Period.

Fair Market Value in relation to a SMART Receivable means the fair market price for the purchase of that SMART Receivable as agreed between the Manager and the Seller (or, in the absence of agreement, determined by the Seller’s external auditors) and which reflects the performance status, underlying nature and franchise value of that SMART Receivable. If the price offered to the Trustee in respect of a SMART Receivable is equal to, or more than, the principal balance plus accrued interest in respect of that SMART Receivable, the Trustee is entitled to assume that this price represents the Fair Market Value in respect of that SMART Receivable.

Finance Charges in relation to a given period means the aggregate of the following amounts (without double counting) in respect of the SMART Receivables then forming part of the Assets of the Series Trust:

(a)	the aggregate of:

(i)

all debit entries representing interest (or in the case of a SMART Receivable which is a Hire Purchase Contract or a Lease Contract, interest and any amount of rent which the Servicer determines is in the nature of interest) or other charges or fees (which the Servicer has determined are in the nature of income) that have been charged during that period to the accounts established in the Servicer’s records for those SMART Receivables (but excluding any Adjustment Advances to be paid to a Disposing Trust on the Closing Date);

(ii)	subject to paragraph (iii), any Prepayment Break Costs charged in relation to those SMART Receivables during that or a prior period and received by the Servicer during that period; and

(iii)	any amounts received by the Servicer during that period from the enforcement of any Mortgage in relation to those SMART Receivables, where such amounts:

(A)	exceed the aggregate of the costs of enforcement of any such Mortgage and the interest and principal then outstanding on those SMART Receivables in respect of which the amounts are received; and

(B)	represent part or all of the Prepayment Break Costs charged during that or a prior period on those SMART Receivables in respect of which the amounts are received,

less the aggregate of any reversals made during that period in respect of interest or other charges in relation to any of the accounts established in the Servicer’s records for those SMART Receivables where the original debit entry (or part thereof) was in error;

(b)

any Recoveries received by the Servicer in relation to those SMART Receivables during that period (less any reversals made during the period in respect of Recoveries where the original debit entry (or part thereof) was in error);

(c)

any amounts reasonably expected by the Manager to be received by the Trustee pursuant to Clause 14.5 on the Distribution Date immediately following that period which represent amounts in respect of accrued but unpaid interest on those SMART Receivables in respect of that period;

(d)	any amounts received by the Trustee in that period where those amounts are to be treated as Finance Charges in accordance with Clause 16.6;

(e)	the amount of any Finance Charges corresponding to any amounts received by the Trustee in that period pursuant to Clause 15.9(c), as determined by the Manager in accordance with that Clause;

(f)	any Collections received by the Trustee or the Servicer during any period in which the aggregate of the Invested Amount of all Notes has been reduced to zero; and

(g)	any Adjustment Advance (or part thereof) received by the Trustee pursuant to clause 16.8 of the Master Sale and Servicing Deed where the Series Trust is a Disposing Trust,

less any amount debited during that period to the accounts established in the Servicer’s records for those SMART Receivables representing fees or charges imposed by any Governmental Agency, bank accounts debits tax or similar tax or duty imposed by any Governmental Agency (including tax or duty in respect of payments or receipts to or from bank or other accounts), insurance premiums paid by the Servicer or any Obligor Taxes.

Financial Year has the meaning ascribed to it in Clause 12.2(d).

Fitch Ratings means Fitch Australia Pty Limited ABN 93 081 339 184.

Fixed Rate Swap means any fixed rate swap entered into:

(a)

on the terms of the Fixed Rate Swap Agreement and which is dated on or after the date of this Deed and on or prior to the Closing Date between the Trustee, the Manager and Macquarie Bank Limited ABN 46 008 583 542; or

(b)

on the terms of any other Fixed Rate Swap Agreement that replaces that Fixed Rate Swap Agreement provided the Manager has issued a Rating Notification in relation to the entering into of that other Fixed Rate Swap Agreement.

Fixed Rate Swap Agreement means:

(a)

the ISDA Master Agreement dated on or about the date of this Deed to which the Trustee, the Manager and Macquarie Bank Limited ABN 46 008 583 542 as a Fixed Rate Swap Provider are a party and which sets out the terms and conditions for any Fixed Rate Swap; or

(b)

any agreement in the form (with agreed amendments) of an ISDA Master Agreement to which the Trustee and the Manager are a party where such agreement is in substitution (in whole or part) of an existing Fixed Rate Swap Agreement, which, in each case, is satisfactory to the Manager and to the Trustee and where, in relation to the entering into of the agreement referred to in paragraph (b), the Manager has issued a Rating Notification.

Fixed Rate Swap Provider at any time means the party which is “Party A” under the Fixed Rate Swap Agreement for the Fixed Rate Swap at that time.

Fixed Rate Swap Provider Event of Default means an Event of Default or a Termination Event (in either case, as defined in the relevant Fixed Rate Swap Agreement) in relation to the Fixed Rate Swap Provider under a Fixed Rate Swap Agreement.

Foreign Currency means the currency for the time being of any country other than Australia.

General Security Deed means the General Security Deed dated 23 April 2013 between the Trustee, the Manager, the US$ Note Trustee and the Security Trustee.

GST means the goods and services tax imposed pursuant to the GST Legislation.

GST Legislation means A New Tax System (Goods and Services Tax) Act 1999 (Cth) and any other related legislation or regulations.

GST Tax Change has the same meaning as in Clause 6.7(a).

Income Collections in relation to a Monthly Period and the Determination Date immediately following the end of that Monthly Period means the aggregate of the following (without double counting):

(a)	the lesser of:

(i)	Collections for that Monthly Period; and

(ii)	Finance Charges for that Monthly Period;

(b)	all income received in that Monthly Period in respect of Authorised Short-Term Investments;

(c)

the net amount (if any) receivable by the Trustee under any Currency Swap or Fixed Rate Swap in respect of the Interest Period ending on the Distribution Date immediately following the end of that Monthly Period (excluding any US$ amount receivable by the

Trustee from the Currency Swap Provider where such amount has been or is to be paid directly by the Currency Swap Provider to the Principal Paying Agent for the US$ Notes);

(d)

any interest income (or amounts in the nature of interest income) credited to the Collections Account during that Monthly Period or amounts in the nature of interest otherwise paid by the Servicer or the Manager in respect of Collections held by it;

(e)	any amount of input tax credits (as defined in the GST Legislation) received by the Trustee in that Monthly Period in respect of the Series Trust;

(f)	any amounts received by the Trustee in that period pursuant to Clause 15.9(c) and determined by the Manager to be received on account of Income Collections in accordance with that Clause; and

(g)

any other amount received by the Trustee in that Monthly Period (excluding any Income Collections referred to in the preceding paragraphs, any amount drawn from the Liquidity Reserve Balance pursuant to Clause 10.4(e), any collateral or prepayment under any Fixed Rate Swap Agreement or Currency Swap Agreement and any US$ amount received by the Trustee from the Currency Swap Provider under a Currency Swap where such amount has been or is to be paid directly by the Currency Swap Provider to the Principal Paying Agent for the US$ Notes) which the Manager determines is in the nature of income.

Income Unit has the same meaning as in the Trust Creation Deed.

Income Unit Amount means the amount available for payment to the Income Unitholder pursuant to Clauses 10.1(a) and 10.1(r).

Income Unitholder has the same meaning as in the Trust Creation Deed.

Initial Invested Amount in relation to:

(a)	a Class A-1 Note, a Class A-2 Note, a Class A-3 Note and a Class A-4 Note means US$100,000, or such other integral multiple thereof as set out in the US$ Note Conditions;

(b)	a Class B Note, a Class C Note, a Class D Note, a Class E Note or a Seller Note, means A$1,000 or such other amount as the Manager determines; and

(c)	a Class of Notes or Sub-Class of Notes means the aggregate initial principal amount of all Notes in that Class of Notes or Sub-Class of Notes (as the case may be) upon the issue of those Notes.

Interest Period means all of the following periods:

(a)	the first Interest Period commences on (and includes) the Closing Date and ends on (but excludes) the first Distribution Date;

(b)	subject to paragraph (c), each subsequent Interest Period commences on (and includes) a Distribution Date and ends on (but excludes) the next Distribution Date; and

(c)	the final Interest Period ends on (but excludes) the date on which interest ceases to accrue on the Notes pursuant to Clause 4.4(a).

Invested Amount in relation to a Note at any given time means the Initial Invested Amount for that Note less the aggregate amounts of payments previously made on account of principal to the

Noteholders of that Note in accordance with this Deed and, in relation to a Class A-1 Note, a Class A-2 Note, a Class A-3 Note and a Class A-4 Note, the US$ Note Conditions.

ISDA Master Agreement means the Multicurrency Cross-Border version of the 1992 ISDA Master Agreement published by the International Swap and Derivatives Association, Inc..

Letter of Offer means a notice from the Seller to the Trustee in or substantially in the form of Schedule 1 of the Master Sale and Servicing Deed and/or, except in relation to Clause 5.3, a Transfer Proposal.

Liquidity Reserve Account means the account with an Eligible Depository established by the Trustee pursuant to Clause 10.4(a) or any replacement Liquidity Reserve Account established pursuant to Clause 10.4(b).

Liquidity Reserve Balance means the amount determined by the Manager in accordance with Clause 10.4(d).

Liquidity Reserve Balance Excess means:

(a)

on any Determination Date other than the Determination Date immediately preceding the Distribution Date upon which the Notes are redeemed in accordance with Clauses 4.7 or 4.8, the amount (if any) by which the Liquidity Reserve Balance exceeds the Required Liquidity Reserve Balance, after taking into account any Liquidity Reserve Draw calculated on that Determination Date; and

(b)

on the Determination Date immediately preceding the Distribution Date upon which the Notes are redeemed in accordance with Clauses 4.7 or 4.8, the Liquidity Reserve Balance after the deduction of any Liquidity Reserve Draw with respect to that Determination Date or after any allocation to the Liquidity Reserve Balance under Clause 10.1(e) on that Distribution Date.

Liquidity Reserve Draw means in relation to a Determination Date an amount equal to the lesser of:

(a)	the Liquidity Shortfall in relation to that Determination Date (or zero if there is no Liquidity Shortfall in relation to that Determination Date); and

(b)	the Liquidity Reserve Balance as at that Determination Date.

Liquidity Shortfall in relation to a Determination Date means the amount (if any) by which the Income Collections for the Monthly Period just ended are insufficient to meet the Required Payment Amounts in relation to that Monthly Period.

Management Fee means the fee payable to the Manager on each Distribution Date calculated in accordance with Clause 6.1.

Manager means Macquarie Securities Management Pty Limited ABN 26 003 435 443, or if Macquarie Securities Management Pty Limited ABN 26 003 435 443 retires or is removed as Manager of the Series Trusts (as defined in the Master Trust Deed), any then Substitute Manager and includes the Trustee when acting as the Manager of the Series Trusts in accordance with the terms of the Master Trust Deed.

Margin means in relation to:

(a)	a Class A-2b Note, a Class A-3b Note or a Class A-4b Note, the “Margin” in relation to that Note specified in the US$ Note Conditions;

(b)

a Class B Note, a Class C Note, a Class D Note, a Class E Note or a Seller Note, the percentage per annum specified by the Manager in accordance with Clause 4.3(c) provided that, if in relation to any Class of A$ Note no percentage per annum is so specified, the Margin in respect of that Class of A$ Note will be 0.00% per annum.

Master Sale and Servicing Deed means the Master Sale and Servicing Deed dated 27 February 2007 between the Trustee, the Manager and the Seller, as amended and supplemented from time to time.

Master Security Trust Deed means the Master Security Trust Deed dated 27 February 2007 between the Trustee, the Manager and the Security Trustee, as amended and supplemented from time to time.

Master Trust Deed means the Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ACN 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time.

Maturity Date means in relation to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes, the Distribution Date occurring in May 2020.

Monthly Period means each of the following periods:

(a)

the first Monthly Period commences on (and includes) the Cut-Off Date and ends on (and includes) the last day of the calendar month prior to the calendar month in which the first Distribution Date occurs;

(b)

subject to paragraph (c), each subsequent Monthly Period commences on (and includes) the first day after the last day of the preceding Monthly Period and ends on (and includes) the last day of the calendar month following the calendar month in which the previous Monthly Period ended; and

(c)	the final Monthly Period ends on (but excludes) the Termination Payment Date for the Series Trust.

Moody’s means Moody’s Investors Service Pty Ltd ABN 61 003 399 657.

Net Collections in relation to a Monthly Period means the Collections for that Monthly Period less the Principal Draw (if any) in relation to the Determination Date immediately following the end of that Monthly Period.

Net Trust Income in relation to any Financial Year means the amount determined by the Manager under Clause 12.2(a) for that Financial Year.

Note means a Note issued or to be issued, as the context requires, by the Trustee as trustee of the Series Trust as contemplated by Clause 4.

Note Factor in relation to a Class of Notes or Sub-Class of Notes at a given time means a percentage (rounded to the nearest 7 decimal places) calculated as follows:

where:

NF	=	the Note Factor in relation to that Class of Notes or Sub-Class of Notes;

A	=	the Collateralised Amount of that Class of Notes or Sub-Class of Notes on the last day of the just ended Monthly Period; and

B	=	the Collateralised Amount of that Class of Notes or Sub-Class of Notes at the Closing Date.

Noteholder Report means a report produced by the Manager in the form of Schedule 5 in accordance with Clause 16.3(c)(i), containing, amongst other things, the Pool Performance Data.

Note Transfer means the Note Transfer as described in Clause 16.8(b).

Obligor in relation to a SMART Receivable means the person or persons obliged to make payments under that SMART Receivable and includes, where the context requires, the grantor of the Security Interest in relation to that SMART Receivable.

Obligor Taxes means any amounts received by the Seller or the Servicer from an Obligor in respect of hiring duty, rental business duty, credit business duty or any GST in relation to a SMART Receivable.

Paying Agent has the same meaning as in the Agency Agreement.

Pool Performance Data has the meaning given to that term in Schedule 4.

Principal Collections in relation to a Monthly Period means the amount which is either:

(a)	zero, where the Finance Charges for that Monthly Period exceed the Net Collections for that Monthly Period; or

(b)	in all other cases, the Net Collections for that Monthly Period less the Finance Charges for that Monthly Period.

Principal Draw in relation to a Determination Date means an amount equal to the lesser of:

(a)

the Liquidity Shortfall in relation to that Determination Date less the Liquidity Reserve Draw in relation to that Determination Date (or zero if there is no Liquidity Shortfall in relation to that Determination Date); and

(b)

where the Collections for the Monthly Period just ended exceed the Finance Charges for that Monthly Period, the amount of such excess or, where the Finance Charges for the Monthly Period just ended equal or exceed the Collections for that Monthly Period, zero.

Principal Paying Agent has the same meaning as in the Agency Agreement.

Privacy Act means the Privacy Act 1988 (Commonwealth).

The Pro Rata Paydown Test is satisfied at any time on a Distribution Date if:

(a)

the Subordination Percentage at that time (after any application of Total Principal Collections prior to that Distribution Date and prior to that time on that Distribution Date) is greater than or equal to 18.9%; and

(b)

the Total Collateralised Amount on the immediately preceding Determination Date when expressed as a percentage of the aggregate of the Initial Invested Amount of the A$ Notes and the A$ Equivalent of the Initial Invested Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes is greater than 10%.

Otherwise the Pro Rata Paydown Test is not satisfied at that time.

Rating Agencies means Fitch Ratings and Moody’s.

Recoveries in relation to a SMART Receivable means all amounts recovered in respect of the principal of that SMART Receivable that was part (or the whole) of a Defaulted Amount.

Redirected Liquidity Reserve Balance Excess means on any Distribution Date the aggregate of all Liquidity Reserve Balance Excess previously applied in accordance with Clause 10.2 less the aggregate of any amounts previously paid to MBL pursuant to Clause 10.1(q) or Clause 10.2(e) (including any such amounts to be paid to MBL pursuant to Clause 10.2(e) on that Distribution Date).

Regulation AB means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Regulation AB Compliance Agreement means the Regulation AB Compliance Agreement dated on or about the date of this Deed between, amongst others, the Trustee, the US$ Note Trustee, the Manager, MLPL, the Currency Swap Provider and the Fixed Rate Swap Provider.

Relevant Parties means each of the Manager, the Seller, the Servicer, each Currency Swap Provider, each Fixed Rate Swap Provider, the Standby Guarantor (if any), the Agent Bank, each Paying Agent, the US$ Note Registrar and the US$ Note Trustee.

Required Credit Rating has the meaning set out in Clause 16.1(a).

Required Liquidity Reserve Balance means on the Closing Date or any Determination Date:

(a)	unless paragraph (b) applies, the greater of:

(i)

1% of the aggregate of the A$ Equivalent of the Invested Amount of the US$ Notes and the Invested Amount of the A$ Notes on that day (as determined following application of Total Principal Collections, other than any Liquidity Reserve Balance Excess which is to be applied as Total Principal Collections, on the next Distribution Date); or

(ii)	A$300,000; or

(b)	if the Notes have been redeemed in accordance with Clauses 4.7 or 4.8, zero.

Required Payment Amounts means, on any Determination Date in respect of a Monthly Period:

(a)	if:

(i)

the Invested Amount of the Class E Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of the Class E Notes made on that Distribution Date); and

(ii)	there are no unreimbursed Class E Charge-Offs,

the aggregate of the amounts referred to in Clauses 10.1(b) to (i) (inclusive) for that Monthly Period;

(b)	if paragraph (a) does not apply, and:

(i)

the Invested Amount of the Class D Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of the Class D Notes made on that Distribution Date); and

(ii)	there are no unreimbursed Class D Charge-Offs,

the aggregate of the amounts referred to in Clauses 10.1(b) to (h) (inclusive) for that Monthly Period;

(c)	if neither paragraph (a) nor (b) applies, and:

(i)

the Invested Amount of the Class C Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of the Class C Notes made on that Distribution Date); and

(ii)	there are no unreimbursed Class C Charge-Offs,

the aggregate of the amounts referred to in Clauses 10.1(b) to (g) (inclusive) for that Monthly Period;

(d)	if none of paragraphs (a) to (c) (inclusive) apply, and:

(i)

the Invested Amount of the Class B Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of the Class B Notes made on that that Distribution Date); and

(ii)	there are no unreimbursed Class B Charge-Offs,

the aggregate of the amounts referred to in Clauses 10.1(b) to (f) (inclusive) for that Monthly Period;

(e)	if none of paragraphs (a) to (d) (inclusive) apply, and:

(i)

the Invested Amount of the Class A Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of the Class A Notes made on that Distribution Date); and

(ii)	there are no unreimbursed Class A Charge-Offs,

the aggregate of the amounts referred to in Clauses 10.1(b) to (e) (inclusive) for that Monthly Period; and

(f)	if none of paragraphs (a) to (e) (inclusive) apply, the aggregate of the amounts referred to in Clauses 10.1(b) and (c) for that Monthly Period.

SEC means the Securities and Exchange Commission of the United States of America, as from time to time constituted, created under the United States Securities Exchange Act of 1934, as amended.

Secured Creditor has the same meaning as in the General Security Deed.

Securities Act means the Securities Act of 1933 of the United States of America, as amended.

Security Trust Deed in relation to the Series Trust has the meaning given to it in Clause 1.8.

Security Trustee means the person for the time being who is security trustee under the Master Security Trust Deed.

Security Trustee Costs means the fees, costs and expenses payable to the Security Trustee on each Distribution Date calculated in accordance with Clause 6.3.

Seller Charge-Off in relation to the Seller Notes means any amount charged off against the Collateralised Amounts of the Seller Notes pursuant to Clause 11.1(a).

Seller Interest in relation to a Distribution Date means the aggregate of the interest payments to be made in respect of the Seller Notes on that Distribution Date in accordance with Clause 4.4.

Seller Note means a Note forming part of the Class of Notes described in Clause 4.2 as a Seller Note and issued pursuant to Clause 4.1.

Seller Noteholder means a Noteholder of a Seller Note.

Series Trust means the trust known as the SMART ABS Series 2013-2US Trust established pursuant to the Master Trust Deed and the Trust Creation Deed.

Series Trust Expenses in relation to a Monthly Period means:

(a)	first, on a pari passu and rateable basis, all Taxes payable in relation to the Series Trust;

(b)	second, on a pari passu and rateable basis, all indemnities and reimbursements payable by the Trustee pursuant to the Transaction Documents;

(c)	third, on a pari passu and rateable basis, all Penalty Payments (to the extent that the Trustee is liable for such payments);

(d)

fourth, on a pari passu and rateable basis, all other amounts relating to the Series Trust referred to in (or incorporated by Clause 16.7 into) clause 16.11 of the Master Trust Deed in respect of that Monthly Period other than any liabilities specifically referred to in Clauses 10.1(a), 10.1(c) to 10.1(r), 10.2, 9.2 or 9.3 (each inclusive) or any liability of the Trustee to repay all or part of the any collateral or prepayment lodged with, or paid to, the Trustee under the terms of any Fixed Rate Swap Agreement or Currency Swap Agreement or any other amount referred to in paragraphs (e) to (i) (inclusive) below;

(e)

fifth, on a pari passu and rateable basis, the Trustee Fee and any fees, costs and expenses payable to the US$ Note Trustee under the US$ Note Trust Deed or the Agency Agreement or to an Agent under the Agency Agreement;

(f)	sixth, the Security Trustee Costs;

(g)	seventh, the Management Fee;

(h)	eighth, the Servicing Fee; and

(i)	ninth, the Custodian Fee.

Servicing Criteria means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

Servicing Fee means the fee to be paid by the Trustee to the Servicer in accordance with Clause 6.4.

Settlement Statement means the statement prepared on each Determination Date by the Manager pursuant to Clause 16.2(a) in the form from time to time agreed between the Manager and the Trustee.

Shared Security means any Security Interest, guarantee, indemnity or other form of assurance that by its terms secures the payment or repayment of any SMART Receivable forming or to form part of the Assets of the Series Trust and also any other loan, credit contract or other financial accommodation of whatever nature forming or to form part of the Seller Trust Assets.

SMART Receivables means the receivables arising under or pursuant to a Lease Contract, a Loan Contract or a Hire Purchase Contract which are assigned or to be assigned (as the case may be) to the Trustee (as trustee of the Series Trust) and referred to in a Letter of Offer or a Transfer Proposal (as the case may be).

Standby Guarantee means at any given time, the standby guarantee (if any), or any replacement of it, provided by an Eligible Depository (within the meaning of paragraph (b) of the definition of that term) in favour of the Trustee (in its capacity as trustee of the Series Trust) to support the Servicer’s obligations to credit to, and to repay from, in accordance with normal banking practice, moneys deposited and to be deposited in the Collections Account under this Deed and which is in a form satisfactory to each Rating Agency to maintain the credit rating then assigned by each Rating Agency to the Notes.

Standby Guarantor means the financial institution providing the Standby Guarantee.

Sub-Class in relation to the Notes means each sub-class of Class A Notes referred to in Clause 4.2.

Subordination Percentage means on any Determination Date the aggregate Collateralised Amount of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes on that date when expressed as a percentage of the aggregate Invested Amount of all Notes (other than the Class A Notes) and the A$ Equivalent of the Invested Amount of all Class A Notes on that date.

Subscription Amount in relation to the Income Unit at any time means the aggregate of the amounts, if any, previously paid by the Income Unitholder to, or at the direction of, the Trustee pursuant to Clause 2.6 less the aggregate of all amounts previously applied towards the reduction of the Subscription Amount.

Taxes has the same meaning as in the Master Trust Deed as modified by Clause 6.6(b) of this Deed.

Termination Event Date means the earliest of the following dates to occur:

(a)	if the Notes have been issued by the Trustee, the date appointed by the Manager as the Termination Event Date by notice in writing to the Trustee (which must not be a date earlier than:

(i)	the date that the Collateralised Amount of the Notes has been reduced to zero; or

(ii)	if an Event of Default (as defined in the Master Security Trust Deed) has occurred, the date of the final distribution by the Security Trustee under the Master Security Trust Deed);

(b)	if the Notes have not been issued by the Trustee, the date appointed by the Manager as the Termination Event Date by notice in writing to the Trustee;

(c)	the date which is 80 years after the date of the constitution of the Series Trust in accordance with this Deed or the Trust Creation Deed (as applicable) and the Master Trust Deed; and

(d)	the date on which the Series Trust terminates by operation of statute or by the application of general principles of law, including as a result of any change in any statute or law.

Termination Payment Date means the Distribution Date declared by the Trustee to be the Termination Payment Date of the Series Trust pursuant to Clause 15.2 (subject to any substitution of another Distribution Date as the Termination Payment Date in accordance with that Clause).

TIA means the Trust Indenture Act of 1939 of the United States of America, as amended.

Total Principal Collections in relation to a Monthly Period means the aggregate of:

(a)	the Principal Collections in relation to that Monthly Period;

(b)	any amount allocated to Total Principal Collections pursuant to Clauses 10.1(j), 10.1(k), 10.1(l), 10.1(p), 10.2(a), 10.2(b), 10.2(c) and 10.2(d); and

(c)	all other amounts received by the Trustee in the nature of repayments of principal on the SMART Receivables.

Total Collateralised Amount at any given time means the aggregate of the then Collateralised Amounts in respect of the A$ Notes and the then Adjusted Collateralised Amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

Transfer Date means the day which is one Business Day prior to each Distribution Date.

Trust Creation Deed means the Trust Creation Deed dated 23 April 2013 executed by Perpetual Trustee Company Limited in accordance with the Master Trust Deed.

Trustee means Perpetual Trustee Company Limited ABN 42 000 001 007 or if Perpetual Trustee Company Limited ABN 42 000 001 007 retires or is removed as trustee of the Series Trusts (as defined in the Master Trust Deed) and the Seller Trust, any then Substitute Trustee.

Trustee Fee means the fee payable to the Trustee on each Distribution Date calculated in accordance with Clause 6.2.

Underwriting Agreement means the US$ Underwriting Agreement relating to the Series Trust, dated on or about 15 May 2013 made between the Trustee, MLPL, the Manager and the underwriters under that agreement.

Unreimbursed Principal Draw in relation to a Determination Date means the aggregate amount of all Principal Draws in relation to prior Determination Dates less the aggregate of all amounts allocated to Total Principal Collections in accordance with Clauses 10.1(j) or 10.2(a) on prior Distribution Dates.

US Dollars or US$ means the lawful currency for the time being of the United States of America.

US$ Equivalent in relation to an amount which is calculated, determined or expressed in A$ or which includes a component determined or expressed in A$ means the A$ amount or A$ component (as the case may be) multiplied by the relevant US$ Exchange Rate.

US$ Exchange Rate in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes or the Class A-4b Notes, means the “US$ Exchange Rate” specified in the confirmation for the Currency Swap in relation to that Sub-Class of Notes.

US$ Note has the meaning given to that term in the US$ Note Trust Deed.

US$ Note Conditions means the terms and conditions in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes and the Class A-4b Notes substantially in the form of Schedule 5 of the US$ Note Trust Deed.

US$ Note Registrar has the meaning given to that term in the Agency Agreement.

US$ Note Trust Deed means the deed entered into on or about the date of this Deed between the US$ Note Trustee, the Trustee, MLPL and the Manager.

US$ Note Trustee has the meaning set out in the US$ Note Trust Deed.

US$ Noteholder has the meaning set out in the US$ Note Trust Deed.

Voting Secured Creditors has the same meaning as in the General Security Deed.

1.2	Interpretation

In this Deed, unless the contrary intention appears:

(a)	a reference to this Deed includes the Background and Schedules;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	a reference to a section of a statute, ordinance, code or other law includes any consolidation, amendment, re-enactment or replacement of that section;

(d)	the singular includes the plural and vice versa and words denoting a gender include all other genders;

(e)	the word person includes an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

(f)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g)	the word corporation means any body corporate wherever formed or incorporated including, without limiting the generality of the foregoing, any public authority or any instrumentality of the Crown;

(h)	the expression owing includes amounts that are owing whether such amounts are liquidated or not or are contingent or presently accrued due and includes all rights sounding in damages only;

(i)	where a word or phrase has a defined meaning any other part of speech or grammatical form in respect of such word or phrase has a corresponding meaning;

(j)	a reference to any thing (including any amount) is a reference to the whole or any part of it and a reference to a group of persons is a reference to any one or more of them;

(k)	if an act prescribed under this Deed to be done by a party on or by a given day is done after 5.30 p.m. on that day, it is to be taken to be done on the following day;

(l)	where any day on which a payment is due to be made or a thing is due to be done is not a Business Day, that payment must be made or that thing must be done on the immediately succeeding Business Day;

(m)	references to time are to Sydney time;

(n)

the expression certified means, in respect of a person, certified in writing by 2 Authorised Officers of that person or by legal counsel for that person and certify and like expressions will be construed accordingly;

(o)	a reference to extinguish includes a reference to rights and interests being surrendered and released;

(p)	a reference to a month is to a calendar month;

(q)

a reference to wilful default in relation to the Trustee or the Manager means, subject to Clause 1.2(r), any wilful failure to comply with, or wilful breach by, the Trustee or the Manager (as the case may be) of any of its obligations under any Transaction Document, other than a failure or breach which:

(i)	(A)	arises as a result of a breach of a Transaction Document by a person other than:

		I.	the Trustee or the Manager (as the case may be); or

		II.	any other person referred to in Clause 1.2(r) in relation to the Trustee or the Manager (as the case may be); and

	(B)	the performance of the action (the non-performance of which gave rise to such breach) is a precondition to the Trustee or the Manager (as the case may be) performing the said obligation;

(ii)	is in accordance with a lawful court order or direction or required by law; or

(iii)	is in accordance with a proper instruction or direction of:

	(A)	the Secured Creditors given at a meeting of Secured Creditors convened pursuant to the Master Security Trust Deed; or

	(B)	the Investors given at a meeting convened under the Master Trust Deed;

(r)

a reference to the fraud, negligence or wilful default of the Trustee or the Manager means the fraud, negligence or wilful default of the Trustee or the Manager (as the case may be) and of its officers, employees, agents and any other person where the Trustee or Manager (as the case may be) is liable for the acts or omissions of such other person under the terms of any Transaction Document;

(s)

subject to Clause 18.2, each party will only be considered to have knowledge or awareness of, or notice of, a thing or an event or grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) which have the day to day responsibility for the administration or management of that party’s (or a Related Body Corporate of that party’s) obligations in relation to the Series Trust or the Seller Trust, having actual knowledge, actual awareness or actual notice of that thing or that event or grounds or reason to believe that thing or occurrence of that event (and similar references will be interpreted in this way). In addition, notice, knowledge or awareness of a Manager Default, Servicer Default, Trustee Default or Perfection of Title Event means notice, knowledge or awareness of the occurrence of the event or circumstances constituting a Manager Default, Servicer Default, Trustee Default or Perfection of Title Event (as the case may be);

(t)	all accounting terms used in this Deed have the meaning as defined under or contemplated by Australian accounting standards;

(u)

where a Class of Notes or Sub-Class of Notes listed in Clause 4.2 is not issued pursuant to Clause 4, references in this Deed to the “Notes”, that particular Class of Notes or Sub-Class of Notes, any other Classes of Notes or Sub-Classes of Notes and other related expressions or expressions incorporating the foregoing, will be construed as if the Class of Notes or Sub-Class of Notes not issued does not exist;

(v)

subject to Clause 1.10, a reference to this Deed, the Master Trust Deed, the Master Sale and Servicing Deed or any other deed, agreement, document or instrument includes respectively this Deed, the Master Trust Deed, the Master Sale and Servicing Deed or such other deed, agreement, document or instrument as amended, novated, supplemented or replaced from time to time;

(w)	a reference to the close of business on any day is a reference to 5.30 p.m. on that day;

(x)	a reference to a Clause or a Schedule is a reference to a Clause or a Schedule of this Deed;

(y)

a reference to the credit rating of any person by a Rating Agency includes, where that Rating Agency does not have a public rating of that person, the equivalent internal private credit rating of that person as notified by that Rating Agency to the Trustee and the Manager;

(z)	the expressions includes and including are not words of limitation;

(aa)	headings are inserted for convenience and do not affect the interpretation of this Deed; and

(bb)	a reference to $ is a reference to Australian dollars.

1.3	Master Trust Deed and Master Sale and Servicing Deed definitions

Subject to Clauses 1.10 and 1.13, unless otherwise defined in this Deed or unless otherwise indicated in this Deed, words and phrases defined (including by incorporation from, or by reference to, another document) in the Master Trust Deed or the Master Sale and Servicing Deed have the same meaning in this Deed. Subject to Clause 1.10, where there is any inconsistency in a definition between this Deed (on the one hand) and the Master Trust Deed or the Master Sale and Servicing Deed (on the other hand), this Deed prevails. Subject to Clause 1.10, where there is any inconsistency in a definition between the Master Trust Deed (on the one hand) and the Master Sale and Servicing Deed (on the other hand), the Master Sale and Servicing Deed prevails in respect of this Deed. Where words or phrases used in this Deed are defined in the Master Trust Deed or the Master Sale and Servicing Deed in relation to a Series Trust (as defined in the Master Trust Deed) and/or an Other Trust, such words or phrases are to be construed in this Deed, where necessary, as being used only in relation to the Series Trust (as defined in this Deed) and/or the Seller Trust, as the context requires.

1.4	Master Trust Deed and Master Sale and Servicing Deed inconsistency

In accordance with clause 1.3 of the Master Trust Deed and clause 1.5 of the Master Sale and Servicing Deed the provisions contained in this Deed apply only in relation to the Series Trust. If there is any conflict between the provisions of this Deed and the provisions of the Master Trust Deed or the Master Sale and Servicing Deed, the provisions contained in this Deed prevail over the provisions of the Master Trust Deed and the Master Sale and Servicing Deed in respect of the Series Trust.

1.5	Support Facilities

The Series Trust has the following Support Facilities:

(a)	(Hedge Agreements): the Fixed Rate Swap Agreement and Currency Swap Agreement (which are each a Hedge Agreement of the Series Trust for the purposes of the Master Trust Deed); and

(b)	(Standby Guarantee): the Standby Guarantee (if any).

1.6	Nominated Seller and Nominated Servicer

The Nominated Seller in relation to the Series Trust for the purposes of the Master Trust Deed is the Seller and the Nominated Servicer in relation to the Series Trust for the purposes of the Master Trust Deed is the Servicer.

1.7	Application of Master Sale and Servicing Deed

The Master Sale and Servicing Deed applies to the Series Trust, and the Series Trust is a Series Trust (as defined in the Master Sale and Servicing Deed).

1.8	Master Security Trust Deed

The Series Trust is a Secured Series Trust (as defined in the Master Security Trust Deed) for the purposes of the Master Security Trust Deed. The obligations of the Trustee under the Notes, this Deed and the Underwriting Agreement (amongst other things) will be secured to the Noteholders (among others) by the Master Security Trust Deed and the General Security Deed which, together, are a Security Trust Deed relating to the Series Trust for the purposes of the Master Trust Deed.

1.9	Relationship between Trustee and Noteholders

The obligations of the Trustee to the Noteholders expressed in this Deed or the Master Trust Deed, in so far as the Master Trust Deed relates to the Series Trust, are contractual obligations only and do not create any relationship of trustee or fiduciary between the Trustee and the Noteholders.

1.10	Incorporated definitions and other Transaction Documents and provisions

Where in this Deed a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Deed unless and until the amendment is consented to by the parties to this Deed.

1.11	Binding on Noteholders and Unitholders

This Deed is binding on each Noteholder and Unitholder as if each was originally a party to this Deed.

1.12	Master Trust Deed

This Deed is a Series Supplement for the purposes of the Master Trust Deed.

1.13	Exclusion of Master Trust Deed definitions and provisions

(a)

(Interpretation): For the purposes of the Series Trust, “Financial Reports” will be interpreted as being financial reports in the form of special purpose financial reports as opposed to general purpose financial reports.

(b)	(Replaced definitions): The following definitions replace the corresponding definitions in clause 1.1 of the Master Trust Deed, in so far as those corresponding definitions apply to the Series Trust:

“Noteholder means at any given time:

(a)	in relation to a US$ Note, the US$ Noteholder in relation to that US$ Note; and

(b)	in relation to an A$ Note, the person then appearing in the Register as the holder of that A$ Note.”

“Transaction Document means each of the following documents:

(a)	the Master Trust Deed in so far as it applies to the Series Trust;

(b)	the Deed of Assumption;

(c)	the Master Sale and Servicing Deed;

(d)	this Deed;

(e)	the Trust Creation Deed;

(f)	each document specified in clause 1.5 of the Series Supplement in relation to the Series Trust as a Support Facility;

(g)	the Master Security Trust Deed;

(h)	the General Security Deed;

(i)	the US$ Note Trust Deed;

(j)	the US$ Note Conditions;

(k)	the Agency Agreement;

(l)	each Note;

(m)	each Letter of Offer (as defined in the Series Supplement in relation to the Series Trust) relating to the Series Trust;

(n)	the Regulation AB Compliance Agreement (as defined in the Series Supplement in relation to the Series Trust) relating to the Series Trust; and

(o)

any other document which is agreed by the Manager and the Trustee (and notified by the Manager to the Rating Agencies (if any) in relation to the Series Trust) to be a Transaction Document in relation to the Series Trust.”.

(c)

(Meeting procedures): The procedures for convening a meeting of the A$ Noteholders, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or a Sub-Class of the Class A Notes for the purposes of clause 26 of the Master Trust Deed, in so far as those procedures apply to the Series Trust, the US$ Noteholders, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders (as the context requires) are varied as follows:

(i)

if the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Noteholders in respect of any Sub-Class of the Class A Notes are included within the, or are the only, Relevant Investors for the purposes of a meeting under clause 26 of the Master Trust Deed:

(A)

any notice of a meeting given or required to be given to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Noteholders in respect of any Sub-Class of the Class A Notes must also be given to the US$ Note Trustee;

(B)

any notice given to a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder, a Class A-4 Noteholder or a Noteholder in respect of any Sub-Class of the Class A Notes (as the case may be) of a meeting under clause 26 of the Master Trust Deed must be given in accordance with Condition 11.1 of the US$ Note Conditions; and

(C)

a meeting under clause 26 of the Master Trust Deed at which the US$ Note Trustee is the only Relevant Investor (as determined pursuant to Clause 1.13(c)(ii) below) must not be held until the US$ Note Trustee has had the opportunity of seeking or obtaining directions from the relevant Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders or Noteholders in respect of any Sub-Class of the Class A Notes in accordance with the US$ Note Trust Deed regarding how the US$ Note Trustee is to vote at the meeting;

(ii)

the Relevant Investors in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or any Sub-Class of the Class A Notes, for the purposes of clause 26 of the Master Trust Deed, means the US$ Note Trustee alone, acting on behalf of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Noteholders in respect of any Sub-Class of the Class A Notes under the US$ Note Trust Deed or, if the US$ Note Trustee has become bound to take steps and/or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Noteholders in respect of any Sub-Class of the Class A Notes;

(iii)

if the US$ Note Trustee is the only Relevant Investor in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or a Sub-Class of the Class A Notes (as determined pursuant to Clause 1.13(c)(ii) above), it will be regarded as a Representative representing all of the Class A-1 Notes, all of the Class A-2 Notes, all of the Class A-3 Notes, all of the Class A-4 Notes or all of the Notes of the relevant Sub-Class of the Class A Notes for the purposes of determining whether a quorum is present at such meeting, for determining the votes to which the US$ Note Trustee is entitled to cast at such meeting and any other relevant matter relating to such meeting;

(iv)

if any Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders or Noteholders of a Sub-Class of the Class A Notes become entitled to attend a meeting of Relevant Investors pursuant to Clause 1.13(c)(ii), the evidence of the entitlement of such Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders or Noteholders of the relevant Sub-Class of the Class A Notes to attend such meeting and to vote thereat, and any other relevant matters, will be determined in accordance with the provisions of the US$ Note Trust Deed and the Agency Agreement, with such amendments as determined by the US$ Note Trustee to be necessary; and

(v)

if at a particular time the US$ Note Trustee is or would be the only Relevant Investor in respect of a meeting under clause 26 of the Master Trust Deed, notwithstanding any other provision of the Master Trust Deed the requirement to convene such a meeting and put such issue to such meeting will be satisfied if directions are sought from the US$ Note Trustee on the particular issue that would otherwise be put to such meeting. Upon such a direction being given by the US$ Note Trustee, a meeting of the Relevant Investors will be regarded as having been duly called, convened and held and the direction will be regarded as properly passed as an Extraordinary Resolution of such meeting.

(d)	(Master Trust Deed provisions): The following clauses of the Master Trust Deed will not apply:

(i)	(General provisions): clauses 5.1(d), 6 (to the extent only that it is inconsistent with the provisions of any other Transaction Document) and 8.1; and

(ii)

(Provisions not relating to Class A-1 Notes, Class A-2 Notes, Class A-3 Notes or Class A-4 Notes): clauses 9, 10, 23.1 and 24.4 in so far as they relate to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders.

(e)

(Rights of Investors): Nothing in clause 7.1(i) of the Master Trust Deed limits any right of a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder or a Class A-4 Noteholder under the US$ Note Trust Deed to compel the Trustee, the Manager or the US$ Note Trustee to comply with their respective obligations under the US$ Note Trust Deed.

(f)

(Payments under Note Conditions): Clause 11.9(d) of the Master Trust Deed does not apply to payments by the Trustee of amounts received from the Currency Swap Provider in accordance with the terms of the US$ Note Conditions and the Agency Agreement.

(g)

(Inspection of Transaction Documents): Clause 27.1 of the Master Trust Deed does not require that any Unitholder, Noteholder or prospective Noteholder wanting to inspect a copy of the Transaction Documents first enter into a confidentiality agreement of the type referred to that clause if, at the time of the inspection, the relevant Transaction Documents are publicly available. For the purposes of this Clause 1.13(g), a Transaction Document will be considered to be publicly available if it is generally available to the public through any website (including without limitation any website maintained by or on behalf of the SEC).

2.	THE UNITS

2.1	The Units

(a)

(Beneficial interest): The beneficial interest in the Series Trust is divided into Units in accordance with the Trust Creation Deed. The Units have been issued to the Unitholders in accordance with the Master Trust Deed and the Trust Creation Deed.

(b)	(No further Units): The Trustee must not, and the Manager must not direct the Trustee to, issue any additional Units after the Closing Date.

2.2	Beneficial interest represented by the Income Unit

The beneficial interest in the Series Trust represented by the Income Unit is limited to the amount (if any) standing from time to time to the credit of the Collections Account representing any then due but unpaid Income Unit Amount in relation to the Income Unit.

2.3	Beneficial interest represented by the Capital Units

(a)

(Capital Unit – Macquarie Bank Limited): The beneficial interest in the Series Trust represented by the 10 Capital Units held by Macquarie Bank Limited is in the Assets of the Series Trust as a whole (other than the beneficial interest in the Assets represented by the Income Unit) but not in any particular Asset of the Series Trust.

(b)

(Proportional interest): The beneficial interest represented by each Capital Unit referred to in paragraph (a) above is in a proportion of the Assets referred to in the foregoing equal to the proportion of that Capital Unit against all the other Capital Units.

2.4	Right of Income Unitholders to payments

The Income Unitholder has only the right to receive payments of the Income Unit Amounts in relation to the Income Unit in accordance with this Deed and only to the extent that funds are available for this purpose in accordance with this Deed. The Income Unitholder has no entitlement to the capital of the Series Trust other than for the Subscription Amount.

2.5	Rights of Capital Unitholder to payments

(a)

(Capital Unitholder): Macquarie Bank Limited, as holder of all 10 Capital Units, has no right to receive any payments or distributions in respect of the Capital Units held by it other than to receive any amounts available for distribution in respect of those 10 Capital Units pursuant to Clause 9.3(b).

(b)

(Termination): Except to the extent included in Clause 2.5(a), on the termination of the Series Trust the Capital Unitholder has the right to receive the capital of the Series Trust remaining after the payment (or the provision for payment) of all other outgoings and amounts by the Trustee pursuant to Clause 15.

2.6	Additional Capital Subscription in the Series Trust

The Income Unitholder may, at any time, invest amounts by way of an increase in the capital of the Series Trust by paying such amounts to the Trustee or as the Trustee, upon the written instruction of the Manager, directs.

3.	SMART RECEIVABLE RIGHTS

3.1	Approved Financial Assets

The Approved Financial Assets that may be acquired by the Trustee for the purposes of the Master Trust Deed are SMART Receivable Rights.

3.2	Assignment of SMART Receivable Rights

The Trustee may only acquire SMART Receivable Rights pursuant to the Master Trust Deed or the Master Sale and Servicing Deed.

3.3	Servicing of SMART Receivable Rights

All SMART Receivable Rights must be managed and serviced in accordance with the Master Sale and Servicing Deed.

3.4	Trustee’s interest in SMART Receivable Rights

The Trustee’s right, title and interest in such SMART Receivable Rights is at all times subject to the terms of this Deed, the Master Trust Deed and the Master Sale and Servicing Deed.

3.5	Acquisition and disposal of SMART Receivable Rights

Notwithstanding anything to the contrary in clause 16 of the Master Sale and Servicing Deed or Clause 14.10, the Manager will only issue a Transfer Proposal in respect of which the Series Trust is either an Acquiring Trust or a Disposing Trust upon the prior written direction of the Seller.

4.	THE NOTES

4.1	Issue of the Notes

On the Closing Date the Trustee as trustee of the Series Trust must, subject to the satisfaction of all conditions precedents in the Transaction Documents, issue:

(a)	(A$ Notes): the A$ Notes in accordance with this Deed; and

(b)	(US$ Notes): the US$ Notes in accordance with this Deed, the US$ Note Trust Deed, the Agency Agreement and the Underwriting Agreement.

The Trustee must not, and the Manager must not direct the Trustee to, issue any additional Notes after the Closing Date.

4.2	Notes divided into Classes

The Notes comprise the following six Classes: Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Seller Notes. The Class A Notes will in turn be divided into the following 4 Sub-Classes: Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes. The Class A-2 Notes will be divided into further Sub-Classes: Class A-2a Notes and Class A-2b Notes. The Class A-3 Notes will be divided into further Sub-Classes: Class A-3a Notes and Class A-3b Notes. The Class A-4 Notes will be divided into further Sub-Classes: Class A-4a Notes and Class A-4b Notes.

4.3	Manager to advise Trustee of details of the Notes

The Manager will determine and notify the Trustee (copied to each Rating Agency) in writing at least two Business Days (or such other period as the Trustee and the Manager may agree) before the Closing Date of:

(a)	(Number of Notes): the total number of Notes in each Class of Notes and Sub-Class of Notes;

(b)	(Principal amount of the Notes): the initial total principal amount of each Class of Notes and Sub-Class of Notes; and

(c)	(Margin): in consultation with MLPL, the Margin for each Class of A$ Notes.

4.4	Interest on the A$ Notes

(a)	(A$ Notes Accrue Interest): Each A$ Note accrues interest from (and including) the Closing Date and ceases to accrue interest from (and including) the earliest of:

(i)	the date on which the Collateralised Amount of the A$ Note is reduced to zero; and

(ii)	the date on which the A$ Note is deemed to be redeemed in accordance with Clause 4.7(d).

Where an A$ Note has ceased to accrue interest due to its Collateralised Amount having been reduced to zero, that A$ Note will recommence accruing interest from the Distribution Date (if any) on which the Collateralised Amount of that A$ Note subsequently increases until interest ceases to accrue in accordance with paragraphs (i) and (ii) above. The foregoing will apply to each period in which an A$ Note has ceased to accrue interest and may recommence accruing interest. No interest will accrue on an A$ Note for the period in which the Collateralised Amount of that A$ Note is zero. The A$ Notes will not accrue any interest on any amounts of interest which have accrued but remain unpaid.

(b)

(Calculation of Interest): Interest on each A$ Note is, subject to this Deed, payable monthly in arrears on each Distribution Date for that A$ Note and, for an Interest Period, is calculated by applying the A$ Note Interest Rate applicable to the A$ Note for that Interest Period to the Invested Amount of the A$ Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 365 and rounding the resultant figure to the nearest cent (half a cent being rounded upward).

(c)	(Payment of Interest): On each Distribution Date in relation to an A$ Note, the Trustee must, on the direction of the Manager and otherwise in accordance with Clause 10.1:

(i)

apply any amount available to be allocated under Clause 10.1(f) on that Distribution Date in payment pari passu and rateably towards the Class B Interest in relation to that Distribution Date and any Class B Interest remaining unpaid from prior Distribution Dates;

(ii)

apply any amount available to be allocated under Clause 10.1(g) on that Distribution Date in payment pari passu and rateably towards the Class C Interest in relation to that Distribution Date and any Class C Interest remaining unpaid from prior Distribution Dates;

(iii)

apply any amount available to be allocated under Clause 10.1(h) on that Distribution Date in payment pari passu and rateably towards the Class D Interest in relation to that Distribution Date and any Class D Interest remaining unpaid from prior Distribution Dates;

(iv)

apply any amount available to be allocated under Clause 10.1(i) on that Distribution Date in payment pari passu and rateably towards the Class E Interest in relation to that Distribution Date and any Class E Interest remaining unpaid from prior Distribution Dates; and

(v)

apply any amount available to be allocated under Clause 10.1(o) on that Distribution Date in payment pari passu and rateably towards the Seller Note Interest in relation to that Distribution Date and any Seller Note Interest remaining unpaid from prior Distribution Dates.

4.5	Interest on the US$ Notes

Each Class A-1 Note, Class A-2a Note, Class A-2b Note, Class A-3a Note, Class A-3b Note, Class A-4a Notes and Class A-4b Note accrues interest, and such interest will be calculated and will be payable, in accordance with the US$ Note Conditions.

4.6	Initial Invested Amount of A$ Notes

Each Class B Note, Class C Note, Class D Note, Class E Note and Seller Note will be issued at par value and on its issue will have an initial principal amount of $1,000 or such other amount as the Manager determines.

4.7	Redemption of the A$ Notes

(a)	(Final Redemption): On the Maturity Date, unless previously redeemed in full, the Trustee must redeem each A$ Note at its then Invested Amount, together with all then accrued but unpaid interest.

(b)

(Part Repayment on Distribution Date): On each Distribution Date after the Closing Date and prior to the enforcement of the Security (as defined in the General Security Deed), the Trustee must, subject to Clauses 4.7(d) and (e), repay the outstanding principal on the A$ Notes in part by applying the Total Principal Collections on each Distribution Date in accordance with Clauses 4.7 and 9.1 to 9.3 (inclusive) until the Invested Amounts of the

Class B Notes, Class C Notes, Class D Notes, Class E Notes and Seller Notes are reduced to zero.

(c)

(Prepayment options): Unless previously redeemed in full, the Trustee must redeem the A$ Notes by the payment in full of the amount required under Conditions 7.3 or 7.4 (as applicable) of the US$ Note Conditions when required to redeem all of the Notes in accordance with such US$ Note Conditions.

(d)

(Redemption on Final Payment): Upon a final distribution being made in respect of the A$ Notes under Clause 15.12 of this Deed or clause 13 of the Master Security Trust Deed, the Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, any then unpaid Invested Amount, any then unpaid Collateralised Amount or any other amounts in relation to the A$ Notes will be extinguished in full.

(e)	(No Payment in excess of Invested Amount): No amount of principal will be paid to an A$ Noteholder in excess of the Invested Amount applicable to the A$ Notes held by that A$ Noteholder.

4.8	Redemption of the US$ Notes

A Class A-1 Note, a Class A-2a Note, a Class A-2b Note, a Class A-3a Note, a Class A-3b Note, a Class A-4a Note or a Class A-4b Note is redeemed, or is deemed to be redeemed, in accordance with the US$ Note Conditions.

4.9	Rounding of payments

(a)	(A$ Notes): Payments in respect of interest and principal on the A$ Notes will be rounded to the nearest one cent (half a cent or more being rounded upward).

(b)	(US$ Notes): Payments in respect of interest and principal on the US$ Notes will be rounded in accordance with the US$ Note Conditions.

4.10	Class A, B, C, D, E, and Seller Notes enjoy same rights except for special rights

Each Class of Notes and Sub-Class of Notes enjoys the same rights, entitlements, benefits and restrictions, except as expressly provided in this Deed, the Master Security Trust Deed, the General Security Deed, the US$ Note Trust Deed, the US$ Note Conditions or the Master Trust Deed.

4.11	Transfer of Notes

(a)	(Master Trust Deed): Clauses 6.5 and 10.4(a) of the Master Trust Deed do not apply to the Notes.

(b)

(No Retail Client and compliance with laws): A Note may only be issued, offered for subscription or transferred, if the offer of that Note for issue or sale, or the invitation to purchase or subscribe for that Note:

(i)	is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act; and

(ii)	complies with any applicable laws in all jurisdictions in which the offer or invitation is made.

4.12	Incorporation of relevant provisions from the US$ Note Conditions

Without limiting the generality of the foregoing provisions of this Clause 4, all of the provisions in the US$ Note Conditions that are expressed to apply to the A$ Notes form part of the terms and conditions of the A$ Notes and the Trustee must perform all of its obligations expressed in the US$ Note Conditions subject to, and in accordance with, the US$ Note Conditions.

5.	CONDITIONS PRECEDENT TO ACCEPTANCE OF LETTER OF OFFER

5.1	Conditions Precedent to Letter of Offer

The Trustee must not accept the offer contained in the Letter of Offer (if any) unless it has received each of the following prior to the Closing Date (if any):

(a)	(Fixed Rate Swap Agreement and Currency Swap Agreement): a copy of the Fixed Rate Swap Agreement and Currency Swap Agreement, each executed by all parties thereto;

(b)	(Master Security Trust Deed): a copy of the Master Security Trust Deed executed by all parties thereto;

(c)	(Master Sale and Servicing Deed): a copy of the Master Sale and Servicing Deed, executed by all parties thereto;

(d)	(General Security Deed): a copy of the General Security Deed, executed by all parties thereto;

(e)

(US$ Note Trust Deed): a copy of the US$ Note Trust Deed, executed by all parties thereto, or the final form of the US$ Note Trust Deed to be executed by the parties to it prior to or simultaneously with the issue of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

(f)	(Agency Agreement): a copy of the Agency Agreement, executed by all parties thereto;

(g)

(Manager’s certificate): a certificate from the Manager stating that, based upon the expected receipts under the SMART Receivables and after taking into account the other Transaction Documents for the Series Trust, in the Manager’s opinion the Trustee as trustee of the Series Trust should be able to meet all anticipated obligations of the Series Trust as and when they fall due including all anticipated amounts as and when they may fall due to the Noteholders in respect of the Notes proposed to be issued on the Closing Date;

(h)	(Authorised Officers): a certificate setting out in full the name and specimen signature of each Authorised Officer of the Seller, the Manager and the Servicer; and

(i)	(Legal opinions): legal opinions from:

(i)	Allen and Overy:

(A)

as to the validity and enforceability of the obligations of the Seller, the initial Servicer, the Trustee, the Security Trustee, the initial Manager, the US$ Note Trustee, the Agent Bank and the Principal Paying Agent under the Transaction Documents and the initial Fixed Rate Swap Provider under the Fixed Rate Swap; and

(B)	as to the tax and stamp duty implications of the Series Trust and the transactions contemplated by the Transaction Documents; and

(ii)	external legal counsel for the Trustee as to, amongst other things, the due execution of the Transaction Documents by the Trustee and the Security Trustee.

5.2	Other Conditions Precedent

Without limiting the generality of any provision of any Transaction Document, the Trustee must not accept the offer contained in a Letter of Offer unless:

(a)	(Letter of Offer): it is satisfied with the form and content of that Letter of Offer;

(b)

(Seller letter): it has received a letter (copied to each Rating Agency) from the Seller which, in a manner satisfactory to the Trustee, explains how the SMART Receivables identified in the schedule to that Letter of Offer are marked on the SMART Receivable System so that those SMART Receivables, if necessary, can be separately identified by the Trustee; and

(c)	(Other Material): it has received a copy of each other document (if any) required under the Master Sale and Servicing Deed.

5.3	Manager’s direction

The Manager must not issue a direction to the Trustee pursuant to clause 8.2 of the Master Trust Deed unless the Manager:

(a)

(Excluded issue): is, on the Closing Date, satisfied that any offer for the issue, or any invitation to apply for the issue, of the Notes is an offer of securities for issue, or is an invitation to apply for the issue of securities, which does not need disclosure to investors under Part 6D.2 of Chapter 6 of the Corporations Act;

(b)

(No breach by Seller of representations): is not actually aware that any representation or warranty made or taken to be made by the Seller in relation to the Letter of Offer (or any SMART Receivable identified in it) in any Transaction Document is incorrect in any material respect on the Cut-Off Date specified in that Letter of Offer as if repeated on that Cut-Off Date with reference to facts and circumstances then subsisting;

(c)

(Breach of obligations by Seller): is not actually aware that the Seller in relation to the Letter of Offer (or any SMART Receivable identified in it) is in breach in any material respect of any of its obligations under this Deed (unless that breach has been remedied to the satisfaction of the Manager);

(d)	(Insolvency Event for Seller): is not actually aware that an Insolvency Event has occurred in relation to the Seller (unless that event has been remedied to the satisfaction of the Manager); and

(e)

(Other conditions precedent): is satisfied that such other conditions precedent to the acceptance by the Trustee of the offer contained in the Letter of Offer as are specified in this Deed have been met.

5.4	Satisfaction and notification of Conditions Precedent

The Trustee and the Manager must use reasonable endeavours to cause the conditions precedent in Clause 5.1 and the conditions precedent in Clause 5.2 to be satisfied prior to the Closing Date specified in the Letter of Offer. On satisfaction of the conditions precedent set out in Clauses 5.1 and 5.2, the Trustee must, on the Closing Date specified in the Letter of Offer notify the Manager and each Rating Agency that such conditions precedent have been satisfied.

6.	REMUNERATION OF MANAGER, TRUSTEE AND SECURITY TRUSTEE

6.1	Management Fee

Pursuant to clause 18.1 of the Master Trust Deed, the Trustee will pay the Manager, in respect of each Monthly Period on the following Distribution Date, in accordance with the terms of this Deed, a fee for administering and managing the Series Trust as set out in a letter from the Trustee dated on or about the date of this Deed or as may otherwise be agreed in writing between the Manager and the Trustee.

6.2	Trustee’s Fee

Pursuant to clause 18.2 of the Master Trust Deed, the Trustee is entitled to receive in respect of each Monthly Period on the following Distribution Date in accordance with the terms of this Deed, the fees specified in a letter from the Trustee to the Seller dated on or about the date of this Deed, as adjusted in accordance with Clause 6.7.

6.3	Security Trustee’s fees and expenses

The Trustee will:

(a)	(Pay a fee): pay to the Security Trustee the fee agreed in writing by the Trustee, the Manager and the Security Trustee from time to time; and

(b)	(Reimburse): reimburse the Security Trustee its costs and expenses incurred in performing its duties under the Security Trust Deed calculated in accordance with the Security Trust Deed.

The fees, costs and expenses referred to in paragraphs (a) and (b) of this Clause accrue when the function is performed or the costs or expenses are incurred by the Security Trustee and will be paid or reimbursed, as the case may be, in accordance with this Deed on the Distribution Date following the Monthly Period in which such fees, costs and expenses were earned or incurred, as the case may be.

6.4	Servicing Fee

The Trustee will pay the Servicer in respect of each Monthly Period on the following Distribution Date, in accordance with the terms of this Deed and the Master Sale and Servicing Deed, a fee for servicing the SMART Receivable Rights as set out in a letter from the Trustee dated on or about the date of this Deed or as may otherwise be agreed between the Servicer, the Manager and the Trustee.

6.5	Custodian Fee

The Trustee will pay the Seller a fee for the provision by the Seller of custodial services to the Trustee while the Seller is acting as custodian of the SMART Receivable Documents pursuant to clause 12 of the Master Sale and Servicing Deed as set out in a letter from the Trustee dated on or about the date of this Deed or as may otherwise be agreed between the Custodian, the Manager and the Trustee.

6.6	Goods and Services Tax

Notwithstanding any other provision of this Deed, the Master Trust Deed or the Master Sale and Servicing Deed, but subject to Clauses 6.7 and 6.8, if any of the Trustee, the Manager, the Servicer or the Seller becomes liable to remit to a Governmental Agency an amount of GST in connection with a supply by it in connection with the Series Trust under any Transaction Document:

(a)

(No reimbursement): that GST must be borne by the Trustee, the Manager, the Servicer or the Seller, as the case may be, on its own account and neither the Trustee, the Manager, the Servicer nor the Seller is entitled to any reimbursement of that GST (other than to the extent to which any such GST amount forms part of the agreed fee payable to the Trustee, the Manager, the Servicer or the Seller, as the case may be, in accordance with the Transaction Documents) from the Assets of the Series Trust; and

(b)	(Definition of “Tax”): the definition of “Tax” in clause 1.1 of the Master Trust Deed shall not include any such GST where that definition applies in relation to the Series Trust.

Nothing in this Clause 6.6 prevents an adjustment, in accordance with this Deed, of the fees payable to the Trustee as a result of a GST Tax Change (as defined in Clause 6.7).

6.7	Adjustments to fees payable to Trustee

(a)	(GST Tax Change): For the purposes of this Clause, GST Tax Change means:

(i)	the abolition of GST;

(ii)	any increase or decrease in the rate of GST; or

(iii)	any amendment to the GST Legislation.

(b)

(Effect of GST Tax Change): In ascertaining the effect of a GST Tax Change on the Trustee, any associated abolition, reduction or other change in Taxes reducing, directly or indirectly, the costs (including general overhead costs) of the Trustee will be taken into account.

(c)

(Adjustments): Following any GST Tax Change, the fees payable to the Trustee under this Clause 6 will, subject to Clause 6.7(o), be adjusted according to the procedure in this Clause 6.7 so that, from the commencement date or dates of the GST Tax Change, the Trustee is neither economically advantaged nor disadvantaged in relation to the supplies provided by it under this Deed by the effect of the GST Tax Change.

(d)

(Notice): At any time within 12 months after a GST Tax Change has come into effect, the Trustee may, by written notice to the Manager, and the Manager may, by written notice to the Trustee, require the commencement of negotiations by the Manager and the Trustee in accordance with the succeeding provisions of this Clause 6.7.

(e)

(Time bar): If neither the Trustee nor the Manager issues a notice under Clause 6.7(d) within 12 months after a GST Tax Change has come into effect, then each of the Trustee and the Manager will be taken to have unconditionally and irrevocably waived its rights under

Clause 6.7(c) in relation to that GST Tax Change, and no adjustment for that GST Tax Change will be made.

(f)

(Negotiations): Within 28 days after receipt of a notice under Clause 6.7(d), the Manager and the Trustee will confer at least once to negotiate in good faith with a view to agreeing on any adjustments to the fees payable to the Trustee under this Clause 6 which will satisfy the Trustee’s rights and the Manager’s rights under Clause 6.7(c).

(g)

(Give effect to outcome of negotiations): Subject to Clause 6.7(o), if the negotiations result in the parties agreeing on any adjustments to the fees payable to the Trustee under this Clause 6, the Trustee and the Manager will, as soon as possible, do all things necessary to give effect to the agreement reached, including adjusting any payments of such fees which have previously been made under this Deed after the commencement date or dates of the relevant GST Tax Change.

(h)

(Negotiations unsuccessful): If, within 28 days after the first conference under Clause 6.7(f), the Manager and the Trustee are unable to agree fully, the Manager or the Trustee by written notice to the other, may require any matter relating to the Manager’s and the Trustee’s rights under Clause 6.7(c) to be referred to expert determination under this Clause 6.7.

(i)

(Appointment of expert): The Manager and the Trustee may appoint any independent consultant who is experienced in indirect taxation to be the expert. If, within 28 days after receipt of a notice under Clause 6.7(h), the Manager and the Trustee are unable to agree on an expert, then the Manager or the Trustee must request the then president of the Institute of Chartered Accountants to appoint the expert and any such appointment by the president will be binding on the Manager and the Trustee.

(j)

(Expert determination): The expert will decide on adjustments which will satisfy the Manager’s and the Trustee’s rights under Clause 6.7(c). The expert will act as an expert and not as an arbitrator and his or her decision will, in the absence of fraud or bias but notwithstanding error, be final and binding on the Manager and the Trustee.

(k)

(Procedure): The Manager and the Trustee may agree on any procedure for the expert determination, including the adoption in whole or part of any expert determination rules published by a dispute resolution agency, professional body, law firm or any other person. If the Manager and the Trustee cannot agree, the expert will determine the procedure to be followed in the expert determination. However, unless the Manager and the Trustee otherwise agree:

(i)	the expert may inform himself or herself in any way he or she sees fit, including by engaging other consultants, without being bound by the rules of evidence;

(ii)	each of the Manager and the Trustee will have the right to present its case and to answer the case against it; and

(iii)	the expert will give reasons for his or her decision.

(l)	(Costs of expert): The Manager and the Trustee will pay the costs of the expert in equal shares.

(m)

(Scott v Avery clause): The Trustee will not be entitled to commence any action or proceeding relating to any GST Tax Change until the procedures outlined in this Clause 6.7 relating to that GST Tax Change have been completed.

(n)	(Continue to Perform): Notwithstanding that the procedures outlined in this Clause 6.7 are operating, the parties will continue to perform their obligations under this Deed.

(o)	(Notice to Rating Agencies): The Manager must notify the Rating Agencies of any adjustment to fees pursuant to this Clause 6.7.

6.8	Adjustment to fees payable to Manager

(a)

(Management): Subject to Clause 6.8(b), the Manager may from time to time agree to adjust the Management Fee. Any adjustment to the Management Fee pursuant to this Clause 6.8(a) will be effective following notice in writing of the same by the Manager to the Trustee.

(b)	(Notice to Rating Agency): Any adjustment to fees pursuant to this Clause 6.8 is subject to the issue by the Manager of a Rating Notification in relation to that adjustment.

7.	MANAGER DEFAULT

(a)	(Manager Default): The occurrence of any of the following events constitutes a Manager Default:

(i)

(Manager does not instruct): the Manager does not instruct the Trustee to pay the required amounts to the Investors of the Series Trust within the time periods specified in this Deed and such failure is not remedied within five Business Days (or such longer period as the Trustee may agree) of notice of such failure being delivered to the Manager by the Trustee;

(ii)

(Manager does not prepare Settlement Statements): the Manager does not prepare and transmit to the Trustee the Settlement Statements or any other reports required to be prepared by the Manager and such failure is not remedied within five Business Days (or such longer period as the Trustee may agree) of notice being delivered to the Manager by the Trustee. Such a failure by the Manager does not constitute a Manager Default if it is as a result of a Servicer Default pursuant to clause 4.1(b) of the Master Sale and Servicing Deed provided that, if the Servicer subsequently provides the information to the Manager, the Manager prepares and submits to the Trustee the outstanding Settlement Statements or other reports within ten Business Days (or such longer period as the Trustee may agree to) of receipt of the required information from the Servicer;

(iii)

(Breach): the Manager has breached its other obligations under this Deed or the Master Trust Deed and such action has had or, if continued, will have an Adverse Effect as reasonably determined by the Trustee after the Trustee is actually aware of such breach, and either such breach is not remedied so that it no longer has or will have such an Adverse Effect, within 20 Business Days (or such longer period as the Trustee may agree to) of notice thereof delivered to the Manager by the Trustee or the Manager has not within 20 Business Days (or such longer period as the Trustee may agree to) of receipt of such notice paid compensation to the Trustee for its loss from such breach in an amount satisfactory to the Trustee (acting reasonably). The Trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur, as the case may be; or

(iv)

(Misrepresentation): a representation made or repeated by the Manager in a Transaction Document proves to have been incorrect in any material respect when made or repeated and, as a result, gives rise to an Adverse Effect, as reasonably determined by the Trustee after the Trustee is actually aware that such representation has proved to be incorrect when made or repeated, and the Manager has not paid compensation to the Trustee for any loss suffered by the Trustee as a result of such incorrect representation in an amount satisfactory to the Trustee (acting reasonably) within 20 Business Days (or such longer period as the Trustee may agree to) of notice thereof delivered to the Manager by the Trustee. The Trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred.

(b)	(Rating Notification from MLPL): The parties acknowledge and agree that MLPL may issue a Rating Notification for the purposes of clause 20.4(a) of the Master Trust Deed.

8.	TERMINATION OF A FIXED RATE SWAP

If at any time a Fixed Rate Swap terminates prior to its scheduled termination date:

(a)

(Replacement swap): the Manager and the Trustee must endeavour to (in the case of the Trustee, to the extent that the Manager has made appropriate arrangements to ensure that it is possible for the Trustee to) within three Business Days enter into one or more swaps which replace the Fixed Rate Swap both on terms and with a counterparty in respect of which the Manager has issued a Rating Notification; or

(b)	(Other arrangements): the Manager must enter into other arrangements in respect of which it has notified each Rating Agency.

9.	DETERMINATION AND APPLICATION OF TOTAL PRINCIPAL COLLECTIONS

9.1	Application of Total Principal Collections

On each Determination Date prior to the enforcement of the Security (as defined in the General Security Deed), based on information provided by the Servicer, the Manager must determine whether the Pro Rata Paydown Test is satisfied, or will become satisfied immediately following any sequential payments or allocations, in order to determine the payments or allocations to be made by the Trustee on the following Distribution Date from the Total Principal Collections for the Monthly Period just ended in accordance with Clauses 9.2 and 9.3 and will direct the Trustee to apply, and the Trustee must apply, the Total Principal Collections on that Distribution Date in making the payments and allocations pursuant to Clauses 9.2 and 9.3 on account of principal in the following order of priority:

(a)	(Pro Rata Paydown Test not satisfied): first, in accordance with Clause 9.2, but only to the extent permitted under that Clause 9.2; and

(b)	(Pro Rata Paydown Test satisfied): second, the balance of the Total Principal Collections (if any) available after its application under Clause 9.2, in accordance with Clause 9.3.

9.2	Pro Rata Paydown Test not satisfied

On each Distribution Date prior to the enforcement of the Security (as defined in the General Security Deed), to the extent that the Manager determines that the Pro Rata Paydown Test is not satisfied, the payments or allocations under Clause 9.1 from the Total Principal Collections for the Monthly Period just ended are to be applied by the Trustee in the following order of priority until the Pro Rata Paydown Test becomes satisfied immediately following any such payments or allocations:

(a)	(Class A-1 Notes): first, pari passu and rateably towards the Class A-1 Notes until the Adjusted Invested Amount of the Class A-1 Notes is reduced to zero, to be paid in accordance with Clause 9.4;

(b)	(Class A-2 Notes): second, pari passu and rateably towards:

(i)	the Class A-2a Notes until the Adjusted Invested Amount of the Class A-2a Notes is reduced to zero; and

(ii)	the Class A-2b Notes until the Adjusted Invested Amount of the Class A-2b Notes is reduced to zero,

to be paid in accordance with Clause 9.4;

(c)	(Class A-3 Notes): third, pari passu and rateably towards:

(i)	the Class A-3a Notes until the Adjusted Invested Amount of the Class A-3a Notes is reduced to zero; and

(ii)	the Class A-3b Notes until the Adjusted Invested Amount of the Class A-3b Notes is reduced to zero,

to be paid in accordance with Clause 9.4;

(d)	(Class A-4 Notes): fourth, pari passu and rateably towards:

(i)	the Class A-4a Notes until the Adjusted Invested Amount of the Class A-4a Notes is reduced to zero; and

(ii)	the Class A-4b Notes until the Adjusted Invested Amount of the Class A-4b Notes is reduced to zero,

to be paid in accordance with Clause 9.4;

(e)	(Class B Notes): fifth, to make repayments of principal on account of Class B Notes pari passu and rateably amongst the Class B Notes until the Invested Amount of the Class B Notes is reduced to zero;

(f)	(Class C Notes): sixth, to make repayments of principal on account of Class C Notes pari passu and rateably amongst the Class C Notes until the Invested Amount of the Class C Notes is reduced to zero;

(g)

(Class D Notes): seventh, to make repayments of principal on account of Class D Notes pari passu and rateably amongst the Class D Notes until the Invested Amount of the Class D Notes is reduced to zero;

(h)

(Class E Notes): eighth, to make repayments of principal on account of Class E Notes pari passu and rateably amongst the Class E Notes until the Invested Amount of the Class E Notes is reduced to zero;

(i)	(Seller Notes): ninth, to make repayments of principal on account of Seller Notes pari passu and rateably amongst the Seller Notes until the Invested Amount of the Seller Notes is reduced to zero; and

(j)	(Capital Unitholder): tenth, the balance (if any) is to be paid to the Capital Unitholder.

The Trustee will apply the Total Principal Collections towards the repayment of the principal on the Notes in the sequential order of priority set out in this Clause 9.2 until such time that the Pro Rata Paydown Test becomes satisfied. If the Pro Rata Paydown Test is satisfied on a Distribution Date following application of Total Principal Collections in accordance with this Clause 9.2, the Trustee will apply the balance of any Total Principal Collections remaining on that Distribution Date to the Notes pro rata in the order of priority set out in Clause 9.3.

The obligations of the Trustee to make any payment under each of the above paragraphs is limited in each case to the balance of the Total Principal Collections (if any) available after application in accordance with the previous paragraph or paragraphs.

9.3	Pro Rata Paydown Test satisfied

On each Distribution Date prior to the enforcement of the Security (as defined in the General Security Deed) to the extent that the Manager determines that the Pro Rata Paydown Test is satisfied or has become satisfied after any application of Total Principal Collections in accordance with Clause 9.2, the balance of any Total Principal Collections (if any) remaining after the application of Clause 9.2 on that Distribution Date is to be applied in the following order of priority:

(a)	(Notes): first, pari passu and rateably towards:

(i)	the Class A Notes to be applied amongst the Class A Notes in the following order of priority:

(A)	the Class A-1 Notes until the Adjusted Invested Amount of the Class A-1 Notes is reduced to zero, to be paid in accordance with Clause 9.4;

(B)

pari passu and rateably to the Class A-2a Notes and the Class A-2b Notes until the Adjusted Invested Amount of the Class A-2a Notes and the Class A-2b Notes is reduced to zero, to be paid in accordance with Clause 9.4;

(C)

pari passu and rateably to the Class A-3a Notes and the Class A-3b Notes until the Adjusted Invested Amount of the Class A-3a Notes and the Class A-3b Notes is reduced to zero, to be paid in accordance with Clause 9.4;

(D)

pari passu and rateably to the Class A-4a Notes and the Class A-4b Notes until the Adjusted Invested Amount of the Class A-4a Notes and the Class A-4b Notes is reduced to zero, to be paid in accordance with Clause 9.4;

(ii)	the Class B Notes until the Invested Amount of the Class B Notes is reduced to zero;

(iii)	the Class C Notes until the Invested Amount of the Class C Notes is reduced to zero;

(iv)	the Class D Notes until the Invested Amount of the Class D Notes is reduced to zero;

(v)	the Class E Notes until the Invested Amount of the Class E Notes is reduced to zero; and

(vi)	the Seller Notes until the Invested Amount of the Seller Notes is reduced to zero; and

(b)	(Capital Unitholder): second, the balance (if any) is to be paid to the Capital Unitholder.

9.4	Payments of Principal on the US$ Notes

On each Distribution Date, the Trustee must, in accordance with the directions given by the Manager, pay the aggregate of:

(a)	the A$ Class A-1 Principal in relation to that Distribution Date;

(b)	the A$ Class A-2a Principal in relation to that Distribution Date;

(c)	the A$ Class A-2b Principal in relation to that Distribution Date;

(d)	the A$ Class A-3a Principal in relation to that Distribution Date;

(e)	the A$ Class A-3b Principal in relation to that Distribution Date;

(f)	the A$ Class A-4a Principal in relation to that Distribution Date; and

(g)	the A$ Class A-4b Principal in relation to that Distribution Date,

to the Currency Swap Provider for that Sub-Class of Notes in accordance with the relevant Currency Swap and Condition 7.2(a) of the US$ Note Conditions and must comply with Conditions 7.2(b) and 7.2(c) of the US$ Note Conditions.

9.5	US$ Payments

On each Distribution Date, the Trustee must direct that the US$ amounts to be received from the Currency Swap Provider under paragraph 6 of the confirmation for each Currency Swap are applied in accordance with Conditions 7.2(b) and (c) of the US$ Note Conditions.

10.	DETERMINATION AND APPLICATION OF AVAILABLE INCOME

10.1	Application of Available Income (other than Liquidity Reserve Balance Excess)

On each Determination Date prior to the enforcement of the Security (as defined in the General Security Deed) the Manager must determine the payments or allocations to be made by the Trustee on the following Distribution Date from the Available Income for the Monthly Period just ended and will direct the Trustee to apply, and the Trustee must apply, the Available Income (other than the Liquidity Reserve Balance Excess for that Distribution Date, which is to be applied in accordance with Clause 10.2) in making the following payments and allocations on that Distribution Date in the following order of priority:

(a)	($1 to Income Unitholder): first, at the Manager’s discretion, up to $1 to the Income Unitholder to be dealt with, and held by, the Income Unitholder;

(b)

(Series Trust Expenses): second, in payment towards the Series Trust Expenses in respect of the Monthly Period just ended in the order set out in the definition of “Series Trust Expenses” in Clause 1.1;

(c)	(Hedge payments): third, pari passu and rateably towards:

(i)	unless a Fixed Rate Swap Provider Event of Default is subsisting under the Fixed Rate Swap Agreement, in payment towards any net amounts (including any termination payments payable to the Fixed Rate Swap Provider) payable by the Trustee to the Fixed Rate Swap Provider under the Fixed Rate Swap Agreement documenting the Fixed Rate Swap for the Interest Period ending on that Distribution Date; and

(ii)

unless a Currency Swap Provider Event of Default is subsisting under the Currency Swap Agreement, in payment towards any net amounts (including any termination payments payable to the Currency Swap Provider but excluding any amount which would otherwise be payable to the Currency Swap Provider pursuant to Clauses 10.1(d)(i), 10.1(d)(ii), 10.1(d)(iii), 10.1(d)(iv), 10.1(d)(v), 10.1(d)(vi) or 10.1(d)(vii)) payable by the Trustee to the Currency Swap Provider under the Currency Swap Agreement documenting the Currency Swaps for the Interest Period ending on that Distribution Date;

(d)	(Class A Note Interest): fourth, pari passu and rateably towards:

(i)

payment to the Currency Swap Provider of the A$ Class A-1 Floating Amount due on that Distribution Date plus any A$ Class A-1 Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount;

(ii)

payment to the Currency Swap Provider of the A$ Class A-2a Floating Amount due on that Distribution Date plus any A$ Class A-2a Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount;

(iii)

payment to the Currency Swap Provider of the A$ Class A-2b Floating Amount due on that Distribution Date plus any A$ Class A-2b Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount;

(iv)

payment to the Currency Swap Provider of the A$ Class A-3a Floating Amount due on that Distribution Date plus any A$ Class A-3a Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount;

(v)

payment to the Currency Swap Provider of the A$ Class A-3b Floating Amount due on that Distribution Date plus any A$ Class A-3b Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount;

(vi)

payment to the Currency Swap Provider of the A$ Class A-4a Floating Amount due on that Distribution Date plus any A$ Class A-4a Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount; and

(vii)

payment to the Currency Swap Provider of the A$ Class A-4b Floating Amount due on that Distribution Date plus any A$ Class A-4b Floating Amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount;

(e)

(Allocation to Liquidity Reserve Balance): fifth, an amount equal to the aggregate of all Liquidity Reserve Draws remaining unreimbursed from preceding Distribution Dates, to the Liquidity Reserve Balance;

(f)

(Class B Note Interest): sixth, in payment towards the Class B Interest due on that Distribution Date plus any Class B Interest remaining unpaid from prior Distribution Dates to be distributed pari passu and rateably between the Class B Notes;

(g)

(Class C Note Interest): seventh, in payment towards the Class C Interest due on that Distribution Date plus any Class C Interest remaining unpaid from prior Distribution Dates to be distributed pari passu and rateably between the Class C Notes;

(h)

(Class D Note Interest): eighth, in payment towards the Class D Interest due on that Distribution Date plus any Class D Interest remaining unpaid from prior Distribution Dates to be distributed pari passu and rateably between the Class D Notes;

(i)

(Class E Note Interest): ninth, in payment towards the Class E Interest due on that Distribution Date plus any Class E Interest remaining unpaid from prior Distribution Dates to be distributed pari passu and rateably between the Class E Notes;

(j)

(Unreimbursed Principal Draw): tenth, an amount equal to the Unreimbursed Principal Draw in relation to that Determination Date will be allocated to the Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(k)

(Reimbursement of Defaulted Amounts): eleventh, an amount equal to the Defaulted Amount in respect of the Monthly Period just ended will be allocated to Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(l)

(Unreimbursed Charge-Offs): twelfth, an amount equal to any Charge-Offs (other than any Seller Charge-Offs) remaining unreimbursed from all prior Distribution Dates, which amount will be allocated to Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(m)	(Hedge payments on default): thirteenth, pari passu and rateably:

(i)

if a Fixed Rate Swap Provider Event of Default is subsisting, in payment towards any net amounts payable by the Trustee to the Fixed Rate Swap Provider under the Fixed Rate Swap Agreement documenting the Fixed Rate Swap for the Interest Period ending on that Distribution Date; and

(ii)

if a Currency Swap Provider Event of Default is subsisting, in payment towards any net amounts payable by the Trustee to the Currency Swap Provider under the Currency Swap Agreement documenting the Currency Swaps for the Interest Period ending on that Distribution Date;

(n)

(Accrued Interest Adjustment): fourteenth, to the Seller towards the aggregate of the Accrued Interest Adjustment for all SMART Receivables (if any) as determined by the Manager on the Determination Date immediately following the Closing Date;

(o)

(Seller Note Interest): fifteenth, in payment towards the Seller Interest due on that Distribution Date plus any Seller Interest remaining unpaid from prior Distribution Dates to be distributed pari passu and rateably between the Seller Notes;

(p)

(Unreimbursed Seller Charge-Offs): sixteenth, an amount equal to any Seller Charge-Offs remaining unreimbursed from all prior Distribution Dates, which amount will be allocated to Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(q)	(Reimbursement of MBL): seventeenth, an amount equal to the Redirected Liquidity Reserve Balance Excess, to MBL; and

(r)	(Income Unitholder): finally, the balance to the Income Unitholder (or in accordance with its directions) to be dealt with, and held by, the Income Unitholder.

The obligation of the Trustee to make any payment or allocation under each of the above paragraphs is limited in each case to the balance of the Available Income (if any) available after application in accordance with the preceding paragraph or paragraphs.

10.2	Application of Available Income comprising the Liquidity Reserve Balance Excess

On each Determination Date prior to the enforcement of the Security (as defined in the General Security Deed) the Manager must determine the payments or allocations to be made by the Trustee on the following Distribution Date from any Liquidity Reserve Balance Excess which forms part of the Available Income for the Monthly Period just ended and will direct the Trustee to apply, and the Trustee must apply, those amounts in making the following payments and allocations on that Distribution Date in the following order of priority:

(a)

(Unreimbursed Principal Draw): first, an amount equal to any remaining Unreimbursed Principal Draw after the application of Clause 10.1(j) to be allocated to the Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(b)

(Reimbursement of Defaulted Amounts): second, an amount equal to any remaining Defaulted Amount after the application of Clause 10.1(k) to be allocated to Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(c)

(Unreimbursed Charge-Offs): third, an amount equal to any Charge-Offs (other than any Seller Charge-Offs) remaining unreimbursed after the application of Clause 10.1(l) to be allocated to Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1;

(d)

(Unreimbursed Seller Charge-Offs): fourth, an amount equal to any Seller Charge-Offs remaining unreimbursed after the application of Clause 10.1(p) to be allocated to Total Principal Collections for the Monthly Period just ended to be applied on that Distribution Date in accordance with Clause 9.1; and

(e)	(Reimbursement of MBL): finally, the balance (if any) to be paid directly to MBL.

The obligation of the Trustee to make any payment or allocation under each of the above sub-clauses (a) to (e) is limited in each case to the balance of the Liquidity Reserve Balance Excess (if any) which forms part of the Available Income available after application of such amount in accordance with the preceding sub-clause or sub-clauses.

10.3	US$ Payments

On each Distribution Date, the Trustee must direct that the US$ amounts to be received from the Currency Swap Provider under paragraph 5.1 of the confirmation relating to each Currency Swap are applied in accordance with Conditions 6.10 to 6.16 (as applicable) of the US$ Note Conditions.

10.4	Liquidity Reserve

(a)

(Initial Liquidity Reserve Account): Before the Closing Date, the Trustee must establish an account (which may be, but is not required to be, an interest bearing account) with an Eligible Depository (as nominated by the Trustee, acting on the direction of the Manager)

for the purpose of holding the Liquidity Reserve. The Liquidity Reserve Account established pursuant to this Clause 10.4(a) must be a separate account from the Collections Account.

(b)

(Replacement Liquidity Reserve Account): The Trustee must, upon becoming actually aware that the financial institution at which the Liquidity Reserve Account is maintained is no longer an Eligible Depository, immediately open a new Liquidity Reserve Account with an Eligible Depository and transfer all amounts then held in the Liquidity Reserve Account to the new Liquidity Reserve Account.

(c)

(Deposit by Macquarie Bank): On the Closing Date Macquarie Bank must deposit an amount equal to the Required Liquidity Reserve Balance on that date into the Liquidity Reserve Account and the Manager must direct the Trustee to apply such amount towards the Liquidity Reserve Balance. After the Closing Date, the Liquidity Reserve Balance must be held in either the Liquidity Reserve Account or invested in Authorised Short-Term Investments (as the Manager in its discretion directs the Trustee). The Trustee must keep a record of the amount of the Liquidity Reserve Balance.

(d)	(Determining Liquidity Reserve Balance): The Liquidity Reserve Balance at any time is:

(i)

the aggregate of all amounts previously allocated to the Liquidity Reserve Balance from the deposit made by Macquarie Bank in accordance with Clause 10.4(c) and all amounts allocated to the Liquidity Reserve Balance from Collections pursuant to Clause 10.1(e); less

(ii)	the aggregate of all amounts of the Liquidity Reserve Balance previously withdrawn and applied in accordance with Clause 10.4(e).

(e)	(Application of Liquidity Reserve Balance): The Liquidity Reserve Balance must not be withdrawn by the Trustee other than at the direction of the Manager to be applied:

(i)	to the extent of any Liquidity Reserve Draw, as Available Income in accordance with Clause 10.1; or

(ii)	in accordance with Clause 10.2; or

(iii)	on the Termination Payment Date, in accordance with Clause 15.

11.	CHARGE-OFFS

11.1	Defaulted Amount Insufficiency

If on a Determination Date, the Manager determines that on the following Distribution Date there will be insufficient Available Income to be allocated in full against the Defaulted Amounts (if any) in respect of that Monthly Period in accordance with Clauses 10.1(k) and 10.2(b) (the deficiency being the Defaulted Amount Insufficiency) then the following will occur:

(a)

(Charge-Off first against Seller Notes): the amount of the Defaulted Amount Insufficiency will first be charged-off on that Distribution Date against the Collateralised Amount of the Seller Notes (pari passu and rateably amongst the Seller Notes based on their Collateralised Amounts on that Determination Date) so that the Collateralised Amount of the Seller Notes is reduced from that Distribution Date by that amount, provided that the Collateralised Amount for Seller Notes cannot be reduced below zero by such charge-offs;

(b)

(Charge-Off second against Class E Notes): the amount of any balance of the Defaulted Amount Insufficiency remaining after the application of Clause 11.1(a) (because the Collateralised Amount of the Seller Notes has been reduced to zero) will then be charged-off on that Distribution Date against the Collateralised Amount of the Class E Notes (pari passu and rateably amongst the Class E Notes based on their Collateralised Amounts on that Determination Date) until the Collateralised Amount of the Class E Notes is reduced to zero;

(c)

(Charge-Off third against Class D Notes): the amount of any balance of the Defaulted Amount Insufficiency remaining after the application of Clauses 11.1(a) and (b) (because the Collateralised Amount of the Seller Notes and the Class E Notes has been reduced to zero) will be charged-off on that Distribution Date against the Collateralised Amount of the Class D Notes (pari passu and rateably amongst the Class D Notes based on their Collateralised Amounts on that Determination Date) until the Collateralised Amount of the Class D Notes is reduced to zero;

(d)

(Charge-Off fourth against Class C Notes): the amount of any balance of the Defaulted Amount Insufficiency remaining after the application of Clauses 11.1(a), (b), and (c) (because the Collateralised Amount of the Seller Notes, Class E Notes and Class D Notes has been reduced to zero) will be charged-off on that Distribution Date against the Collateralised Amount of the Class C Notes (pari passu and rateably amongst the Class C Notes based on their Collateralised Amounts on that Determination Date) until the Collateralised Amount of the Class C Notes is reduced to zero;

(e)

(Charge-Off fifth against Class B Notes): the amount of any balance of the Defaulted Amount Insufficiency remaining after the application of Clauses 11.1(a), (b), (c) and (d) (because the Collateralised Amount of the Seller Notes, Class E Notes, Class D Notes and Class C Notes has been reduced to zero) will be charged-off on that Distribution Date against the Collateralised Amount of the Class B Notes (pari passu and rateably amongst the Class B Notes based on their Collateralised Amounts on that Determination Date) until the Collateralised Amount of the Class B Notes is reduced to zero; and

(f)

(Charge-Off finally against Class A Notes): the US$ Equivalent of the amount of any balance of the Defaulted Amount Insufficiency remaining after the application of Clauses 11.1(a), (b), (c), (d) and (e) (because the Collateralised Amount of the Seller Notes, Class E Notes, Class D Notes, Class C Notes and Class B Notes has been reduced to zero) will be charged-off pari passu and rateably on that Distribution Date against the Class A Notes, based on their Collateralised Amount on that Determination Date as contemplated by Condition 7.9 of the US$ Note Conditions until the Collateralised Amount of those Notes is reduced to zero.

11.2	Reimbursement of Charge-Offs

(a)

(Reimbursement of Class A to Class E Charge-Offs): If part of the Available Income for a Monthly Period is allocated pursuant to Clause 10.1(l) or 10.2(c) on a Distribution Date, the effect of this will be to reduce the Charge-Offs in respect of the Notes (other than the Seller Notes) by the amount of the allocation, in the following order of priority:

(i)

(Reimbursement of Class A Charge-Offs): first, pari passu and rateably to the reduction of the Class A Charge-Offs remaining unreimbursed from all prior Distribution Dates until the Adjusted Collateralised Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes is equal to the A$ Equivalent of the Invested Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

(ii)

(Reimbursement of Class B Charge-Offs): second, pari passu and rateably to the reduction of the Class B Charge-Offs remaining unreimbursed from all prior Distribution Dates until the Collateralised Amount of the Class B Notes is equal to the Invested Amount of the Class B Notes;

(iii)

(Reimbursement of Class C Charge-Offs): third, pari passu and rateably to the reduction of the Class C Charge-Offs remaining unreimbursed from all prior Distribution Dates until the Collateralised Amount of the Class C Notes is equal to the Invested Amount of the Class C Notes;

(iv)

(Reimbursement of Class D Charge-Offs): fourth, pari passu and rateably to the reduction of the Class D Charge-Offs remaining unreimbursed from all prior Distribution Dates until the Collateralised Amount of the Class D Notes is equal to the Invested Amount of the Class D Notes; and

(v)

(Reimbursement of Class E Charge-Offs): finally, pari passu and rateably to the reduction of the Class E Charge-Offs remaining unreimbursed from all prior Distribution Dates until the Collateralised Amount of the Class E Notes is equal to the Invested Amount of the Class E Notes.

(b)

(Reimbursement of Seller Charge-Offs): If part of the Available Income for a Monthly Period is allocated pursuant to Clause 10.1(p) or 10.2(d) on a Distribution Date, the effect of this will be to reduce pari passu and rateably the Seller Charge-Offs remaining unreimbursed from all prior Distribution Dates by the amount of that allocation until the Collateralised Amount of the Seller Notes is equal to the Invested Amount of the Seller Notes.

Such an increase in the Collateralised Amount of the Notes is to be regarded as a reimbursement for the purposes of this Deed to the extent of the allocation, notwithstanding that no actual payment may be made.

11.3	Notification to Trustee

The Manager will promptly notify the Trustee, the US$ Note Trustee and the Principal Paying Agent in writing of all reductions in the Collateralised Amount or Adjusted Collateralised Amount of any Notes as a result of any Charge-Offs it has made to such Collateralised Amount or Adjusted Collateralised Amount pursuant to this Clause 11.

12.	PAYMENT OF EXPENSES, PRINCIPAL AND INTEREST TO NOTEHOLDERS AND OTHER DISTRIBUTIONS

12.1	All Distribution Dates

On each Distribution Date the Trustee will pay from the Collections Account the amounts referred to in Clauses 9 and 10 in accordance with the directions of the Manager pursuant to those Clauses.

12.2	Present entitlement of Income Unitholder

(a)

(Determination of Net Trust Income): The Manager must determine the Net Trust Income for the Series Trust for each Financial Year (being an amount not less than A$1) and for the purpose of those calculations:

(i)	the Manager may determine whether any receipt, profit, gain, payment, loss, outgoing, provision or reserve or any sum of money or investment in a Financial

Year is or is not to be treated as being on income or capital account of the Series Trust (including treating the transfer of amounts from the capital of the Series Trust as income of the Series Trust for any purpose) and whether and the extent to which any provisions and reserves need to be made for the Financial Year;

(ii)

if no determination is made by the Manager under Clause 12.2(a)(i), an item is to be taken into account in calculating the Net Trust Income if it would be taken into account in calculating the Net Tax Income; and

(iii)

the Manager must act or direct that the Trustee takes such action as is necessary in each case to ensure (to the extent possible) that any tax liability in respect of the Series Trust in respect of a Financial Year under Division 6 of Part III of the 1936 Tax Act is borne by the Income Unitholder of the Series Trust and not by the Trustee.

(b)

(Entitlement): In each Financial Year the Income Unitholder will have an absolute vested interest in, and will be presently entitled to, the Net Trust Income of the Series Trust, notwithstanding the fact that such amount is not paid by the Trustee to the Income Unitholder during that Financial Year pursuant to Clause 10.1(a) or 10.1(r). Any such amount not paid to the Income Unitholder during a Financial Year will be an amount payable by the Trustee to the Income Unitholder that will be satisfied only from Income Unit Amounts otherwise payable to the Income Unitholder in accordance with Clause 10.1(a) or 10.1(r) on the Distribution Dates following the close of the Financial Year.

(c)

(Final Distributions): If in the last Financial Year of the Series Trust, there is an amount payable by the Trustee in accordance with Clause 12.2(b) in respect of the previous Financial Year that has not been satisfied from the Income Unit Amounts payable to the Income Unitholder in accordance with Clause 10.1(a) or 10.1(r) on the Distribution Dates in the last Financial Year, the shortfall, plus any such amount for the last Financial Year, will be satisfied in full from, and only by, the payment of the excess funds (if any) by the Trustee to the Income Unitholder pursuant to Clause 15.12.

(d)

(Financial Year): The definition of Financial Year in clause 1 of the Master Trust Deed does not apply to the Series Trust. Instead, Financial Year means a period of 12 months beginning on 1 July, unless the Series Trust is a member of a consolidated group within the meaning of section 703-5 of the 1997 Tax Act, in which case Financial Year means the same period as the ‘income year’ of the head company of the tax consolidated group for the purposes of the 1997 Tax Act, provided in either case that:

(i)

the first Financial Year of the Series Trust is the period commencing on the date of the constitution of the Series Trust and ending on the next succeeding 30 June or the last day of the then current period which is the income year of the head company of the tax consolidated group for the purposes of the 1997 Tax Act; and

(ii)

the last Financial Year of a Series Trust is the period to the date of termination of the Series Trust from the immediately preceding 1 July or the commencement of the then current period which is the income year of the head company of the tax consolidated group for the purposes of the 1997 Tax Act.

12.3	Excess distribution

(a)	(Deposit with the Income Unitholder): A payment to the Income Unitholder of an Income Unit Amount pursuant to Clause 10.1(a) or 10.1(r) with respect to a Payment Date will be held by the Income Unitholder as a deposit by the Trustee with the Income Unitholder and will be dealt with in accordance with this Clause 12.3.

(b)

(Application towards Net Trust Income): As at the end of each Financial Year, the Income Unitholder will, and will be entitled to, deduct and retain for its own benefit from so much of the deposit standing to the credit of the Trustee pursuant to Clause 12.3(a):

(i)

first, the amount of Net Trust Income of the Series Trust in which the Income Unitholder has an absolutely vested interest, and to which the Income Unitholder is presently entitled, for that Financial Year pursuant to Clause 12.2; and

(ii)

secondly, an amount not exceeding the then Subscription Amount notified by the Manager to the Trustee and the Income Unitholder that the Income Unitholder is entitled to deduct as a return of capital in the Series Trust represented by the Income Unit.

To the extent that there is any surplus in the amount so deposited with the Income Unitholder over the aggregate of the amount deducted and retained by the Income Unitholder pursuant to Clause 12.3(b) in a Financial Year, the surplus will be held and dealt with by the Income Unitholder in accordance with this Clause 12.3(b) in the succeeding Financial Year, subject to any prior application of this Clause 12.3(b) with respect to any additional amounts held by the Income Unitholder as deposits by the Trustee in that succeeding Financial Year.

13.	COLLECTIONS ACCOUNT

13.1	Establishment of Collections Account

(a)	(Establishment): Before the Closing Date the Trustee must establish the Collections Account with MBL or such other Eligible Depository as the parties may agree on from time to time.

(b)	(Interest bearing account): The Collections Account must be an interest bearing account provided that, if it is maintained with MBL, MBL is not required to pay interest with respect to either:

(i)	any amount deposited in the Collections Account on any day if:

(A)

the Manager determined pursuant to Clause 10.1 on the Determination Date immediately preceding that day that an amount is payable to the Income Unitholder in accordance with Clause 10.1(r) on the Distribution Date following that Determination Date; and

(B)	an Insolvency Event does not exist in respect of MBL; or

(ii)	the amount of any collateral paid to the Trustee under a Fixed Rate Swap Agreement or Currency Swap Agreement from time to time standing to the credit of the Collections Account.

13.2	Conditions for maintaining Collections Account

The Collections Account must not be held with MBL unless:

(a)	(MBL is an Eligible Depository): MBL is an Eligible Depository; or

(b)	(MBL is not an Eligible Depository): if MBL is not an Eligible Depository:

(i)

a Standby Guarantee has been entered into to support MBL’s obligations to credit to, and to repay from, in accordance with normal banking practice, moneys deposited and to be deposited in the Collections Account; or

(ii)	the Manager has issued a Rating Notification in relation to the Collections Account being held with MBL.

13.3	Transfer of Collections Account

(a)	(Obligation to Transfer): If:

(i)

(While Collections Account with MBL): the Collections Account is maintained with MBL but the Trustee becomes aware that the Collections Account cannot continue to be maintained with MBL pursuant to Clause 13.2; or

(ii)

(While Collections Account with another financial institution): the Collections Account is maintained with a financial institution other than MBL and the Trustee becomes aware that the financial institution is no longer an Eligible Depository, the Trustee must immediately establish a new interest bearing Collections Account with an Eligible Depository and transfer the funds standing to the credit of the old Collections Account to the new Collections Account.

(b)

(Discretion to Transfer): Provided that Clause 13.2 is satisfied and each Rating Agency has been given prior notice of its intention to do so, if the Collections Account is established with a financial institution other than MBL following the Closing Date, at any time after that date the Manager and the Servicer may agree to establish a new interest bearing Collections Account with MBL and transfer funds standing to the credit of the old Collections Account to the new Collections Account.

13.4	Collections deposited within two Business Days

Subject to Clauses 13.5, 13.7 and 13.8, the Servicer and the Seller must deposit into the Collections Account each Collection in respect of the Series Trust received by the Servicer or the Seller, or otherwise payable by the Servicer or the Seller after the Closing Date:

(a)	(Receipt before the Closing Date): in the case of each Collection received by the Servicer or the Seller before the Closing Date, on, or within two Business Days after, the Closing Date;

(b)	(Receipt after the Closing Date): in the case of each Collection received by the Servicer or the Seller on or after the Closing Date, within two Business Days after receipt of such Collection; or

(c)

(Where otherwise payable): where Collections are not received by the Servicer but are otherwise payable by the Servicer or the Seller in accordance with this Deed, within two Business Days of when they fall due for payment to the Trustee from the Servicer or the Seller, provided that, for so long as MBL is an Eligible Depository and the Servicer is MLPL, the Seller or the Servicer may make the deposits under paragraphs (a), (b) and (c) above within four Business Days rather than two Business Days.

13.5	While Collections Account with MBL

Subject to Clause 13.7, while the Collections Account is permitted to be maintained with MBL pursuant to Clause 13.2, the Servicer is entitled to retain in an account held with MBL any Collections in respect of a Monthly Period until 10.00 a.m. on the Transfer Date preceding the Distribution Date following the Monthly Period, when it must at that time deposit such Collections into the Collections Account.

13.6	Servicer to pay interest in respect of Collections

Where the Servicer has received Collections but it is not required pursuant to this Deed to deposit those Collections into the Collections Account until a later date, the Servicer must pay interest in respect of those Collections at a commercial rate agreed between the Servicer and the Manager from time to time for the period commencing on (and including) the date on which those Collections are received and ending on (and including) the date on which those Collections are paid or credited to the Collections Account. Such interest that accrues in respect of a Monthly Period must be paid or credited to the Collections Account by the Servicer no later than 10.00 a.m. on the Transfer Date immediately after the Monthly Period provided that such interest will not be payable by the Servicer on that Transfer Date if:

(a)

(Income Unit amount): the Manager determines pursuant to Clause 10.1 on the immediately preceding Determination Date that an amount is to be paid to the Income Unitholder in accordance with Clause 10.1(r) on the Distribution Date following that Transfer Date; and

(b)	(Insolvency Event): an Insolvency Event does not exist in respect of MBL.

Interest accrued in respect of a Monthly Period pursuant to this Clause 13.6 which is not payable by the Servicer on a Transfer Date will not be carried forward to the next Monthly Period with the intent that the payment obligations of the Servicer in respect of such accrued interest will terminate after such Transfer Date.

13.7	Opening of additional account where Collections Account held with MBL when it is not an Eligible Depository

In the event that:

(a)	(Collections Account with MBL): there are Collections deposited with MBL in the Collections Account;

(b)	(Standby Guarantee): the Collections Account is permitted to be maintained with MBL pursuant to Clause 13.2(b)(i); and

(c)	(Collections Account in excess):

(i)

the maximum amount available to be claimed by the Trustee under the Standby Guarantee is less than the aggregate of all amounts then deposited and to be deposited into the Collections Account by 10.00 a.m. on the next following Transfer Date; and

(ii)

the Manager has not, within two Business Days of being notified of the above, issued a Rating Notification in relation to the failure to satisfy Clauses 13.7(d) to (f) (inclusive) if amounts continue to be deposited in the Collections Account held with MBL, then:

(d)	(New Collections Account): the Trustee must, upon becoming actually aware of the occurrence of that event, immediately open a new Collections Account with an Eligible Depository;

(e)

(Amounts in excess transferred): amounts credited to the Collections Account held with MBL in excess of the maximum amount available to be claimed by the Trustee under the Standby Guarantee must be transferred by the Trustee from that Collections Account to the new Collections Account; and

(f)

(Subsequent deposits): all amounts received by, or payable to, the Trustee in respect of the Series Trust must be deposited in the Collections Account held with MBL to the extent that such amounts can be deposited in that Collections Account in accordance with this Clause 13. The balance of such amounts must be deposited in the new Collections Account established pursuant to Clause 13.7(d) and in accordance with Clause 13.4.

13.8	Prepayment of Collections

The Servicer may, in its sole discretion, deposit amounts into the Collections Account at any time in prepayment of its obligation to deposit Collections into the Collections Account in accordance with Clause 13.4. The Servicer will not be obliged to deposit a Collection into the Collections Account pursuant to Clause 13.4 to the extent that it has prepaid its obligation to do so under this Clause 13.8. The Trustee must repay to the Servicer any amounts standing to the credit of the Collections Account which represent prepayments of Collections by the Servicer in accordance with this Clause 13.8 immediately following the earlier of:

(a)	(Redemption of Notes): the date on which all the Notes have been redeemed in full in accordance with the Master Trust Deed and this Deed; and

(b)	(Termination Event Date): the Termination Event Date of the Series Trust.

13.9	Withdrawal of prepayment from Collections Account

The Servicer may on any Distribution Date notified by the Servicer to the Trustee (with not less than five Business Days prior written notice from the Servicer to the Trustee) at its discretion, request the Trustee to repay, and upon such request the Trustee will pay, any amount prepaid pursuant to Clause 13.8 then standing to the credit of the Collections Account provided that the Servicer must continue to fulfil its obligation to deposit Collections into the Collections Account under Clause 13.4 to the extent of the repayment made under this Clause 13.9.

13.10	Application towards investment proposal

For the avoidance of any doubt, in giving effect to any investment proposal contemplated by clause 12.2(b) of the Master Trust Deed, the Trustee may apply any funds standing to the credit of the Collections Account at the relevant time.

14.	CLEAN-UP AND EXTINGUISHMENT

14.1	Notification of Trigger Event by Manager to Seller

If:

(a)

(Clean-Up Percentage): on any day the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the Closing Date is, or will on the next Distribution Date be, below the Clean-Up Percentage; or

(b)	(Tax event): an event referred to in Condition 7.4(a) or (b) of the US$ Note Conditions has occurred,

unless otherwise required by the Seller, the Manager must promptly ask the Seller by telephone or orally whether the Seller wishes to exercise its rights pursuant to this Clause 14.

14.2	Response by the Seller

The Seller may at any time after receiving (or after it ought to receive) a request from the Manager pursuant to Clause 14.1, and prior to the Termination Event Date, advise the Manager by telephone or orally, that it will exercise its rights pursuant to this Clause 14. At that time, the Seller may nominate a Distribution Date as the Clean-Up Settlement Date. The Manager must then promptly advise the Trustee of such advice and (if applicable) such nomination by the Seller.

14.3	Determination of Clean-Up Settlement Date

If the Seller advises the Manager pursuant to Clause 14.2 that it will exercise its rights pursuant to this Clause 14:

(a)

(Clean-Up Settlement Date to coincide with redemption of Notes): if any Notes have been issued and have not then been redeemed, the Manager must, subject to Clause 14.4(b), in accordance with Conditions 7.3 or 7.4 of the US$ Note Conditions (as applicable) direct the Trustee to give a notice in accordance with such Conditions (which the Trustee must give to Noteholders) that on the Distribution Date nominated by the Seller as the Clean-Up Settlement Date (which must be a complying Distribution Date in accordance with such Condition) a redemption of the Notes will occur pursuant to such Condition (in which case, such nominated and complying Distribution Date will be the Clean-Up Settlement Date); or

(b)	(Otherwise, date nominated by the Seller): otherwise, the Clean-Up Settlement Date will be the Distribution Date nominated by the Seller as the Clean-Up Settlement Date pursuant to Clause 14.2.

14.4	Clean-Up Settlement Price

(a)

(Calculation): The Clean-Up Settlement Price will be the amount determined by the Manager to be the aggregate of the Fair Market Value (as at the last day of the Monthly Period ending immediately before the proposed Clean-Up Settlement Date) of each SMART Receivable then forming part of the Assets of the Series Trust.

(b)

(Minimum Clean-Up Settlement Price): If any Notes have been issued and have not then been redeemed (or deemed to be redeemed) and if the amount of the Clean-Up Settlement Price determined by the Manager (when combined with the other Assets that will be available to the Trustee) is not sufficient to ensure, upon payment by the Seller to the Trustee pursuant to Clause 14.5, that the Trustee would be in a position on the proposed Clean-Up Settlement Date to redeem the Notes in full in accordance with Conditions 7.3 or 7.4 of the US$ Note Conditions (as applicable), the Manager must not give a direction to the Trustee pursuant to Clause 14.3(a). If such amount would be so sufficient, the Manager’s direction pursuant to Clause 14.3(a) must be accompanied by a notification to the Trustee of such amount and the certificate referred to in Condition 7.5 of the US$ Note Conditions.

(c)

(Minimum not sufficient): If the Manager cannot issue the direction referred to in Clause 14.3(b) as a result of such Clause, nothing herein prevents the Seller issuing a further advice to the Manager pursuant to Clause 14.2 at a later date, in which case the procedures and provisions of this Clause 14 will thereupon take effect again (including this Clause 14.4(c)), subject to the requirements herein contained.

14.5	Payment of Clean-Up Settlement Price

The Seller must pay to the Trustee, in immediately available funds, the Clean-Up Settlement Price on the Clean-Up Settlement Date.

14.6	Effect of Payment of Clean-Up Settlement Price

Upon receipt of the Clean-Up Settlement Price by the Trustee in immediately available funds, the Trustee’s entire right, title and interest in the SMART Receivable Rights then forming part of the Assets of the Series Trust is deemed to be extinguished in favour of the Seller with immediate effect from the last day of the Monthly Period which ended prior to the Clean-Up Settlement Date. The Trustee must execute whatever documents the Seller reasonably requires to complete the extinguishment of the Trustee’s right, title and interest in such SMART Receivable Rights.

14.7	Costs

The Seller must pay to, or reimburse, the Trustee immediately on demand for all costs and expenses (including legal costs charged at the usual commercial rates of the relevant legal services provider and any stamp duty and registration fees) arising out of or necessarily incurred by the Trustee in connection with the exercise of the Seller’s rights pursuant to this Clause 14.

14.8	Alternative structure

The Trustee must co-operate with the Seller in exercising the Seller’s rights pursuant to this Clause 14 in a way other than as set out in this Clause 14 if to do so would materially reduce the liability of the Seller to reimburse the Trustee for any of the costs and expenses set out in Clause 14.7 and provided that:

(a)	(Clean-Up Settlement Price): any Clean-Up Settlement Price to be determined pursuant to this Clause 14.8 will be determined by the Manager in accordance with Clause 14.4(a); and

(b)

(Trustee liability): any proposed revised exercise of the Seller’s rights pursuant to this Clause is permitted in law and does not result in the Trustee being exposed to the risk of personal liability unless the Trustee is satisfied, in its absolute discretion, that the Seller will be able to indemnify the Trustee in respect of such risk in accordance with clause 9.15(a) of the Master Sale and Servicing Deed.

14.9	Alternative funding arrangements to permit redemption

Nothing in this Clause 14 prevents the Manager and the Trustee exercising any other rights and powers conferred upon them by this Deed or the Master Trust Deed (in so far as it applies to the Series Trust) to enable the redemption of the Notes as contemplated by Conditions 7.3 and 7.4 of the US$ Note Conditions.

14.10	Clause 16 of the Master Sale and Servicing Deed

Notwithstanding any other provision of any other Transaction Document, the Manager may only exercise its right to issue a Transfer Proposal in accordance with clause 16 of the Master Sale and Servicing Deed where the Series Trust is a Disposing Trust in either of the following circumstances:

(a)

(Call Date): where the relevant Transfer Proposal is issued in connection with an exercise by the Trustee of its rights to redeem all of the Notes in accordance with Condition 7.3 of the US$ Note Conditions and the relevant Assignment Date falls on or after the Call Date (as defined in Condition 7.3); or

(b)

(Tax call): where the relevant Transfer Proposal is issued in connection with an exercise by the Trustee of its rights to redeem all of the Notes in accordance with Condition 7.4 of the US$ Note Conditions and the relevant Assignment Date falls on or within five Business Days of the date on which all of the Notes are to be so redeemed, and, in either case, if the Manager has received a direction from the Seller to issue the relevant Transfer Proposal as contemplated by Clause 3.5.

15.	TERMINATION OF THE SERIES TRUST

15.1	Co-operation in restructuring of the Series Trust

If the Termination Event Date of the Series Trust occurs as a result of a provision of statute or general law at a time when any Notes issued in respect of the Series Trust have not been redeemed in full then from the Termination Event Date of the Series Trust, the Servicer, the Trustee and the Manager must consult and use their reasonable endeavours (in consultation with the Security Trustee pursuant to the Master Security Trust Deed and the Unitholders in the Series Trust) to amend or vary the terms of this Deed, any other relevant Transaction Document and the Notes in respect of the Series Trust, in such a way so as to minimise any potential losses that the Investors may suffer as a result of the termination of the Series Trust. If such consultations do not result in an agreement between the parties as to the best way in which such restructuring can proceed within 90 days of the Termination Event Date of the Series Trust, then the Trustee must proceed to liquidate the Assets of the Series Trust in accordance with the remainder of this Clause 15.

15.2	Determination of Termination Payment Date

Subject to Clause 15.1, the Trustee must as soon as practicable following the Termination Event Date of the Series Trust, declare on the direction of the Servicer and the Manager, a Distribution Date as the Termination Payment Date, being the Distribution Date by which the Trustee reasonably believes that the sale and distribution of the Assets of the Series Trust will be completed in accordance with this Clause 15. Based on the direction of the Servicer and the Manager, the Trustee may substitute another Distribution Date as the Termination Payment Date if it reasonably believes that the Assets will not in fact be sold and distributed by the then declared Termination Payment Date.

15.3	Realisation of Assets of the Series Trust

Subject to Clause 15.1, upon the occurrence of the Termination Event Date of the Series Trust, the Trustee, at the direction of the Manager, must sell and realise the Assets of the Series Trust (and, in relation to the sale (other than pursuant to Clause 15.5) of any SMART Receivable Rights forming part of the Assets of the Series Trust, the Trustee must obtain appropriate expert advice prior to the sale) and such sale (so far as is reasonably practicable and reasonably commercially viable) must be completed within 180 days of the Termination Event Date of the Series Trust provided that during the period of 180 days from that Termination Event Date:

(a)

(Fair Market Value): the Trustee must not sell the SMART Receivable Rights for less than an amount equal to the Fair Market Value of the SMART Receivables that then form part of the Assets of the Series Trust;

(b)	(Sale in accordance with Clause 15.4): the Trustee must not sell any SMART Receivable Rights unless the sale is on terms in accordance with Clause 15.4; and

(c)

(Right of first refusal): the Trustee must not sell any SMART Receivable Rights unless it has offered the SMART Receivable Rights for sale to the Seller in accordance with Clause 15.5 and the Seller has either not accepted that offer within 90 days of that Termination Event Date or has accepted that offer but not paid the consideration due by the time required pursuant to Clause 15.5.

15.4	Conditions of Sale During 180 days

The Trustee must not conclude a sale pursuant to Clause 15.3 (other than pursuant to Clause 15.5) unless:

(a)	(Equitable assignment only): any SMART Receivable Rights sold pursuant to that sale are assigned in equity only (unless the Trustee already holds legal title to such SMART Receivable Rights);

(b)	(Servicer’s rights retained): the sale is expressly subject to the Servicer’s right to be retained as Servicer of those SMART Receivable Rights in accordance with the terms of this Deed; and

(c)

(Sale subject to Seller Trust): the sale is expressly subject to the rights of the Seller Trust in respect of those SMART Receivable Rights pursuant to this Deed and to the Seller’s rights (as beneficiary of the Seller Trust) in respect of those SMART Receivable Rights pursuant to this Deed.

15.5	Right of Refusal to Seller

(a)

(Deemed offer to Seller): Subject to Clause 15.5(d), on the Termination Event Date of the Series Trust, if the Trustee holds any SMART Receivable Rights at that time, the Trustee is deemed to irrevocably offer to extinguish in favour of the Seller, its entire right, title and interest in the SMART Receivable Rights forming part of the Assets of the Series Trust in return for the payment to the Trustee of an amount equal to the Fair Market Value (as at the Termination Event Date of the Series Trust) of the SMART Receivables then forming part of the Assets of the Series Trust.

(b)

(Acceptance by Seller of Offer): The Seller may verbally accept the offer referred to in Clause 15.5(a) within 90 days after the Termination Event Date of the Series Trust and having accepted the offer, must pay to the Trustee, in immediately available funds, the amount referred to in Clause 15.5(a) by the expiration of 180 days after the Termination Event Date of the Series Trust. If the Seller accepts such offer, the Trustee must execute whatever documents the Seller reasonably requires to complete the extinguishment of the Trustee’s right, title and interest in the SMART Receivable Rights then forming part of the Assets of the Series Trust.

(c)

(Trustee must not sell): The Trustee must not sell any SMART Receivable Rights referred to in Clause 15.5(a) unless the Seller has failed to accept the offer referred to in Clause 15.5(a) within 90 days after the Termination Event Date of the Series Trust or, having accepted the offer, has failed to pay the amount referred to in Clause 15.5(a) by the expiration of 180 days after the Termination Event Date of the Series Trust.

(d)

(Approval of Noteholders): If the Fair Market Value (as at the Termination Event Date of the Series Trust) of the SMART Receivables then forming part of the Assets of the Series Trust is not sufficient to ensure that, following the acceptance by the Seller of the deemed offer by the Trustee pursuant to Clause 15.5(a), the Noteholders will receive an amount equal to the aggregate on the Termination Payment Date of:

(i)	(Invested Amount): the Invested Amount of the Notes; and

(ii)	(Interest Entitlement): the Interest Entitlement on the Notes,

then the Manager must promptly convene a meeting of Noteholders (in accordance with the Master Trust Deed) to seek the approval of the Noteholders, by way of Extraordinary Resolution, to the deemed offer by the Trustee pursuant to Clause 15.5(a). The deemed offer by the Trustee pursuant to Clause 15.5(a) will be conditional upon an Extraordinary Resolution of Noteholders approving the offer (in accordance with the Master Trust Deed) at the Fair Market Value (as at the Termination Event Date of the Series Trust) of the SMART Receivables then forming part of the Assets of the Series Trust.

15.6	Sale at Lower Price

If after the expiration of the period of 180 days from the Termination Event Date of the Series Trust the Trustee has not sold the SMART Receivable Rights which form part of the Assets of the Series Trust for the amount determined in accordance with Clause 15.3(a), the Trustee may proceed to sell such SMART Receivable Rights free from the prohibitions contained in Clause 15.3(a) and may, if necessary, sell such SMART Receivable Rights on the terms set out in Clause 15.7 if the terms of that clause are satisfied. If any SMART Receivable Rights are sold for less than the price for those SMART Receivable Rights determined in accordance with Clause 15.3(a), then any such shortfall must be allocated as provided for in Clause 15.11.

15.7	Conditions of Sale After 180 days

Upon the expiration of the period of 180 days from the Termination Event Date of the Series Trust, the Trustee may, if necessary (in its reasonable opinion) to sell the SMART Receivable Rights forming part of the Assets of the Series Trust for at least the amount determined in accordance with Clause 15.3(a) in respect of those SMART Receivable Rights:

(a)	(Perfect title): take all necessary steps to perfect the Trustee’s legal title to the SMART Receivable Rights;

(b)	(Terminate Servicer): terminate the rights and obligations of the Servicer in respect of those SMART Receivable Rights; and

(c)

(Sell SMART Receivable Rights): sell the legal and beneficial ownership in such SMART Receivable Rights to the prospective purchaser free of the Seller Trust and all rights of the Seller to repurchase such SMART Receivable Rights in accordance with this Deed which rights the Seller is deemed to have waived by its not accepting the offer made to it in accordance with Clause 15.5(a).

15.8	Further Conditions of Sale

If the Trustee sells the SMART Receivable Rights forming part of the Assets of the Series Trust pursuant to this Clause 15, the Trustee must use reasonable endeavours to include as a condition of the sale by the Trustee that the purchaser will:

(a)	(Consent): consent to the granting in favour of the Seller of mortgages and other Security Interests subsequent to the Mortgages and Collateral Security assigned to the purchaser;

(b)

(Enter Priority Agreements): enter into priority agreements with the Seller, in the form then specified in the Servicing Standards, limiting the priority of the Mortgages and Collateral Security assigned to the purchaser over any subsequent mortgages and other Security Interests held by the Seller to the then principal balance of the relevant SMART Receivable and any interest, fees and expenses on this amount; and

(c)

(Endeavour to obtain Borrower’s consent): use reasonable endeavours to obtain the consent of the providers of Mortgages and Collateral Securities assigned to the purchaser, and any other relevant person, to the grant of subsequent mortgages and other Security Interests to the Seller.

15.9	Procedures Pending Winding-Up

During the period commencing on the Termination Event Date of the Series Trust and ending on the Termination Payment Date:

(a)

(Trustee, Manager and Servicer must continue to perform duties): the Trustee, the Servicer and the Manager must continue to perform their respective roles in accordance with the Master Trust Deed and this Deed in respect of the Assets of the Series Trust;

(b)	(Collections to continue to be paid into Collections Account): all Collections must continue to be deposited into the Collections Account in accordance with this Deed;

(c)

(Proceeds of sale): all proceeds arising from the sale of Assets of the Series Trust must be deposited into the Collections Account and must be treated for all purposes as if such proceeds were Collections and the Manager must determine (and advise the Trustee) which of such proceeds are to be treated as received on account of Income Collections and the Finance Charges corresponding to such proceeds; and

(d)	(Trustee must make payments): the Trustee must continue to make all payments determined by the Manager as required to be made in accordance with this Deed.

15.10	Costs on Winding-up of the Series Trust

On the Determination Date prior to the Termination Payment Date, the Manager (in consultation with the Trustee) must in respect of the Series Trust make provision for all Taxes, costs, charges, expenses, claims and demands anticipated to become payable after the Termination Payment Date in connection with or arising out of the administration or winding up of the Series Trust, including the fees of any consultants whom the Trustee, the Seller, the Servicer, the Security Trustee or the Manager have employed in connection with the administration or winding up of the Series Trust. Such costs (if any) will be treated as Series Trust Expenses by the Manager in making its determinations as to payments to be made on the Termination Payment Date in accordance with Clause 15.11.

15.11	Calculation of Final Distributions

On the Determination Date prior to the Termination Payment Date, the Manager must determine how the amounts standing to the credit of the Collections Account are to be distributed and must make such determination in accordance with the provisions of clause 13 of the Master Security Trust Deed. After making such determinations the Manager must notify the Trustee of the allocations and payments to be made on the Termination Payment Date.

15.12	Final Distributions

On the Termination Payment Date the Trustee must make the payments that the Manager directs it to make pursuant to Clause 15.11.

15.13	Final Redemption

All Notes and Units are deemed to be redeemed and discharged in full on the Termination Payment Date provided the payment (if any) due in respect of them from the Trustee pursuant to Clause 15.12 is made to the corresponding Investors.

15.14	Notification to the Rating Agencies

The Manager will promptly notify each Rating Agency of the redemption and discharge in full of all Notes and Units pursuant to Clause 15.13 or any earlier redemption and discharge in full of a Class of Notes.

16.	GENERAL

16.1	Required Credit Rating and Maturity

(a)

(Required Credit Rating): Unless otherwise agreed between the Manager, the Trustee and each Rating Agency, the Required Credit Rating in respect of the Authorised Short-Term Investments of the Series Trust is:

(i)	with respect to Moody’s, a short-term credit rating of P-1; and

(ii)	with respect to Fitch Ratings:

(A)

if the rating assigned by Fitch Ratings to the most highly rated Note outstanding is less than AA-, a credit rating by Fitch Ratings which is equal to or higher than the rating assigned by Fitch Ratings to the most highly rated Note outstanding at that time; or

(B)	if the rating assigned by Fitch Ratings to the most highly rated Note outstanding is equal to or higher than AA-:

I.

in relation to Authorised Short-Term Investments whose remaining maturities at the time of purchase by the Trustee are less than or equal to 30 days, a short-term credit rating of F1 by Fitch Ratings and a long-term credit rating of A by Fitch Ratings (or, if the relevant investment has been placed on ratings watch negative by Fitch Ratings, a short-term credit rating of F1+ and a long-term credit rating of A+ by Fitch Ratings);

II.

in relation to Authorised Short-Term Investments which are securities and whose remaining maturities at the time of purchase by the Trustee are more than 30 days but less than or equal to 365 days, a short-term credit rating of F1+ by Fitch Ratings or a long-term credit rating of AA- by Fitch Ratings (or, if the relevant investment has been placed on ratings watch negative by Fitch Ratings, AA by Fitch Ratings); or

III.

in relation to Authorised Short-Term Investments which are securities and whose remaining maturities at the time of purchase by the Trustee are more than 365 days, a credit rating by Fitch Ratings which is equal to or higher than the rating assigned by Fitch Ratings to the most highly rated Note outstanding at that time.

(b)

(Maturity): The Manager must ensure that each Authorised Short-Term Investment, other than cash, acquired by the Series Trust has a maturity date such that its proceeds will be available to meet the Trustee’s obligations in respect of the Notes as they fall due on the Distribution Date on which that Authorised Short-Term Investment is to be applied as Collections or as Liquidity Reserve Draw.

(c)	(Losses): Any losses with respect to Authorised Short-Term Investments will be borne by the Series Trust.

16.2	Distribution of information

The Manager will on each Determination Date send:

(a)	(To the Trustee): to the Trustee, the Settlement Statement; and

(b)	(To the Rating Agencies): to each Rating Agency, such information as it requires from the Settlement Statement.

16.3	SEC Reporting Requirements

(a)

(General): For any time period during which the Series Trust is required to report under the Exchange Act, MLPL will file on behalf of the Series Trust annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC. Such reports and other information will also be posted to the internet website maintained by MLPL at http://www.macquarie.com.au/securitisation as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

(b)

(Form 10-K): No later than 90 days after the end of each fiscal year of the Series Trust for which MLPL is required under the Exchange Act to file an annual report on Form 10-K with respect to the Series Trust, MLPL will:

(i)

(Sarbanes-Oxley certification): sign a certificate in relation to the Series Trust (pursuant to clause 302 of the Sarbanes-Oxley Act of 2002) in the form of Schedule 6, or in such other form as is required for such certification by Rules 13a-14(d) and 15d-14(d) of the Exchange Act; and

(ii)

(Form 10-K filing): file a Form 10-K under the Exchange Act in respect of the Series Trust for such fiscal year, together with the certificate signed by MLPL in respect of that year in accordance with paragraph (b)(i) above, the documents delivered to MLPL under Clauses 16.4(b) and such other information or documents as are required by the Exchange Act to be attached as exhibits to the Form 10-K.

(c)	(Pool Performance Data and Form 10-D):

(i)

No later than three Business Days prior to each Distribution Date, the Manager must prepare the Noteholder Report setting out the Pool Performance Data in respect of the Monthly Period preceding that Distribution Date.

(ii)

Each Noteholder Report must be delivered by the Manager to each of the Trustee, MLPL, the US$ Note Trustee and the Principal Paying Agent no later than three Business Days prior to the Distribution Date to which the relevant Noteholder Report relates.

(iii)	MLPL must:

(A)	file each Noteholder Report with the SEC on Form 10-D within 15 days after each Distribution Date; and

(B)	post each Noteholder Report on its website located at http://www.macquarie.com.au/securitisation.

(d)

(Substitute Servicer): As a condition to the appointment of a Substitute Servicer under clause 4.4 of the Master Sale and Servicing Deed, the Servicer must provide to MLPL, at least 15 calendar days prior to the effective date of such appointment, and no later than the date specified by MLPL in order to permit it to comply with its obligations under the rules and regulations promulgated by the SEC, all information reasonably requested by MLPL in relation to such appointment in order for MLPL to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the Series Trust.

(e)

(Substitute Manager): As a condition to the appointment of a Substitute Manager under clause 20.4 of the Master Trust Deed, the Manager must provide to MLPL, at least 15 calendar days prior to the effective date of such appointment, and no later than the date specified by MLPL in order to permit it to comply with its obligations under the rules and regulations promulgated by the SEC, all information reasonably requested by MLPL in relation to such appointment in order for MLPL to comply with its reporting obligation under Item 8.01 of Form 8-K with respect to the Series Trust.

16.4	Compliance with Regulation AB

(a)

(Servicer delegate information): In relation to each fiscal year of the Series Trust for which MLPL is required under the Exchange Act to file an annual report on Form 10-K with respect to the Series Trust, the Servicer must prepare and deliver to MLPL no later than 90 days after the end of that fiscal year a written description of the role and function of each delegate appointed by the Servicer specifying:

(i)	the identity of each such delegate and which (if any) of such delegates are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; and

(ii)	which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each delegate identified pursuant to paragraph (i) of this Clause.

(b)

(Servicer compliance): In relation to each fiscal year of the Series Trust for which MLPL is required under the Exchange Act to file an annual report on Form 10-K with respect to the Series Trust, the Servicer must prepare and deliver to each of the Trustee, MLPL, the Manager, the US$ Note Trustee and the Rating Agencies, each of the following items no later than 90 days after the end of that fiscal year:

(i)

(Servicer compliance certificate): pursuant to Item 1123 of Regulation AB a certificate of compliance substantially in the form of Schedule 8, signed by an authorised officer of the Servicer, to the effect that:

(A)

a review of the Servicer’s activities during the immediately preceding fiscal year (or applicable portion of such fiscal year) and of its performance under this Series Supplement and any other Transaction Document during such period has been made under such officer’s supervision; and

(B)

to the best of such officer’s knowledge, based on such review, that the Servicer has fulfilled all of its obligations under this Series Supplement and any other Transaction Document in all material respects throughout the fiscal year (or applicable portion thereof) or, if there has been a failure to fulfil any such obligation in any material respect, specifically identifying each such failure known to such officer and its nature and status;

(ii)

(Assessment of compliance): as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria, including disclosure of any material instance of non-compliance identified by the Servicer. Such report must be signed by an authorised officer of the Servicer, and must be substantially in the form of, and address each of the Servicing Criteria specified in, Schedule 7, but only to the extent that the Servicer is involved in servicing activities relating to the Servicing Criteria, as reasonably determined by MLPL from time to time; and

(iii)

(Accounting attestation report): a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance report made by the Servicer and delivered pursuant to, paragraph (ii) above. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(iv)

(Servicer delegate assessment of compliance and accounting attestation reports): In addition, the Servicer must cause each delegate of the Servicer, if any, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to comply with paragraphs (ii) and (iii) above as if references to the “Servicer” in those paragraphs were references to such delegate, except that any assessment of compliance or accounting reports delivered by a delegate of the Servicer under paragraph (ii) or (iii) above need not address any elements of the Servicing Criteria other than those specified by the Servicer to such delegate pursuant to Clause 16.4(a)(ii).

(c)	(Compliance by other parties):

(i)

Each party to this Deed (other than the Servicer) acting in any capacity acknowledges and agrees that to the extent MLPL reasonably determines that such party is “participating in the servicing function” in relation to the Series Trust within the meaning of Item 1122 of Regulation AB, Clauses 16.4(a) and 16.4(b)(ii) to

16.4(b)(iv) will apply to such party as if references to the “Servicer” in those Clauses were references to that party in the relevant capacity.

(ii)

Unless MLPL determines that compliance is no longer required under Regulation AB, the Manager must comply with Clause 16.4(b)(i) as if references to the “Servicer” in that Clause were references to the Manager.

(d)

Each party which is required under this Clause 16.4 to provide any information, report, certification, accountant’s letter or other material in its capacity either as a party “participating in a servicing function” in relation to the Series Trust within the meaning of Item 1122 of Regulation AB or pursuant to Item 1123 of Regulation AB (the Assessing Party) hereby represents, warrants and agrees that each such information, report, certification, accountant’s letter or other material required pursuant to this Clause 16.4 to be provided by the Assessing Party or any of its delegates will be accurate in all material respects and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)

Each Assessing Party shall indemnify the Trustee and MLPL, and shall hold the Trustee and MLPL harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that it sustains directly as a result of:

(i)

any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountant’s letter or other material provided in written or electronic form under this Clause 16.4 by or on behalf of the Assessing Party, or provided under this Clause 16.4 by or on behalf of any delegate of the Assessing Party (collectively, the Assessing Party Information); provided that in the case of any untrue statement of a material fact contained or alleged to be contained in any accountant’s letter, the Assessing Party will indemnify and hold harmless the Trustee and MLPL only to the extent of the sum that the Assessing Party recovers from the accounting firm providing such accountant’s letter (which recovery the Assessing Party must, if the Assessing Party in good faith determines the Assessing Party is entitled to do so after taking professional advice, pursue including by taking action in any relevant court of competent jurisdiction); provided, further, that the Assessing Party will not indemnify and hold harmless the Trustee or MLPL to the extent that the untrue statement of a material fact contained or alleged to be contained in the Assessing Party Information relates to information provided to the Assessing Party by the Trustee, MLPL or any other party to enable the Assessing Party to complete its duties under the Transaction Documents;

(ii)

the omission or alleged omission to state in the Assessing Party Information a material fact required to be stated in the Assessing Party Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that this Clause 16.4(e)(ii) shall be construed solely by reference to the Assessing Party Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Assessing Party Information or any portion thereof is presented together with or separately from such other information; provided, further, that in the case of the omission or alleged omission to state in an accountant’s letter a material fact required to be stated in the accountant’s letter or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Assessing

Party will indemnify and hold harmless the Trustee and MLPL only to the extent of the sum that the Assessing Party recovers from the accounting firm providing such accountant’s letter (which recovery the Assessing Party must, if the Assessing Party in good faith determines the Assessing Party is entitled to do so after taking professional advice, pursue including by taking action in any relevant court of competent jurisdiction); provided, further, that the Assessing Party will not indemnify and hold harmless the Trustee and MLPL to the extent that the omission or alleged omission to state in the Assessing Party Information a material fact required to be stated in the Assessing Party Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, relates to information provided to the Assessing Party by the Trustee, MLPL or any other party to enable the Assessing Party to complete its duties under the Transaction Documents; or

(iii)

any failure by the Assessing Party or any delegate of the Assessing Party to deliver any information, report, certification, accountant’s letter or other material when and as required under this Clause 16.4, including any failure by the Assessing Party to disclose any non-compliance with any of the Servicing Criteria in a certification or to identify any delegate “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. In the case of any failure of performance described in Clause 16.4(e)(iii), the Assessing Party shall promptly reimburse the Trustee and MLPL for all costs reasonably incurred by the Trustee and MLPL in order to obtain the information, report, certification, accountant’s letter or other material not delivered as required by the Assessing Party or any delegate of the Assessing Party.

(f)

Any failure by the Assessing Party or any delegate of the Assessing Party to deliver any information, report, certification, accountant’s letter or other material when and as required under this Clause 16.4, will immediately and automatically, without notice or grace period, entitle the Manager, in its sole discretion:

(i)

to remove the Assessing Party or direct the Assessing Party to remove such delegate from the performance of any activities which MLPL reasonably determines to constitute “participating in the servicing function” in relation to the Trustee within the meaning of Item 1122 of Regulation AB; and

(ii)

to replace the Assessing Party or such delegate with respect to such activities, each at the expense of the Assessing Party, without payment (notwithstanding anything in the Transaction Documents to the contrary) of any compensation to the Assessing Party or such delegate;

provided, that if directed by MLPL, the Manager must so remove and replace the Assessing Party or such delegate, as applicable; and provided, further, that to the extent that any provision of the Transaction Documents expressly provides for the survival of certain rights or obligations following termination of such party, such provision will be given effect.

(g)

The Assessing Party must promptly reimburse the Trustee, the Manager (or any agent of the Manager) and MLPL for all reasonable expenses incurred by the Trustee, the Manager (or such agent) and MLPL, as such are incurred, in connection with the termination of any Assessing Party or its delegate and the transfer of servicing activities within the meaning of Regulation AB to a successor. The provisions of this Clause 16.4(g) shall not limit whatever rights the Trustee, the Manager or MLPL may have under other provisions of the Transaction Documents or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

16.5	Claim for Damages

Where this Deed provides for damages to be payable by the Seller, the Servicer or the Manager to the Trustee:

(a)	(Claim must be in writing): a written notice of a claim for damages must be provided to the relevant party by the Trustee;

(b)

(Claim must specify the amount of damages): such notice must specify the amount of damages claimed and how such amount has been determined by reference to the loss incurred as a result of the breach leading to the claim for damages; and

(c)

(Trustee must act on instructions): the Trustee in preparing a notice in accordance with Clauses 16.5(a) and (b) will act on the instructions of the Manager (in the case of a claim against the Seller or the Servicer) or take expert advice, if necessary (in the case of a claim against the Manager).

16.6	Allocation of Damages

If an amount is payable to the Trustee by the Servicer, the Seller or the Manager for breach of a representation, warranty or obligation under the Master Trust Deed, the Master Sale and Servicing Deed (including any such amounts payable under clause 6.6 of the Master Sale and Servicing Deed which represent amounts in respect of accrued but unpaid interest on the relevant SMART Receivables in respect of the relevant period) or this Deed or for other damages, such amount is to be treated as a Finance Charge. On each Determination Date the Manager must notify the Trustee of such amount received (if any) in the Monthly Period just ended.

16.7	Additional Expenses

In accordance with clause 16.11(q) of the Master Trust Deed and paragraph (d) of the definition of the term “Series Trust Expenses” in Clause 1.1, the Additional Expenses are incorporated into and form part of the Series Trust Expenses of the Series Trust for which the Trustee is entitled to be indemnified out of the Assets of the Series Trust.

16.8	Form of Transfers and Certificates

For the purposes of the Master Trust Deed insofar as it relates to the Series Trust:

(a)	(Note Certificates): the form of:

(i)	the Note Certificates for the A$ Notes is as specified in Schedule 2; and

(ii)	the Book-Entry Notes for the US$ Notes is as specified in Schedule 1 to Schedule 4 of the US$ Note Trust Deed; and

(b)	(Note Transfers): the form of the Note Transfer:

(i)	in relation to the A$ Notes is as specified in Schedule 3; and

(ii)	in relation to the US$ Notes is as specified in clause 5.3(a) of the Agency Agreement.

16.9	Incur Costs Without Approval

In accordance with clause 16.26 of the Master Trust Deed, the Trustee may do such things, take such actions and incur such expenses without the consent of the Manager (including the appointment of advisers) as it believes necessary (acting reasonably) in determining whether a particular event under the Transaction Documents is having, or will have, an Adverse Effect where such determination is a necessary pre-condition for the Trustee to exercise its rights under any Transaction Documents.

16.10	Adverse Effect

The Manager and the Servicer each acknowledge that:

(a)

(Determination without consent): an Adverse Effect may be determined by the Trustee without the consent of the Manager provided such determination is a pre-condition of the Trustee exercising its rights under a Transaction Document;

(b)

(Notice): the Trustee is required to provide the notices referred to in this Deed in respect of a determination of Adverse Effect only if it is actually aware of the facts giving rise to the Adverse Effect; and

(c)

(Trustee may rely): in making those determinations, the Trustee will seek and rely conclusively on advice given to it by its advisers in the manner contemplated in clause 16.6 of the Master Trust Deed.

16.11	Disclosure of Information to Related Bodies Corporate

In relation to information which the Trustee in its capacity as trustee of the Series Trust or the Seller Trust (the Recipient) receives from any of the Manager, the Investors, the Seller or the Servicer (the Discloser) in relation to the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed (the Information), each Discloser hereby severally authorises and consents to the Recipient making available such Information, except to the extent that the making available of such Information is prohibited by law (including the Privacy Act), to:

(a)

(Related Body Corporate): any Related Body Corporate of the Recipient which acts as custodian or Security Trustee of the Assets of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed or which otherwise has responsibility for the management or administration of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed, including their respective Assets; and

(b)

(Recipient in Other Capacities): the Recipient acting in its capacity as Manager, custodian or Servicer (as applicable) of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed.

Notwithstanding any other provision of this Deed, the Recipient will not have any liability to the Discloser or any other person for the use, non-use, communication or non-communication of the Information in the above manner, except to the extent to which the Recipient has an express contractual obligation to disclose or not to disclose or to use or not to use certain information received by it and fails to do so.

16.12	Substitute Fixed Rate Swap Agreement

Upon the termination of any Fixed Rate Swap Agreement in respect of the Fixed Rate Swap, and subject to Clause 17.5 of this Deed and clause 16.5 of the Master Trust Deed, and without limiting the Trustee’s powers under clause 16 of the Master Trust Deed, the Trustee as trustee of the Series

Trust must, if requested by the Manager, enter into a substitute Fixed Rate Swap Agreement with such parties and upon such terms as are specified by the Manager provided that the Manager has issued a Rating Notification in relation to the entry into such substitute agreement.

16.13	Substitute Currency Swap Agreement

Upon the termination of any Currency Swap Agreement in respect of a Currency Swap, and subject to Clause 17.5 of this Deed and clause 16.5 of the Master Trust Deed, and without limiting the Trustee’s powers under clause 16 of the Master Trust Deed, the Trustee as trustee of the Series Trust must, if requested by the Manager, enter into a substitute Currency Swap Agreement with such parties and upon such terms as are specified by the Manager provided that the Manager has issued a Rating Notification in relation to the entry into such substitute agreement.

16.14	Manager’s Obligations in relation to hedging

The Manager must ensure that the Trustee’s interest rate risk under each SMART Receivable which forms part of the Assets of a Series Trust is hedged under the Fixed Rate Swap.

16.15	Servicer must remit Obligor Taxes

The Servicer must remit to the relevant Governmental Agency any Obligor Taxes in accordance with all applicable laws and any applicable Receivables Agreement.

16.16	Servicer may delegate

(a)

Notwithstanding clause 3.26 of the Master Sale and Servicing Deed, the Servicer may delegate any of its powers, duties and obligations in respect of SMART Receivables to a Related Body Corporate of MBL or to any other person in respect of whom the Manager has issued a Rating Notification.

(b)

For the purpose of clause 3.28 of the Master Sale and Servicing Deed, any delegation by the Servicer of its powers, duties and obligations in respect of SMART Receivables pursuant to Clause 16.16(a) is deemed to be a delegation by the Servicer under clause 3.26 of the Master Sale and Servicing Deed.

(c)

The Servicer may replace or suspend any attorney, agent or sub-agent appointed as its delegate under Clause 16.16(a) for any cause or reason as the Servicer may in its sole discretion think sufficient with or without assigning any cause or reason.

16.17	Appointment of the Servicer

The Trustee hereby exclusively appoints the Servicer as its attorney to act on the Trustee’s behalf and exercise all rights and powers of the Trustee with respect to the Fixed Rate Swap Agreement and the Currency Swap Agreement. Without limiting the generality of the foregoing, the Servicer may issue and receive on behalf of the Trustee all notices, certificates and other communications under the Fixed Rate Swap Agreement or Currency Swap Agreement until such time as the Trustee serves written notice of the revocation of the Servicer’s authority to act on behalf of the Trustee in accordance with this Clause. The Servicer hereby accepts such appointment.

16.18	Supplementary Trustee powers

Without limiting the generality of clause 16 of the Master Trust Deed or any other provision of the Master Trust Deed, but subject to the limitations imposed on the Trustee pursuant to the Master

Trust Deed, the Trustee has full power to do the following (which powers are to be construed as separate and independent powers):

(a)

(DTC): to lodge the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, or arrange for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to be lodged, with the DTC, Euroclear or Clearstream, Luxembourg or a common depository for the DTC, Euroclear or Clearstream, Luxembourg;

(b)

(Payment direction): where a person owes an amount to the Trustee, to direct that debtor to make that payment to another person on behalf of the Trustee, including directing payments due in respect of the Notes to be made to the Noteholders;

(c)	(Currency conversion): subject to the terms of the Transaction Documents, to convert currencies on such terms and conditions as the Manager thinks fit and as directed by the Manager to the Trustee;

(d)	(US$ Note Trustee): to appoint the US$ Note Trustee;

(e)	(US$ Note Registrar): to appoint the US$ Note Registrar;

(f)	(Agent Bank): to appoint the Agent Bank;

(g)	(Paying Agent): to appoint each Paying Agent; and

(h)

(Incidental Powers): with the written agreement of the Manager (which agreement is not to be unreasonably withheld), to do all such things incidental to or necessary or convenient to be done for, or in connection with, any of the above powers.

16.19	PPSA

(a)

(Seller, Servicer and Manager to take action): Without limiting any provision of any other Transaction Document, each of the Seller, the Servicer and the Manager, at its own cost, undertake to do all things reasonably necessary (including, without limitation, directing the Trustee or the Security Trustee to take any required action) from time to time to:

(i)	permit any security interest, which is an asset of the Series Trust, to be registered on the PPS Register;

(ii)	permit the Security (as defined in the General Security Deed) to be perfected by registration on the PPS Register; and

(iii)	otherwise perfect the Trustee’s interest in the assets of the Series Trust in the context of the PPSA,

immediately before, or promptly following, such security interests coming into existence.

(b)

(Trustee and Security Trustee to comply with directions): Each of the Trustee and the Security Trustee agree to comply with any reasonable directions given to them by the Seller, the Servicer or the Manager pursuant to Clause 16.19(a), provided that:

(i)	such directions contain sufficient detail as to the action required of the Trustee and/or Security Trustee;

(ii)

in the event that such directions are not sufficiently detailed to enable the Trustee and/or Security Trustee to comply, the Trustee and/or Security Trustee are not required to take any action other than to inform the Servicer, the Seller or Manager (as the case may be) that this is the case and specify the reason the Trustee and/or the Security Trustee is unable to comply;

(iii)	all costs and expenses incurred by the Trustee and/or Security Trustee (including time in attendance) shall be Series Trust Expenses; and

(iv)	in the absence of any such directions, the Trustee and/or Security Trustee are not required to take any action with respect to the PPSA.

(c)	(Trustee and Security Trustee limitation of liability): Neither the Trustee nor the Security Trustee:

(i)

is responsible for ensuring that the PPSA is complied with in relation to the Series Trust and the Security Trust or for ensuring the accuracy, completeness or effectiveness (as the case may be) of any registration, perfection or priority of any security interest; nor

(ii)

shall be liable to any person for any loss arising in relation to the Series Trust in connection with the PPSA, the PPS Register, any defect in registration or loss of priority in connection therewith, acting on the directions of the Seller, the Manager and/or the Servicer in accordance with this Clause 16.19 or any failure of the Seller, the Manager and/or the Servicer to comply with its obligations in this Clause 16.19 (except to the extent that such loss is a direct result of a breach by the Trustee or the Security Trustee of its obligations under this Clause 16.19).

(d)	(Interpretation): In this Clause 16.19, terms defined in the PPSA but not otherwise defined in this Deed (including by reference or incorporation) have the meanings given to them in the PPSA.

16.20	Reporting of repurchase demands

The Trustee, the Servicer and the Manager must:

(a)

notify MLPL as soon as practicable and in any event within five Business Days, of all demands or requests received from any Noteholder by an Authorised Officer of the Trustee for the repurchase of any SMART Receivable pursuant to clause 6 of the Master Sale and Servicing Deed;

(b)

promptly upon request by MLPL, provide to MLPL any other information which is in the possession or control of the Trustee, the Servicer or the Manager (as the case may be) that has been reasonably requested to facilitate compliance by MLPL with Rule 15Ga-1 under the Exchange Act; and

(c)

if requested by MLPL within a reasonable time before the Trustee is required to perform any obligation under this Clause 16.20(c), provide a written certification no later than fifteen days following the end of any calendar quarter or calendar year that the Trustee has not received any repurchase demands from any Noteholder for such period, or if repurchase demands have been received during such period, that the Trustee has provided all the information reasonably requested under Clause 16.20(b) above.

In no event will the Trustee have any responsibility or liability in connection with any filing required to be made by a securitiser under Rule 15Ga-1 under the Exchange Act.

17.	TRUSTEE’S LIMITATION OF LIABILITY

17.1	Limitation on Trustee’s liability

A liability incurred by the Trustee acting in its capacity as trustee of the Series Trust arising under or in connection with this Deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Series Trust out of which the Trustee is actually indemnified for the liability. A liability incurred by the Trustee acting in its capacity as trustee of the Seller Trust arising under or in connection with this Deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the Seller Trust Assets out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee’s liability applies despite any other provision of this Deed (other than Clause 17.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed.

17.2	Claims against Trustee

The parties other than the Trustee may not sue the Trustee in respect of liabilities incurred by the Trustee acting in its capacity as trustee of the Series Trust or the Seller Trust in any capacity other than as trustee of the Series Trust or the Seller Trust, as the case may be, including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust or the Seller Trust Assets, as the case may be), a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of the Series Trust or the Seller Trust Assets, as the case may be).

17.3	Fraud, Negligence or Wilful Default

The provisions of this Clause 17 will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Deed or any other Transaction Document in relation to the Series Trust or the Seller Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of the Series Trust or the Seller Trust Assets, as the case may be, as a result of the Trustee’s fraud, negligence or wilful default.

17.4	Acts or omissions

It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations or any breach of representation or warranty under this Deed) will be considered fraudulent, negligent or a wilful default for the purpose of Clause 17.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations in relation to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

17.5	No obligation

The Trustee is not obliged to enter into any further commitment or obligation under this Deed or any Transaction Document (including incur any further liability) unless the Trustee’s liability is limited in a manner which is consistent with this Clause 17 or otherwise in a manner satisfactory to the Trustee in its absolute discretion.

17.6	Indemnity out of Seller Trust Assets

Without limiting any other indemnity to which the Trustee is entitled, and subject to Clause 17.7, the Trustee will be indemnified out of the Seller Trust Assets against any cost, expense, loss or liability properly incurred by the Trustee in connection with it acting as trustee of the Seller Trust.

17.7	Trustee Fraud etc.

The indemnity given in Clause 17.6 will not apply to the extent that the relevant cost, expense, loss or liability arises as a result of the Trustee’s fraud, negligence or wilful default.

17.8	Trustee May Rely

(a)	(Entitled to rely): The Trustee is entitled to conclusively rely on (unless actually aware to the contrary) and is not required to investigate the accuracy of:

(i)	(Contents of Letter of Offer): the contents of the Letter of Offer given to it by the Seller and any representation as to whether a SMART Receivable specified therein meets the Eligibility Criteria;

(ii)	(Settlement Statement): the contents of a Settlement Statement;

(iii)

(Calculations): any calculations made by the Seller, the Servicer or the Manager under this Deed including without limitation, the calculation of amounts to be paid to, or charged against, any Investor or the Seller on specified dates;

(iv)	(Collections): the amount of, or allocation of, Collections; or

(v)

(Certificates): the contents of the letter and certificates provided to the Trustee under Clauses 5.1(g) and 5.2(b) of this Deed and clause 3.25(f) of the Master Sale and Servicing Deed and any certificates given by the Manager or the Servicer pursuant to the Settlement Statement or otherwise pursuant to subsequent amendments to this Deed or the Master Trust Deed.

(b)	(Manager Default etc.): The Trustee is not liable for any Manager Default, Servicer Default or Perfection of Title Event.

17.9	No Duty to Investigate

The Trustee has no duty, and is under no obligation, to investigate whether a Servicer Default or a Perfection of Title Event has occurred other than where it has actual notice, knowledge or awareness that such event has occurred.

17.10	Credit Code compliance

Notwithstanding any other provision in this Deed to the contrary, where the Servicer is required to comply with the Consumer Credit Code or the National Credit Code and the performance of certain obligations by the Trustee under this Deed is a precondition to the Servicer’s ability to so comply then, following notice of the foregoing by the Servicer to the Trustee, the Trustee must perform such action as soon as is reasonably practicable.

18.	NOTICES

18.1	Method of Delivery

Subject to Clauses 18.3 and 18.4, any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed or the Master Trust Deed must:

(a)	(In Writing and signed by an Authorised Officer): except in the case of communications by email, be in writing and signed by an Authorised Officer of the party giving the same; and

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email by an Authorised Officer of the party giving the same in accordance with the addressee’s email details,

in each case, as specified in Clause 18.5 or as otherwise notified in writing by the relevant addressee from time to time to the other parties to this Deed as its address for service pursuant to this Deed and the Master Trust Deed.

18.2	Deemed Receipt

A notice, request, certificate, demand, consent or other communication under this Deed or the Master Trust Deed given in accordance with this Clause 18 is deemed to have been received:

(a)	(Delivery): where delivered in person, upon receipt;

(b)	(Post): where sent by post, on the 3rd (7th if outside Australia) day after posting;

(c)

(Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(d)	(Email): where sent by email, on the date the email is received.

However, if the time of deemed receipt of any notice is not before 5.30 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

18.3	Email

A notice, request, certificate, approval, demand, consent or other communication to be given under this Deed or the Master Trust Deed in accordance with this Clause 18 may only be given by email where the recipient has agreed that that communication or communications of that type, may be given by email.

18.4	Notice to Investors

Any notice required or permitted to be given to an Investor pursuant to this Deed or the Master Trust Deed must be given, and will be deemed to be received:

(a)	(Unitholder and A$ Noteholder): in the case of notices to Unitholders or A$ Noteholders, in accordance with clause 24.4 of the Master Trust Deed; and

(b)

(Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders): in the case of notices to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholder and the Class A-4 Noteholders, in accordance with Condition 11 of the US$ Note Conditions.

18.5	Contact information

The initial address, facsimile number and email address of the parties to this Deed and each other Transaction Document are:

(a)	US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank:

The Bank of New York Mellon

101 Barclay Street, Floor 4 East

New York N.Y. 10286

Attention: Corporate Trust Office, International Corporate Trust Global Americas

Telephone: (212) 815 8164

Fax: (212) 815 5366 / (212) 815 5390

Email: SMARTABS@bnymellon.com

(b)	Issuer:

Perpetual Trustee Company Limited as trustee for the SMART ABS Series 2013-2US Trust

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(c)	Security Trustee:

P.T. Limited

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(d)	MLPL, Servicer and Seller:

Macquarie Leasing Pty Limited

Level 1, 1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Karleen Munns

Telephone: +612 8232 8072

Fax: +612 8232 9929

Email: Karleen.munns@macquarie.com

(e)	MBL:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(f)	Manager:

Macquarie Securities Management Pty Limited

1 Martin Place

Sydney NSW 2000AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(g)	Currency Swap Provider:

Australia and New Zealand Banking Group Limited

ANZ Market Operations

Level 15, 100 Queen Street

Melbourne, Victoria, 3000

AUSTRALIA

Attention: Manager, Derivative Operations

Telephone: +613 8655 3254

Fax: +613 9273 3444

Email: globalconfirmations@anz.com

(h)	Fixed Rate Swap Provider:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

18.6	Clause 24 of the Master Trust Deed

Clause 24 of the Master Trust Deed does not apply in respect of the Series Trust except to the extent that clause 24.4 of the Master Trust Deed is relevant to the operation of Clause 18.4(a).

19.	MISCELLANEOUS

19.1	Amendments

(a)

(Amendment): Subject to Clauses 19.1(b) and 19.1(c), this Deed may be amended only by written agreement between all parties to this Deed, provided that the Manager and the Trustee may only agree to such amendment in accordance with the provisions of clause 25 of the Master Trust Deed.

(b)	(Compliance with the TIA): Any written agreement to amend any provision of this Deed pursuant to Clause 19.1(a) must conform, to the extent applicable, with the requirements of the TIA.

(c)

(Unconditional rights of US$ Noteholders): Notwithstanding any other provisions in this Deed, any US$ Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on each US$ Note held by it on or after the respective due dates thereof expressed in the Transaction Documents or to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such US$ Noteholder, except to the extent that the US$ Note Trust Deed or the Master Security Trust Deed and General Security Deed contain provisions limiting or denying the right of any US$ Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Security created by the Master Security Trust Deed and General Security Deed upon any property subject to such Security.

19.2	Governing Law

This Deed is governed by the laws of the Australian Capital Territory.

19.3	Jurisdiction

(a)

(Submission to jurisdiction): Each of the Trustee, the Manager, the Servicer, the Seller, and each Investor, irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the Australian Capital Territory with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

(b)

(Waiver of inconvenient forum): Each of the Trustee, the Manager, the Servicer, the Seller, and each Investor, irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

19.4	Severability of Provisions

In the event that any provision of this Deed is prohibited or unenforceable in any jurisdiction such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

19.5	Counterparts

This Deed may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

19.6	No Revocation of Power of Attorney

Each attorney, by signing this Deed, declares that he or she has not received any notice of the revocation of the power of attorney under which he or she signs this Deed.

19.7	Code of Banking Practice (2004)

The parties to this Deed agree that the Code of Banking Practice (2004) does not apply to any Transaction Document, or any transaction or service provided by one party to another party under a Transaction Document.

19.8	Contra proferentem

Each provision of this Deed will be interpreted without disadvantage to the party who (or whose representative) drafted that provision.

19.9	Anti-money laundering

Each party (the Information Provider) agrees to provide any information and documents reasonably required by any other party (the Information Recipient) to comply with any applicable anti-money laundering or counter-terrorism financing laws including any applicable laws imposing “know your customer” or other identification checks or procedures that the Information Recipient is required to comply with in respect of this Deed (AML/CTF Laws), but the foregoing obligation applies only to the extent that such information and such documents are in the possession of the Information Provider or may be obtained by it after having undertaken reasonable steps and subject to any confidentiality, privacy or general law obligations owed by the Information Provider to any person in relation to whom the information or documents requested relate (except, in all cases, to the extent that the foregoing may be overridden by the relevant AML/CTF Laws). Each party must comply with any AML/CTF Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent that it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable AML/CTF Laws, it is required to decline to perform those obligations under any such AML/CTF Laws. To the maximum extent permitted by law, each party and the Noteholders and Unitholders releases each other party (a Released Party) from any confidentiality, privacy or general law obligations that a Released Party would otherwise owe to it in respect of this Deed and to the extent to which it is able, any applicable confidentiality and privacy laws, but only to the extent that the existence of these obligations or laws would otherwise prevent a Released Party from providing any information or documents requested in accordance with this Clause 19.9 or any similar clause in any other Transaction Document.

19.10	Australian Financial Services Licence

Perpetual Trustee Company Limited has obtained an Australian Financial Services Licence under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services Licence No. 236643).

SCHEDULE 1

ELIGIBILITY CRITERIA

Eligibility Criteria means, in relation to a SMART Receivable that may be acquired by the Trustee, that the SMART Receivable and the Receivable Agreement in relation to that SMART Receivable provide that the SMART Receivable:

(a)	is denominated and payable in Australian dollars in Australia;

(b)	relates to the financing of an asset which is a new or used car, motor vehicle, truck, bus, trailer, forklift or motorcycle;

(c)	be governed by the laws of the following Australian states or territories:

—	New South Wales;

—	Queensland

—	the Australian Capital Territory;

—	Northern Territory;

—	Victoria;

—	South Australia;

—	Tasmania; or

—	Western Australia;

(d)	requires the Obligor to make payments (including any final balloon payment) which will amortise the outstanding balance of the receivable to zero over the remaining term of the receivable;

(e)	relates to the financing of an asset in relation to which the interest of the Seller in that asset, or a Chattel Mortgage in relation to that asset:

(i)

if the relevant interest or Chattel Mortgage came into existence before 30 January 2012, was registered, if required by law in a particular state or territory to ensure the validity of the Seller’s interest in that asset or Chattel Mortgage, in the relevant register of encumbered vehicles, chattel mortgage register or comparable register; or

(ii)

if the relevant interest or Chattel Mortgage came into existence on or after 30 January 2012, is registered in the PPS Register and, where that asset is of a kind that the PPSA or any regulations made under the PPSA provide must (rather than may) be described by serial number in a registration, it is so described in that registration;

(f)	was approved and originated by the Seller in the ordinary course of its business;

(g)	has a remaining contractual term that does not exceed 60 months;

(h)	does not have Arrears Days greater than 30 and it is not otherwise in default;

(i)

relates to the financing of an asset in relation to which the sale of an equitable interest in, or the sale of an equitable interest in any other security in relation to that SMART Receivable, does not contravene any law;

(j)	together with any Mortgage or other security in relation to that SMART Receivable, has been or will be stamped with all applicable duty;

(k)	be subject to the terms and conditions of a standard term agreement, which provides that:

(i)	interest or finance charges on that SMART Receivable is or are payable monthly or according to an agreed schedule; and

(ii)

at the contractual end date (and upon early termination upon the exercise of any option to terminate early by the relevant Obligor or for any other reason), the Seller has the right to recover an amount which is at least equal to the outstanding principal balance of the SMART Receivable, as stated in the books of the Seller (including any residual value or other agreed balloon payment or, if the Receivable Agreement permits the Obligor to return the vehicle being financed by that SMART Receivable, any excess of the residual value over the proceeds of disposition); and

(iii)	additional rental or interest payments by the Obligor are due if that SMART Receivable is not discharged or paid in full by its contractual end date,

a copy of which has been given to and approved by the Manager;

(l)	is not governed or regulated by the National Credit Code or the Consumer Credit Code;

(m)

does not incorporate a balloon payment that is greater than 55% of the total of all payments under that SMART Receivable, unless the initial term of that SMART Receivable is less than or equal to 12 months, in which case the balloon payment in relation to that SMART Receivable (if any) must not exceed 70% of the total of all payments under that SMART Receivable;

(n)	has had at least one payment made by the Obligor in respect of it;

(o)	bears a fixed interest rate (or, in the case of a SMART Receivable which is a Hire Purchase Contract or a Lease Contract, fixed rental payments) for its remaining term;

(p)	has an Obligor which is a resident of Australia;

(q)	obliges that payments continue to be made even if there is a defect in the asset being financed by that SMART Receivable or the asset breaks down or is damaged;

(r)	requires the Obligor to keep the asset being financed by that SMART Receivable in good repair and order at its own expense; and

(s)

requires the relevant Obligor to keep the asset being financed by that SMART Receivable insured for its full insurable value at its own expense (or, in certain cases, for such other amount as the Seller requires) against fire, accident and theft and for all other risks as the Seller requires.

SCHEDULE 2

FORM OF NOTE CERTIFICATE FOR CLASS B NOTES, CLASS C NOTES, CLASS D NOTES,

CLASS E NOTES AND SELLER NOTES

CLASS [B/C/D/E/SELLER] NOTES

SMART ABS SERIES 2013-2US TRUST

CERTIFICATE NUMBER/S [            ]

Perpetual Trustee Company Limited

ABN 42 000 001 007

(the Trustee)

Macquarie Securities Management Pty Limited

ABN 26 003 435 443

(the Manager)

THIS IS TO CERTIFY THAT:

NOTEHOLDER:	[ ]
ABN [ ]
(the Class [B/C/D/E/Seller] Noteholder)

ADDRESS:	[ ]

appears in the Register as the holder of the Notes specified below (the Class [B/C/D/E/Seller] Notes) issued by the Trustee as trustee of the SMART ABS Series 2013-2US Trust (the Series Trust) as constituted by a Master Trust Deed as amended from time to time (the Master Trust Deed) dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384 and a Series Supplement (the Series Supplement) dated [            ] 2013 between Macquarie Leasing Pty Limited ABN 38 002 674 982 (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542 (the Bank), the Manager and the Trustee.

Unless expressly defined in this Note Certificate or a contrary intention appears, words and expressions used in this Note Certificate have the same meaning as in the Series Supplement.

The Class [B/C/D/E/Seller] Noteholder was entered on the Register as holder of the Class [B/C/D/E/Seller] Notes described below at [            ] on [            ].

Date of Issue:

Numbers of Class [B/C/D/E/Seller] Notes:                 [            ] to [            ], inclusive

Maturity Date of each Class [B/C/D/E/Seller] Note:

Invested Amount of each Class [B/C/D/E/Seller] Note:

A$ Note Interest Rate of each Class [B/C/D/E/Seller] Note:

Interest Payment Dates of each Class [B/C/D/E/Seller] Note:

[A tax file number has/has not been obtained from the person named above.]

[This Note is a global note.] [Include if the Note is held by a clearing house.]

The Class [B/C/D/E/Seller] Notes are issued and held subject to the provisions of the Master Trust Deed, the Series Supplement, a Master Security Trust Deed, as amended from time to time (the Master Security Trust Deed) dated 27 February 2007 between the Manager, the Trustee and P.T. Limited ABN 67 004 454 666 (Security Trustee) and a General Security Deed dated [●] 2013 between the Trustee, the Manager, the US$ Note Trustee and the Security Trustee (General Security Deed). A copy of the Register, the Master Security Trust Deed, the Master Trust Deed, the General Security Deed and the Series Supplement are available for inspection by Noteholders at the offices of the Trustee at Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase any Class [B/C/D/E/Seller] Notes from Class [B/C/D/E/Seller] Noteholders.

This Note Certificate is not a certificate of title and the Register on which these Class [B/C/D/E/Seller] Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class [B/C/D/E/Seller] Notes.

The Trustee issues the Notes in its role as trustee of the Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series Supplement or any other Transaction Document (including the Class [B/C/D/E/Seller] Notes) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

Transfers of the Notes must be pursuant to a Note Transfer as set out in Schedule 3 to the Series Supplement. Copies of Note Transfers are available from the Trustee at the abovementioned address. Executed Note Transfers must be lodged with the Trustee accompanied by this Note Certificate.

None of the Manager, the Seller, the Servicer, the Bank, Macquarie Group Limited ABN 94 122 169 279 (the Group), any other member of the Group or the Trustee guarantees the payment or repayment of any Noteholder Entitlements in respect of the Class [B/C/D/E/Seller] Notes.

The Notes do not represent deposits or other liabilities of the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group. The holding of Class [B/C/D/E/Seller] Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group stand in any way behind the capital value and/or performance of the Class [B/C/D/E/Seller] Notes or the Assets held by the Series Trust.

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED
as trustee of the Series Trust

.....................................................................................
Authorised Officer

SCHEDULE 3

FORM OF NOTE TRANSFER

TO:	Perpetual Trustee Company Limited	Registry Use	Date Lodged
	ABN 42 000 001 007	Only	/ /
(the Trustee)

TRANSFEROR (the Transferor)

(Full Name, ABN (if applicable) and Address)

(Please Print)

HEREBY APPLIES TO ASSIGN TO

TRANSFEREE (the Transferee)

(Full Name, ABN (if applicable) and Address)

(Please Print)

the following notes (the Notes) issued by the Trustee as trustee of the SMART ABS Series 2013-2US Trust (the Series Trust):

Date of Issue:

Numbers of Notes:         [            ] to [            ], inclusive

Class of each Note:

[Sub-Class of each Note:]

Invested Amount of each Note:

Distribution Dates of each Note:

Maturity Date of each Note:     /     /

and all the Transferor’s property and interest in the same and to the interest accrued thereon.

Settlement Amount

$

The Transferee acknowledges that:

(a)	the Notes do not represent deposits or other liabilities of the Manager, the Seller, the Servicer, the Bank, Macquarie Group Limited ABN 94 122 169 279 (the Group) or any other member of the Group;

(b)	the holding of the Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested; and

(c)

none of the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group stand in any way behind the capital value and/or performance of the Notes or the Assets held by the Series Trust.

TRANSFEROR
(See notes below)	Authorised Signatory

Witness		Date / /

TRANSFEREE
(See notes below)	Authorised Signatory

Witness		Date / /

PAYMENTS
(tick where appropriate)

☐ In accordance with existing instructions (existing holders only)

☐ By cheque posted to above address

☐ By crediting the following account in Australia and in the name of the Trustee only

Name of Account	Account No.

Name of Financial Institution	Branch
☐ Bank ............................................
☐ Building Society ........................

Tax File Number (if applicable):

Authorised signature of Transferee	Date: / /

NOTES:

—

The Transferor and the Transferee acknowledge that the transfer of the Notes specified in this Note Transfer only takes effect on the entry of the Transferee’s name in the Register as the registered owner of the Notes.

—

The Transferee agrees to accept the Notes subject to the provisions of a Master Trust Deed as amended from time to time (the Master Trust Deed) dated 11 March 2002 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 (the Manager) and Permanent Custodians Limited ACN 001 426 384, a Series Supplement (the Series Supplement) dated [●] 2013, between Macquarie Leasing Pty Limited ABN 38 002 674 982 (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542 (the Bank), the Manager and the Trustee establishing the Series Trust, a Master Security Trust Deed as amended from time to time (the Master Security Trust Deed) dated 27 February 2007 between the Trustee as trustee of the Series Trust, the Manager and P.T. Limited ABN 67 004 454 666 (Security Trustee) and a General Security Deed dated [●] 2013 between the Trustee, the Manager, the US$ Note Trustee and the Security Trustee (General Security Deed).

—	Unless expressly defined in this Note Transfer or a contrary intention appears, words and expressions used in this Note Transfer have the same meaning as in the Series Supplement.

—

The Transferee acknowledges that it has independently and without reliance on the Trustee, the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group (including without reliance on any materials prepared or distributed by any of the foregoing) made its own assessment and investigations regarding its investment in the Notes.

—

The Trustee issues the Notes in its role as trustee of the Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series Supplement or any other Transaction Document (including the Notes) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

—	Where the Transferor and/or the Transferee is a trustee, this Note Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

—	Where this Transfer is executed by a corporation, it must be executed either under common seal or under a power of attorney.

—

If this Note Transfer is signed under a power of attorney, the attorney hereby certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Note Transfer.

—	This Note Transfer must be lodged with the Trustee for registration, accompanied by the Note Certificate to which the Notes relate.

—

The Register will be closed from 4.30 p.m. on the Business Day which is prior to, and will be re-opened at the commencement of business on the Business Day immediately after, each Determination Date. The Trustee may with prior notice given in the manner specified in the Master Trust Deed, close the Register at other times. The total period that the Register may be closed will not exceed 35 Business Days (or such other period agreed to by the Manager) in aggregate in any calendar year. No Note Transfer received after 4.30 p.m. on the day of closure of the Register or while the Register is closed, will be registered until the Register is re-opened.

—	If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee.

—	A Noteholder is only entitled to transfer a Note if the offer of that Note for sale, or the invitation to purchase that Note to the proposed transferee by that Noteholder:

(a)	is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act; and

(b)	complies with any applicable laws in all jurisdictions in which the offer or invitation is made.

The Trustee hereby certifies that the Transferor is noted in the Register as the holder of the Notes specified in this Note Transfer and that it will register a transfer of such Notes pursuant to this Note Transfer.

Dated:

For and on behalf of
PERPETUAL TRUSTEE COMPANY LIMITED as trustee of the Series Trust

.................................................
Authorised Officer

SCHEDULE 4

POOL PERFORMANCE DATA

The Pool Performance Data, in relation to any Distribution Date, consists of the following items of data and information in relation to that Distribution Date:

(a)

performance data relating to the SMART Receivables forming part of the assets of the Series Trust determined as at that Determination Date (including the number and amount of SMART Receivables in the pool at the beginning and ending of the preceding Monthly Period and the updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment information in respect of the SMART Receivables pool for the preceding Monthly Period);

(b)	delinquency and loss information relating to the SMART Receivables for the preceding Monthly Period;

(c)	the amount of Collections on the SMART Receivables for the preceding Monthly Period, allocated by Income Collections and Principal Collections;

(d)	the amount of Available Income, including the Liquidity Reserve Draw, if any, the Principal Draw, if any, and the Liquidity Reserve Balance Excess, if any;

(e)	the amount of Available Income allocated towards Total Principal Collections on that Distribution Date;

(f)	the fees and expenses payable to the Servicer, the Manager, the US$ Note Trustee, the Paying Agents, the Trustee and the Custodian;

(g)	the amount of the Currency Swap payments and the Currency Swap termination payments, if any, due to the Currency Swap Provider under any Currency Swap Agreement;

(h)	the amount of the Fixed Rate Swap payments and the Fixed Rate Swap termination payments, if any, due to the Fixed Rate Swap Provider under any Fixed Rate Swap Agreement;

(i)

the interest rates on the Notes and the amount of interest payable and paid on each Class and Sub-Class of Notes, expressed as an aggregate amount and per $1,000 of principal amount, and any interest shortfalls from any prior Monthly Period that remain unpaid;

(j)

the principal amount of each Class and Sub-Class of Notes at the beginning of the period and the end of the period and the Note Factors needed to compute the principal amount of each Class and Sub-Class of Notes, in each case giving effect to all payments to be made on the Distribution Date;

(k)	whether the Pro Rata Paydown Test will be satisfied on the Distribution Date;

(l)	the amount of principal payment, if any, on each class and sub-class of Notes, in each case expressed as an aggregate amount and per $1,000 of principal amount;

(m)	the Liquidity Reserve Balance and the amount of any Liquidity Reserve Draws from or repayments of prior Liquidity Reserve Draws to the Liquidity Reserve Balance to be made on the Distribution Date;

(n)	any material breaches of representations, warranties or covenants with respect to any SMART Receivable;

(o)

information required by Rule 15Ga–1(a) of the Exchange Act concerning SMART Receivables under the SMART securitisation programme that were the subject of a demand to repurchase or replace for a breach of representations and warranties and a reference to the most recent Form ABS–15G filed by the securitiser (as that term is defined in Section 15G(a) of the Exchange Act) and the CIK number of the securitiser;

(p)	any material change in practices with respect to charge-offs, collection and management of delinquent SMART Receivables;

(q)	the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience; and

(r)	any material modifications, extensions or waivers to SMART Receivable terms, fees, penalties or payments during the preceding Monthly Period.

SCHEDULE 5

FORM OF NOTEHOLDER REPORT

SMART 2013-2US Trust

Noteholder Report

Collection Period	[ ]
FX Rate	[ ]
1 Month LIBOR	[ ]
1 Month BBSW	[ ]
Distribution Date	[ ]/[ ]/[ ]
Transaction Month	[ ]
30/360 Days	[ ]
Actual/360 Days	[ ]

I.	ORIGINAL DEAL PARAMETERS

Cut off Date:	[ ]
Closing Date:	[ ]

		USD	AUD	Units	WAC
Original Pool Balance:			$-

			Dollar Amount	% of Pool	Note Rate	Final Payment Date

Class A-1 Notes	Fixed	$-	$-	[ ]%	[ ]%	[ ]

Class A-2a Notes	Fixed	$-	$-	[ ]%	[ ]%	[ ]

Class A-2b Notes	Floating	$-	$-	[ ]%	[ ]%	[ ]

Class A-3a Notes	Fixed	$-	$-	[ ]%	[ ]%	[ ]

Class A-3b Notes	Floating	$-	$-	[ ]%	[ ]%	[ ]

Class A-4a Notes	Fixed	$-	$-	[ ]%	[ ]%	[ ]

Class A-4b Notes	Floating	$-	$-	[ ]%	[ ]%	[ ]

Class B Notes		$-	$-	[ ]%	[ ]%	[ ]

Class C Notes		$-	$-	[ ]%	[ ]%	[ ]

Class D Notes		$-	$-	[ ]%	[ ]%	[ ]

Class E Notes		$-	$-	[ ]%	[ ]%	[ ]

Seller Notes		$-	$-	[ ]%	[ ]%	[ ]

Total Securities		$-	$-	100.000%

Please note: The Note Rate as at current distribution date.

II.	NOTE BALANCE AND PORTFOLIO INFORMATION

	Beginning of Period			Ending of Period		Change
	USD	AUD	Note Factor	AUD Balance	Note Factor	AUD

Class A-1 Notes	$-	$-	1.0000000	$-	[ ]	$-

Class A-2a Notes	$-	$-	1.0000000	$-	[ ]	$-

Class A-2b Notes	$-	$-	1.0000000	$-	[ ]	$-

Class A-3a Notes	$-	$-	1.0000000	$-	[ ]	$-

Class A-3b Notes	$-	$-	1.0000000	$-	[ ]	$-

Class A-4a Notes	$-	$-	1.0000000	$-	[ ]	$-

	Beginning of Period				Ending of Period			Change
	USD	AUD		Note Factor	AUD Balance		Note Factor	AUD

Class A-4b Notes	$-	$-		1.0000000	$-		[ ]	$-

Class B Notes	$-	$-		1.0000000	$-		[ ]	$-

Class C Notes	$-	$-		1.0000000	$-		[ ]	$-

Class D Notes	$-	$-		1.0000000	$-		[ ]	$-

Class E Notes	$-	$-		1.0000000	$-		[ ]	$-

Seller Notes	$-	$-		1.0000000	$-		[ ]	$-

Total Securities	$-	$-			$-

Weighted Avg. Coupon (WAC)		[	]		[	]

Weighted Avg. Term Remaining Maturity (WARM)		[	]		[	]

Pool Receivables Balance		$-			$-

Remaining Number of Receivables		[	]		[	]

Pool Factors		[	]		[	]

III. COLLECTIONS	AUD

Principal:

Principal Collections	$-

Less Principal Draws	$-

Net Principal Collections	$-

Return of overfunding in first period	$-

Liquidity Reserve Balance Excess	$-

Adjusted Principal Collections	$-

Available Income Applied Towards Total Principal Collections:

Reimbursement of Principal Draws

Reimbursement of Defaulted Amounts	$-

Reimbursement of Charge-Offs	$-

Reimbursement of Seller Charge-Offs	$-

Total Principal Collections	$-

Interest:

Lesser of Finance Charges and Collections	$-

Investment Income

Interest Rate Swap Collections	$-

Currency Swap Collections	$-

Interest Income	$-

GST Income Tax Credits Received	$-

Other Amounts Received	$-

Interest earned on liquidity reserve	$-

Final Release of Liquidity Reserve Balance	$-

Total Income Collections	$-

Total Collections	$-

IV. DISTRIBUTIONS

APPLICATION OF AVAILABLE INCOME	AUD

Total Income Collections	$-
Liquidity Reserve Balance Excess	$-
Principal Draw	$-
Liquidity Reserve Account Draw	$-

Total Available Income for Distribution	$-

1. $1 to Income Unitholder	$-

2. Series Trust Expenses
Servicer Fee @[0.22]%:
Servicer Fee Due	$-
Trustee Fee Due	$-
US$ Trustee, Principal paying agent, Registrar and Agent Bank Fee Due	$-
Manager Fee @[0.02]%
Manager Fee Due	$-
Custodian Fee @[0.01]%
Custodian Fee Due	$-
Collections Bank Account Charges	$-
Additional Series Trust Expenses	$-
$-

3. Senior Hedge Payments to Counterparties:
Net Currency Swap Payment	$-
Net Interest Rate Swap Payment	$-
Net Currency Swap Termination Payment	$-
Net Interest Rate Swap Termination Payment
Total Senior Hedge Payments to Counterparties	$-

4. Class A Noteholders Interest:	Amount Due in USD	Amount Paid in USD	Amount Due Per $1000 of Principal Amount (USD)	Amount Paid Per $1000 of Principal Amount (USD)	Shortfall from Prior month

Class A-1 Notes						$-
Class A-2a Notes						$-
Class A-2b Notes						$-
Class A-3a Notes						$-
Class A-3b Notes						$-
Class A-4a Notes						$-
Class A-4b Notes						$-

Total Class A interest:						$-

5. Reimbursement of Liquidity Reserve Draws						$-

Amount Due in AUD	Amount Due Per $1000 of Principal Amount (AUD)	Amount Paid Per $1000 of Principal Amount (AUD)	Shortfall from Prior month
6. Class B Notes				$ -
Class C Notes				$ -
Class D Notes				$ -
Class E Notes				$ -
Seller Notes				$ -

Total interest:				$ -

7. Reimbursement of Principal Draws*				$ -

8. Defaulted Amounts*				$ -

9. Reimbursement of charge-offs (excl. Seller charge offs)*				$ -

10. Subordinated Hedge Payments to Counterparties:
Net Currency Swap Payment
Net Interest Rate Swap Payment
Net Currency Swap Termination Payment
Net Interest Rate Swap Termination Payment
Total Subordinated Hedge Payments to Counterparties

11. Accrued Interest Adjustment				$ -

12. Seller Notes coupon				$ -

13. Reimbursement of Seller charge offs*				$ -

14. Reimbursement of Redirected Liquidity Reserve Excess Balance (payable to Macquarie Bank)				$ -

15. Excess Income to Unitholder				$ -

* to be allocated to Total Principal Collections

AUD
APPLICATION OF PRINCIPAL COLLECTIONS					$ -

Subordination Percentage
Sequential Paydown Test Satisfied?					[Y]/[N]
Pro-rata Paydown Test Satisfied?					[Y]/[N]

1. Principal Distribution Amount:					$ -

	USD Amount	Per $1000 of Principal Amount	AUD Amount	Per $1000 of Principal Amount
Class A-1 Notes	$ -		$ -
Class A-2a Notes	$ -		$ -

Class A-2b Notes	$-	$-
Class A-3a Notes	$-	$-
Class A-3b Notes	$-	$-
Class A-4a Notes	$-	$-
Class A-4b Notes	$-	$-
Class A Notes Total:	$-	$-

Class B Notes		$-
Class C Notes		$-
Class D Notes		$-
Class E Notes		$-
Seller Notes		$-

Total Noteholders Principal		$-

2. Excess Capital to Unitholders			$ -

PRINCIPAL DRAWS

Beginning Unreimbursed Principal Draws		$-
Principal Draw		$-
Reimbursement of Principal Draw		$-
Ending Unreimbursed Principal Draw		$-

V. LIQUIDITY RESERVE ACCOUNT	AUD

Liquidity Reserve Percentage of Initial Adjusted Pool Balance	[1.00%]
Beginning Period Required Amount	$ -

Beginning Period Amount	$ -
Current Period Release to Collection Account	$ -
Current Period Release to Depositor	$ -

Current Period Deposit	$ -

Liquidity Reserve Excess Balance	$ (0.00)
Required Liquidity Reserve Balance	$ -
Ending Period Amount	$ -

Beginning Unreimbursed Liquidity Reserve Draw	$ -
Ending Unreimbursed Liquidity Reserve Draw	$ -

Beginning Liquidity Reserve Excess Balance	$ -
1. Redirected Liquidity Reserve Release for Principal Draws	$ -
2. Redirected Liquidity Reserve Release for Defaulted Amounts
3. Redirected Liquidity Reserve Release for Charge-Offs (Other Than Seller Charge-Offs)	$ -
4. Redirected Liquidity Reserve Release for Seller Charge-Offs
5. Reimbursement of Redirected Liquidity Reserve Excess Release (payable to Macquarie Bank)	$ -

Ending Liquidity Reserve Excess Balance	$ -

VI. DELINQUENCY AND NET LOSS ACTIVITY				AUD

	Units Percent	Units	Dollars Percent	Dollar Amount
31 - 60 Days	[ ]%	[ ]	[ ]%	$-
61 + Days	[ ]%	[ ]	[ ]%	$-
Total	[ ]%	[ ]	[ ]%	$-
Delinquent Receivables 61 + days past due				$-
Delinquency ratio for Current Collection Period				[ ]%
Delinquency Ratio 61+ for 1st Preceding Collection Period				[ ]%
Delinquency Ratio 61+ for 2nd Preceding Collection Period				[ ]%
Three-Month Average Delinquency Ratio				[ ]%

Charge-Offs
Beginning unreimbursed Charge-offs				$-
Gross Principal of Charge-Off for Current Period				$-
Reimbursement of Charge-Offs for Current Period				$-
Net Charge-offs for Current Period				$-
Ending Unreimbursed Charge-Offs				$-

Beginning Pool Balance for Current Period				$-

Net Loss Ratio				[ ]%
Net Loss Ratio for 1st Preceding Collection Period				[ ]%
Net Loss Ratio for 2nd Preceding Collection Period				[ ]%
Three-Month Average Net Loss Ratio				[ ]%

Cumulative Net Losses for All Periods				$-
Cumulative Net Losses as a % of Initial Pool Balance				[ ]%

VII. REPURCHASE DEMAND ACTIVITY (RULE 15Ga-1)

[No Activity to Report]

Most Recent Form ABS15-G

Filed by: [Macquarie Securities Management Pty Limited]

[CIK:    ]

Date: [    ]

VIII. STATEMENTS TO NOTEHOLDERS

1.

Has there been any material change in practices with respect to charge-offs, collection and management of delinquent SMART Receivables and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience?

[No]

2.	Have there been any material modifications, extensions or waivers to SMART Receivables terms, fees, penalties or payments during the preceding Monthly Period?	[No]

3.	Have there been any material breaches of representations, warranties or covenants with respect to any SMART Receivable?	[No]

Signature:

Name:

Title:

Date:

SCHEDULE 6

FORM OF ANNUAL CERTIFICATION

I, [identify the certifying individual], a [●] of Macquarie Leasing Pty Limited ABN 38 002 674 982, certify that:

1.

I have reviewed this report on Form 10–K and all reports on Form 10–D required to be filed in respect of the period covered by this report on Form 10–K of [identify the issuing entity] (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10–D for the period covered by this report is included in the Exchange Act periodic reports;

4.

I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a–18 and 15d–18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10–K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:

[Signature]

[Title]

SCHEDULE 7

FORM OF ASSESSMENT OF COMPLIANCE REPORT

1.

[Servicer] (the “Asserting Party”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending March 31, 20[—] (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as [servicer] that are backed by the same asset type backing the class of asset-backed securities of the SMART ABS Series 2013-2 US Trust, that were completed on or after January 1, 2006 and that were registered with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the “Platform”).

2.

[The Asserting Party has engaged vendors that are not servicers as defined in Item 1101(j) of Regulation AB to perform specific, limited or scripted activities with respect to the servicing criteria applicable to such vendors’ activities as set forth in Appendix A hereto. The Asserting Party has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each vendor. The Asserting Party has policies and procedures in place to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria or portion of the servicing criteria applicable to each vendor.]

3.

Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform.

5.	The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of March 31, 20[—] and for the Reporting Period with respect to the Platform taken as a whole.

6.

[The Asserting Party has not identified and is not aware of any material instance of noncompliance by the vendors with the applicable servicing criteria as of March 31, 20[—] and for the Reporting Period with respect to the Platform taken as a whole.]

7.

[The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the vendors with the applicable servicing criteria as of March 31, 20[—] and for the Reporting Period with respect to the Platform taken as a whole.]

8.	[—], a registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date]

[Servicer]

By:

Name:

Title:

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA

Reference	Criteria

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA

Reference	Criteria

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA

Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

SCHEDULE 8

SERVICER’S CERTIFICATE OF COMPLIANCE

Re:	Assessment of compliance for services provided pursuant to [identify applicable agreements] (collectively, the “Agreements”).

The undersigned hereby certifies that:

1.	I, [insert name], am a [insert title] of [insert Company name] (the “Company”).

2.	A review of the Company’s activities during the period from [insert dates] (the “Reporting Period”), and of its performance under each of the Agreements has been made under my supervision.

3.	To the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under each of the Agreements in all material respects throughout the Reporting Period.

[Name of Company]

Date: [●]

By:
Name:
Title:

SIGNATORIES

EXECUTED as a DEED.

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982 by Sarah Lim

and Jennifer Chamberlain

its Attorneys under a Power of Attorney

dated 3 May 2013

and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Jennifer Chamberlain Signature of Attorney

/s/ Carolina Benitez Ansart Signature of Witness	/s/ Sarah Lim Signature of Attorney

Carolina Benitez Ansart
Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE BANK LIMITED ABN 46 008 583 542 by

and

its Attorneys under a Power of Attorney

dated

and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Amber Riley Division Director Signature of Attorney

/s/ Matthew Palmer	/s/ Kevin Lee Division Director

Signature of Witness	Signature of Attorney

Matthew Palmer Senior Lawyer Legal Risk Management	(Signed in Sydney, POA Ref# 938 dated 22nd November 2012)

Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443

by

and

its Attorneys under a Power of Attorney

dated 22 April 2013

and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Amber Riley Division Director Signature of Attorney

/s/ Matthew Palmer	/s/ Kevin Lee Division Director

Signature of Witness	Signature of Attorney

Matthew Palmer Senior Lawyer Legal Risk Management

Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007

by Nora McDonnell, Manager

and

its Attorneys under a Power of Attorney

dated

and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Nora McDonnell Manager Signature of Attorney

/s/ Lynsey Torrington	/s/ Manish Saraf Manager

Signature of Witness	Signature of Attorney

Lynsey Torrington Senior Transaction Manager

Name of Witness in full